                                                                   EXHIBIT 10.25

                          FOR REFERENCE PURPOSES ONLY

[Composite Copy reflecting the First Amendment, dated as of October 21, 1994, the Waiver, dated as of September 29, 1994, the Second Consent, Waiver and Agreement, dated as of December 9, 1994, the Third Amendment, dated as of February 3, 1995, the Consent and Waiver, dated as of February 21, 1995, the Fourth Amendment, dated as of March 6, 1995, the Waiver, dated as of March 31, 1995, the Fifth Amendment and Consent, dated as of April 18, 1995, the Sixth Amendment and Consent, dated as of April 21, 1995, the Seventh Amendment and Consent, dated as of April 24, 1995, the Eighth Amendment, dated as of August 17, 1995, the Ninth Amendment and Consent, dated as of November 22, 1995, the Tenth Amendment, Consent and Agreement, dated as of March 28, 1996, and the Eleventh Amendment, Consent, Waiver and Agreement, dated as of May 17, 1996]

================================================================================


                                     EXIDE


                               CREDIT AGREEMENT


                                     among

                              EXIDE CORPORATION,

                                VARIOUS BANKS,

                                      and

                            BANKERS TRUST COMPANY,

                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION

                                      and

                               BANK OF MONTREAL,

                                   as AGENTS

                                      and

                            BANKERS TRUST COMPANY,

                            as ADMINISTRATIVE AGENT

                       _________________________________

                          Dated as of August 30, 1994

                       _________________________________


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
SECTION 1.  Amount and Terms of Credit..................................   1
     1.01  The Commitments..............................................   1
     1.02  Minimum Amount of Each Borrowing.............................   5
     1.03  Notice of Borrowing..........................................   5
     1.04  Disbursement of Funds........................................   6
     1.05  Notes........................................................   7
     1.06  Conversions..................................................   9
     1.07  Pro Rata Borrowings..........................................   9
     1.08  Interest.....................................................  10
     1.09  Interest Periods.............................................  10
     1.10  Increased Costs, Illegality, etc.............................  12
     1.11  Compensation.................................................  14
     1.12  Change of Lending Office.....................................  14
     1.13  Replacement of Banks.........................................  14

SECTION 2.  Letters of Credit; Bank Guarantees..........................  16
     2.01  Letters of Credit; Bank Guarantees...........................  16
     2.02  Minimum Stated Amount........................................  21
     2.03  Letter of Credit Requests....................................  21
     2.04  Letter of Credit Participations..............................  22
     2.05  Agreement to Repay Letter of Credit Drawings.................  26
     2.06  Increased Costs..............................................  27

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.......  28
     3.01  Fees.........................................................  28
     3.02  Voluntary Termination of Unutilized Commitments..............  29
     3.03  Mandatory Reduction of Commitments...........................  30

SECTION 4.  Prepayments; Payments; Taxes................................  34
     4.01  Voluntary Prepayments........................................  34
     4.02  Mandatory Repayments; Cash Collateralizations and Commitment
               Reductions...............................................  36
     4.03  Method and Place of Payment..................................  48
     4.04  Net Payments.................................................  48

                                      (i)

                                                                        Page
                                                                        ----
SECTION 5.  Conditions Precedent to Initial Credit Events...............  50
     5.01  Execution of Agreement; Notes................................  50
     5.02  Officer's Certificate........................................  51
     5.03  Opinions of Counsel..........................................  51
     5.04  Corporate Documents; Proceedings; etc........................  51
     5.05  Employee Benefit Plans; Shareholders' Agreements; Management
             Agreements; Collective Bargaining Agreements; Debt
             Agreements; Tax Sharing Agreements.........................  52
     5.06  Adverse Change, etc..........................................  53
     5.07  Litigation...................................................  53
     5.08  Acquisition Documents and Initial Tender Offer Documents.....  53
     5.09  Existing Indebtedness........................................  54
     5.10  Repayment and Termination of the Existing Chemical Credit
             Agreement..................................................  54
     5.11  Guaranty.....................................................  55
     5.12  Pledge Agreements............................................  56
     5.13  Security Agreement...........................................  56
     5.14  Mortgages; Title Insurance; Surveys; etc.....................  56
     5.15  Projections; Pro Forma Financial Statements; Accountants'
             Certificates...............................................  57
     5.16  Solvency Certificate; Environmental Analyses; Insurance
             Analyses...................................................  58
     5.17  Consent Letter...............................................  59
     5.18  Anti-Takeover Laws...........................................  59
     5.19  Fees, etc....................................................  59
     5.20  Notices to Holders of Certain Indebtedness...................  59
     5.21  Subrogation Rights Agreement.................................  60
     5.22  Amendment to Purchase Agreement..............................  60

SECTION 6.  Conditions Precedent to Issuance of Secondary Tender Offer
     Credit Support.....................................................  60
     6.01  Secondary Tender Offer Filing Date...........................  60
     6.02  Secondary Tender Offer Maximum Offered Consideration.........  60
     6.03  Liquidity....................................................  60
     6.04  Treasury Stock Repurchase....................................  61
     6.05  Secondary Tender Offer Documents.............................  61
     6.06  Further Assurances...........................................  61
     6.07  Governmental Approvals.......................................  61
     6.08  Litigation...................................................  62
     6.09  Anti-Takeover Laws...........................................  62

                                     (ii)

                                                                        Page
                                                                        ----
SECTION 6A. Conditions Precedent To CEAc Acquisition Date...............  62
     6A.01. Execution of Third, Fourth and Fifth Amendments.............  62
     6A.02. Officer's Certificate.......................................  62
     6A.03. Opinions of Counsel.........................................  62
     6A.04. Corporate Documents; Proceedings; etc.......................  63
     6A.05  Due Diligence Reports.......................................  63
     6A.06  Adverse Change, etc.........................................  63
     6A.07  Litigation..................................................  64
     6A.08  Acquisition Documents.......................................  64
     6A.09  CEAc Indebtedness...........................................  65
     6A.10  Proceeds from the Subject Shares Issuance...................  66
     6A.11  2005 Senior Unsecured Note Issuance; Escrow Release.........  66
     6A.12  Security Documents..........................................  67
     6A.13  Financial Statements; Projections; Pro Forma Financial
              Statements; Accountants' Certificates.....................  68
     6A.14  Solvency Certificate; Environmental Analyses; Insurance
              Analyses..................................................  69
     6A.15  Divestitures and/or Limitations; Competition Authority
              Approvals.................................................  69
     6A.16  Anti-Takeover Laws..........................................  72
     6A.17  Fees, etc. .................................................  72
     6A.18  Notices to Holders of Certain Indebtedness..................  72
     6A.19  Schedules...................................................  73
     6A.20  CEAc Acquisition Amount; CEAc Refinancing Amount............  73

SECTION 7.  Conditions Precedent to All Credit Events...................  73
     7.01  No Default; Representations and Warranties...................  73
     7.02  Notice of Borrowing; Letter of Credit Request; Etc...........  73
     7.03  Compliance with Indentures...................................  74

SECTION 8.  Representations, Warranties and Agreements..................  74
     8.01  Corporate Status.............................................  75
     8.02  Corporate Power and Authority................................  75
     8.03  No Violation.................................................  75
     8.04  Governmental Approvals.......................................  76
     8.05  Financial Statements; Financial Condition; Undisclosed
             Liabilities; Projections; etc..............................  76
     8.06  Litigation...................................................  78
     8.07  True and Complete Disclosure.................................  78
     8.08  Use of Proceeds; Margin Regulations..........................  79
     8.09  Tax Returns and Payments.....................................  79
     8.10  Compliance with ERISA........................................  80
     8.11  The Security Documents.......................................  81

                                     (iii)

                                                                        Page
                                                                        ----
     8.12  Representations and Warranties in Documents..................  82
     8.13  Properties...................................................  82
     8.14  Capitalization...............................................  82
     8.15  Subsidiaries.................................................  83
     8.16  Compliance with Statutes, etc................................  83
     8.17  Investment Company Act.......................................  83
     8.18  Public Utility Holding Company Act...........................  84
     8.19  Environmental Matters........................................  84
     8.20  Labor Relations..............................................  85
     8.21  Patents, Licenses, Franchises and Formulas...................  86
     8.22  Indebtedness.................................................  86
     8.23  Tender Offers................................................  86
     8.24  Treatment of Credit Agreement under Indentures...............  87
     8.25  Restrictions on Subsidiaries.................................  87
     8.26  CEAc Acquisition.............................................  87

SECTION 9.  Affirmative Covenants.......................................  88
     9.01  Information Covenants........................................  88
     9.02  Books, Records and Inspections...............................  93
     9.03  Maintenance of Property; Insurance...........................  94
     9.04  Corporate Franchises.........................................  94
     9.05  Compliance with Statutes, etc................................  94
     9.06  Compliance with Environmental Laws...........................  95
     9.07  ERISA........................................................  96
     9.08  End of Fiscal Years; Fiscal Quarters.........................  96
     9.09  Performance of Obligations...................................  96
     9.10  Payment of Taxes.............................................  97
     9.11  Additional Security; Further Assurances; Surveys; etc .......  97
     9.12  Foreign Subsidiaries Security................................  99
     9.13  UCC Searches................................................. 100
     9.14  Currency Hedging Agreements; Interest Rate Protection........ 100
     9.15  Permitted Acquisitions....................................... 100
     9.16  Tender Offers................................................ 104
     9.17  Treasury Stock Repurchase.................................... 104
     9.18  Termination of Tender Offers................................. 104
     9.19  Ownership of Subsidiaries.................................... 105
     9.20  New Domestic Wholly-Owned Subsidiaries....................... 106

SECTION 10.  Negative Covenants......................................... 106
     10.01  Liens....................................................... 106
     10.02  Consolidation, Merger, Purchase or Sale of Assets, etc...... 109
     10.03  Dividends................................................... 112

                                     (iv)

                                                                        Page
                                                                        ----
     10.04  Business.................................................... 113
     10.05  Indebtedness................................................ 114
     10.06  Advances, Investments and Loans............................. 118
     10.07  Transactions with Affiliates................................ 122
     10.08  Capital Expenditures........................................ 123
     10.09  Consolidated Fixed Charge Coverage Ratio.................... 124
     10.10  Minimum Consolidated EBITDA................................. 125
     10.11  Maximum Leverage Ratio...................................... 127
     10.12  Limitation on Modifications of Indebtedness; Modifications
              of Certificate of Incorporation, By-Laws and Certain
              Other Agreements; etc..................................... 130
     10.13  Limitation on Certain Restrictions on Subsidiaries.......... 131
     10.14  Limitation on Issuances of Capital Stock.................... 132
     10.15  Certain Sale-Leaseback Transactions......................... 132
     10.16  Limitation on Creation of Subsidiaries...................... 132
     10.17  Initial Tender Offer........................................ 133
     10.18  Secondary Tender Offer...................................... 134
     10.19  Section 4.3(a)(i) Indebtedness.............................. 134

SECTION 11.  Events of Default.......................................... 135
     11.01  Payments.................................................... 135
     11.02  Representations, etc........................................ 135
     11.03  Covenants................................................... 135
     11.04  Default Under Other Agreements.............................. 135
     11.05  Bankruptcy, etc............................................. 136
     11.06  ERISA....................................................... 136
     11.07  Security Documents.......................................... 137
     11.08  Guarantees.................................................. 137
     11.09  Judgments................................................... 137
     11.10  Change of Control........................................... 137
     11.11  Receivables Facility........................................ 137

SECTION 12.  Definitions and Accounting Terms........................... 138
     12.01  Defined Terms............................................... 138

SECTION 13.  The Agents................................................. 193
     13.01  Appointment................................................. 193
     13.02  Nature of Duties............................................ 193
     13.03  Lack of Reliance on the Agent............................... 193
     13.04  Certain Rights of the Agents................................ 194
     13.05  Reliance.................................................... 194
     13.06  Indemnification............................................. 194

                                      (v)

                                                                        Page
                                                                        ----
     13.07  The Agents in their Individual Capacities................... 194
     13.08  Holders..................................................... 195
     13.09  Resignation by the Agents................................... 195

SECTION 14.  Miscellaneous.............................................. 196
     14.01  Payment of Expenses, etc. .................................. 196
     14.02  Right of Setoff............................................. 197
     14.03  Notices..................................................... 197
     14.04  Benefit of Agreement........................................ 198
     14.05  No Waiver; Remedies Cumulative.............................. 199
     14.06  Payments Pro Rata........................................... 200
     14.07  Calculations; Computations.................................. 200
     14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
              VENUE; WAIVER OF JURY TRIAL............................... 201
     14.09  Counterparts................................................ 202
     14.10  Effectiveness............................................... 202
     14.11  Headings Descriptive........................................ 202
     14.12  Amendment or Waiver; etc.................................... 203
     14.13  Survival.................................................... 204
     14.14  Domicile of Loans........................................... 204
     14.15  Register.................................................... 205
     14.16  Confidentiality............................................. 205
     14.17  Entitlement of Obligations to Restricted and Unrestricted
              Collateral................................................ 206
     14.18  Obligation to Make Payments in Dollars...................... 207
     14.19  Post-Closing Actions........................................ 207
     14.20  Agreement by Signatories to Fourth Amendment for Benefit of
              Tranche C Banks........................................... 209

                                     (vi)

SCHEDULE I          Commitments
SCHEDULE II         Bank Addresses
SCHEDULE III        Real Property
SCHEDULE IV         Subsidiaries
SCHEDULE V          Environmental Matters
SCHEDULE VI         Existing Indebtedness
SCHEDULE VII        Certain Restrictions on Subsidiaries
SCHEDULE VIII       Insurance
SCHEDULE IX         Existing Liens
SCHEDULE X          Existing Investments
SCHEDULE XI         Government Approvals
SCHEDULE XII        CEAc Government Approvals
SCHEDULE XIII       Real Property (including CEAc and its Subsidiaries)
SCHEDULE XIV        Subsidiaries (including CEAc and its Subsidiaries)
SCHEDULE XV         CEAc Environmental Matters
SCHEDULE XVI        CEAc Existing Indebtedness
SCHEDULE XVII       CEAc Restrictions on Subsidiaries
SCHEDULE XVIII      CEAc Insurance
SCHEDULE XIX        CEAc Existing Liens
SCHEDULE XX         CEAc Existing Investments
SCHEDULE XXI        Description of Shareholder Rights Plan

EXHIBIT A           Notice of Borrowing
EXHIBIT B-1         Tranche A Term Note
EXHIBIT B-2         Tranche B Term Note
EXHIBIT B-3         Revolving Note
EXHIBIT B-4         Swingline Note
EXHIBIT B-5         Tranche C Term Note
EXHIBIT C-1         Tender Offer Credit Support
EXHIBIT C-2         Treasury Stock Letter of Credit
EXHIBIT C-3         Tudor Convertible Bond Letter of Credit
EXHIBIT C-4         Banesto Letter of Credit (Direct Indebtedness)
EXHIBIT C-5         Banesto Letter of Credit (Guarantee)
EXHIBIT C-6         Secondary Tender Offer Credit Support
EXHIBIT D           Letter of Credit Request
EXHIBIT E           Section 4.04(b)(ii) Certificate
EXHIBIT F-1         Opinion of Kirkland & Ellis
EXHIBIT F-2         Opinion of J&A Garrigues
EXHIBIT F-3         Opinion of Counsel to the Seller and Banesto
EXHIBIT G           Officers' Certificate
EXHIBIT H-1         Domestic Subsidiaries Guaranty
EXHIBIT H-2         Tudor Guaranty
EXHIBIT I-1         Initial Pledge Agreement

                                     (vii)

EXHIBIT I-2         First Amendment to Initial Pledge Agreement
EXHIBIT J           Security Agreement
EXHIBIT K           Solvency Certificate
EXHIBIT L           Consent Letter
EXHIBIT M           Subrogation Rights Agreement
EXHIBIT N           Intercompany Note
EXHIBIT O           Subordination Provisions
EXHIBIT P           Assignment and Assumption Agreement
EXHIBIT Q           Borrowing Base Certificate

                                    (viii)

          CREDIT AGREEMENT, dated as of August 30, 1994, among EXIDE CORPORATION, a Delaware corporation (the "Company"), the BANKS party hereto from time to time, BANKERS TRUST COMPANY, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and BANK OF MONTREAL, as Agents, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 12 are used herein as therein defined).


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Company the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a) Subject to and upon the terms and
                ---------------
conditions set forth herein, each Bank with a Tranche A Term Loan Commitment severally agrees to make a loan or loans (each, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Company, which Tranche A Term
Loans:

             (i) may be incurred by the Company (x) on the Initial Borrowing Date and (y) on a single date occurring on, or within 10 days after, the Initial Tender Offer Date (each date upon which Tranche A Term Loans are made being herein called a "Tranche A Term Loan Borrowing Date");

            (ii) made on either Tranche A Term Loan Borrowing Date, shall be made and initially maintained as a Borrowing of Base Rate Loans (subject to the option to convert such Tranche A Term Loans pursuant to Section 1.06); and

           (iii) made on either Tranche A Term Loan Borrowing Date, shall not exceed for any Bank, in initial principal amount for the Tranche A Term Loans being made by such Bank on such date, that amount which equals the Tranche A Term Loan Commitment of such Bank as in effect on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) or (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii)).

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed. Notwithstanding anything to the contrary contained in this Agreement, Revolving Loans shall not be permitted to be incurred after the Initial Tender Offer Date unless the full amount of the Total Tranche A Term Loan Commitment as in effect on the Initial Tender Offer Date has been utilized through the incurrence of Tranche A Term Loans to finance the payments owing pursuant to the Initial Tender Offer.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Company, which Tranche B Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche B Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Tranche B Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(ii)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed. Notwithstanding anything to the contrary contained in this Agreement, on the Initial Borrowing Date the Company shall be required to utilize in full the Total Tranche B Term Loan Commitment through the incurrence of Tranche B Term Loans prior to the incurrence of any Tranche A Term Loan or Revolving Loan.

          (c) Subject to and upon the terms and conditions set forth herein (including without limitation the last sentence of Section 1.01(a)), each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Company, which Revolving
Loans:

             (i) shall, at the option of the Company, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section
     --------
     1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Revolving Loans maintained as Eurodollar Loans may be incurred (including as a result of a conversion) prior to the Syndication Termination Date;

            (ii) may be repaid and reborrowed in accordance with the provisions hereof;

           (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted RL Percentage and (y) the sum of (I) the amount of all Revolving Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Adjusted Available Revolving Loan Commitment of such Bank at such time;

            (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the sum of (x) the amount of all Revolving Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), equals the lesser of (a) the Borrowing Base then in effect and (b) the Total Available Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Available Revolving Loan Commitment on such date); and

             (v) shall, if incurred between February 28 and March 31 of any calendar year, be subject to compliance with the requirements of Section 4.02(a)(v).

In addition to the foregoing requirements, on the Initial Borrowing Date the Total Unutilized Revolving Loan Commitment less the Blocked Commitment, each determined on such date after giving effect to all Credit Events on such date, shall be equal to or greater than an amount equal to the Minimum Unutilized Revolving Loan Commitment.

          (d) Subject to and upon the terms and conditions herein set forth, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company, which Swingline Loans:

             (i)  shall be made and maintained as Base Rate Loans;

            (ii) may be repaid and reborrowed in accordance with the provisions hereof;

           (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of (x) all Revolving Loans made by Non-Defaulting Banks then outstanding and (y) the Revolving Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date);

            (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of (x) all Revolving Loans then outstanding and (y) the Revolving Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans), an amount equal to the Borrowing Base then in effect;

             (v) shall, if incurred between February 28 and March 31 of any calendar year, be subject to compliance with the requirements of Section 4.02(a)(v); and

            (vi) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

The Swingline Bank shall not make any Swingline Loan after receiving a written notice from the Company or any Bank stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice (which notice of rescission such Person or Persons shall give to the Swingline Bank promptly upon the discontinuance of such Default or Event of Default), (ii) the waiver of such Default or Event of Default by the Required Banks or (iii) the Administrative Agent in good faith believes that such Default or Event has ceased to exist.

          (e) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall
                                               --------
be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 11) pro rata based
                                                                 --- ----
on each Bank's Adjusted RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of
Section 11) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Available Revolving Loan Commitment, the Borrowing Base or the Adjusted Total Available Revolving Loan Commitment at such time.

In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Company), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all
                                                           --------
interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (f) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche C Term Loan Commitment severally agrees to make, on the Tranche C Term Loan Borrowing Date, a term loan (each, a "Tranche C Term Loan" and, collectively, the "Tranche C Term Loans") to the Company, which Tranche C Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche C Term Loans pursuant to Section 1.06) and (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Tranche C Term Loan Commitment of such Bank on the Tranche C Term Loan Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(n) but after giving effect to any reductions thereto on or prior to such date pursuant to Section
3.03 (o) and (p)). Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed./1/

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of any Tranche of Term Loans shall not be less than $10,000,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than (x) in the case of a Borrowing of Eurodollar Loans, $10,000,000 and (y) in the case of a Borrowing of Base Rate Loans, $1,000,000, provided that Mandatory Borrowings shall be made in the amounts required by
- --------
Section 1.01(e). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $500,000.

______________________

/1/  The Tranche C Term Loan Commitment was terminated on April 19, 1995.

More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Company desires to make
                -------------------
a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall
                                           --------
be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Company in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Company desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
(A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(e).

          (c) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from the Chairman of the Board, the Chief Financial Officer, the President, the Treasurer, any Assistant Treasurer or any Controller of the Company (or any other officer of the Company designated in writing to the

Administrative Agent and the Swingline Bank by the Chairman of the Board, the Chief Financial Officer, the President or the Treasurer as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute, absent manifest error, the Administrative Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04  Disbursement of Funds.  Except as otherwise specifically
                ---------------------
provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(e), each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of
              --- ----
each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Company, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05  Notes.  (a)  The Company's obligation to pay the principal of,
                -----
and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"),
(ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note") and (vi) if Tranche C Term Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "Tranche C Term Note" and, collectively, the "Tranche C Term Notes").

          (b) The Tranche A Term Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Bank as in effect on the Initial Borrowing Date (and before giving effect to any reductions thereto as a result of the making of Tranche A Term Loans by such Bank on such date) and be payable in the principal amount of Tranche A Term Loans evidenced thereby from time to time, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Tranche B Term Loans made by such Bank on the Initial Borrowing Date and be payable in the principal amount of Tranche B Term Loans evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Tranche C Term Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Tranche C Term Loan Borrowing Date, (iii) be in a stated principal amount equal to the Tranche C Term Loan made by such Bank on the Tranche C Term Loan Borrowing Date and be payable in the principal amount of the Tranche C Term Loan evidenced thereby from time to time, (iv) mature on the Tranche C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Revolving Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby from time to time, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Company, (ii) be payable to the order of the Swingline Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Company's obligations in respect of such Loans.

          1.06  Conversions.  The Company shall have the option to convert, on
                -----------
any Business Day occurring on or after the Syndication Termination Date (or, in the case of Tranche C Term Loans, the Tranche C Syndication Termination Date), all or a portion equal to at least (x) in the case of a conversion of Term Loans, $10,000,000 and (y) in the case of a conversion of Revolving Loans, $10,000,000 (or $1,000,000 in the case of a conversion into Revolving Loans to be maintained as Base Rate Loans) of the outstanding principal amount of Loans (other than Swingline Loans, which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing (of the same Tranche) of another Type of Loan; provided, that (i) except as otherwise provided in Section 1.10(b),
      --------
Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $10,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07  Pro Rata Borrowings.  All Borrowings of Tranche A Term Loans,
                -------------------
Tranche B Term Loans, Tranche C Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their
                                           --- ----
respective Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided, that all Borrowings of Revolving Loans made pursuant to a
    --------
Mandatory Borrowing shall be incurred from the Banks with a Revolving Loan Commitment pro rata on the basis of their Adjusted RL Percentages. It is
           --- ----
understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08  Interest.  (a)  The Company agrees to pay interest in respect of
                --------
the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and the (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Company until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(i) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans prior to maturity of the respective

Tranche of Loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (except voluntary prepayments of Revolving Loans and Swingline Loans maintained as Base Rate Loans where the Total Revolving Loan Commitment has not been, and is not then being, terminated) (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Company and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time it gives any Notice of Borrowing
                ----------------
or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Company shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Company, be a one, two, three or six-month period; provided, that:
                                                   --------

             (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business

     Day; provided, however, that if any Interest Period for a Eurodollar Loan
          --------  -------
     would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

            (vi) no Interest Period shall be selected which extends beyond (x) in the case of Tranche A Term Loans, the Tranche A Term Loan Maturity Date,
     (y) in the case of Tranche B Term Loans, the Tranche B Term Loan Maturity Date or (z) in the case of Revolving Loans, the Revolving Loan Maturity Date;

           (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under
     Section 4.02(b), (c) or (n), as the case may be, if the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment; and

          (viii) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond any date upon which a mandatory repayment of the Revolving Loans will be required to be made under Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(d), unless the aggregate principal amount of Revolving Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required prepayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Company has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

             (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes with respect to any tax imposed on or measured by the net income or profits of such Bank pursuant to the laws in which its principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

           (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided, that, if more than
                                            --------
one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation
- --------
owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.10(c).

          1.11  Compensation.  The Company shall compensate each Bank, upon its
                ------------
written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to
Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Bank agrees that upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such
                                                   --------
that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Company or the right of any Bank provided in Sections 1.10,
2.06 and 4.04.

          1.13  Replacement of Banks.  If any Bank (x) becomes a Defaulting
                --------------------
Bank, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 14.12(b) or, (z) is owed increased costs under Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section
4.04 in a material amount in excess of those being generally charged by the other Banks, the Company shall have the right, if no Default or Event of Default then exists or will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more Eligible Transferee or Transferees (collectively, the"Replacement Bank"), none of whom shall constitute a Defaulting Bank at the time of such replacement and each of whom shall be acceptable to the Administrative Agent and each Bank which at the time of such replacement is an Issuing Bank with respect to one or more outstanding Letters of Credit (unless the respective Replacement Bank is not acquiring any participations in such outstanding Letters of Credit) or, at the option of the Company, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 14.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical

Commitments and/or Loans of the respective Tranche provided by the Replacement Bank; provided, that:
      --------

             (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Revolving Letter of Credit Outstandings, (b) the Tranche A Term Loan Commitment, the Tranche A Term Loan Commitment and outstanding Tranche A Term Loans and participations in Tranche A Letter of Credit Outstandings, (c) the Tranche C Term Loan Commitment, such Tranche C Term Loan Commitment and/or (d) the outstanding Term Loan of one or more Tranches, the outstanding Term Loans of the respective Tranche or Tranches) the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche or Tranches being replaced), (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche or Tranches being replaced) that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Bank, the respective Issuing Bank an amount equal to such Replaced Bank's Adjusted RL Percentage, in the case of the assignment of Revolving Loans, and TL Percentage, in the case of an assignment of Tranche A Term Loan Commitments (in each case for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced
     Bank) of any applicable Unpaid Drawing (which at such time remains an Unpaid Drawing) of the relevant Tranche with respect to a Letter of Credit issued by such Issuing Bank to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Bank an amount equal to such Replaced Bank's Adjusted RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

            (ii) all obligations of the Company owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 14.15 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Company, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans, a Tranche A Term Loan Commitment, a Tranche C Term Loan Commitment or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06), which shall survive as to such Replaced Bank and (y) except in the case of the replacement of only outstanding Term Loans (and not Tranche A Term Loan Commitments) of one or more Tranches, the Adjusted RL Percentages and/or TL Percentages, as the case may be, of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          SECTION 2.  Letters of Credit; Bank Guarantees.
                      ----------------------------------

          2.01  Letters of Credit; Bank Guarantees.  (a)  Subject to and upon
                ----------------------------------
the terms and conditions herein set forth, the Company may request:

             (i) any Issuing Bank at any time and from time to time on or after the Initial Borrowing Date and prior to the third Business Day preceding the Revolving Loan Maturity Date to issue, (x) no Letter of Credit shall be issued the initial Stated Amount of which (or the Revolving Allocated Portion of which, in the case of the Initial Tender Offer Credit Support), when added to the Revolving Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (1) the Letter of Credit Limit at such time or (2) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date, including as a result of the decrease, if any, of the Blocked Commitment as a result of the issuance of the respective Letter of Credit), or (3) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Borrowing Base then in effect, and (y) for the account of the Company and for the benefit of Sellers of raw materials or other supplies to the Company of any of its Subsidiaries (except Tudor and its Subsidiaries), an irrevocable documentary letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and the Administrative Agent (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, an "Exide Letter of Credit") in support of commercial transactions of the Company and its Subsidiaries (except Tudor and its Subsidiaries); and

            (ii) BA to issue on the Initial Borrowing Date or at any time thereafter and prior to December 31, 1994, for the account of the Company in favor of Servicio de Liquidacion y Compensacion de Valores ("SLCV") for the benefit of Tudor Shareholders and Tudor Convertible Bondholders, an irrevocable bank guarantee in substantially the form of Exhibit C-1, in support of the payment obligations of the Company pursuant to the Initial Tender Offer (such bank guarantee, the "Initial Tender Offer Credit Support");

           (iii) any Issuing Bank to issue on, or within 10 days after, the Seller Tender Date, for the account of the Company and for the benefit of the Seller, an irrevocable standby letter of credit, in substantially the form of Exhibit C-2, in support of the obligations of the Company to make payments in connection with the Treasury Stock Repurchase as a result of the exercise of the put and call option in accordance with the Purchase Agreement (such standby letter of credit, the "Treasury Stock Letter of Credit");

            (iv) any Issuing Bank to issue on, or within 10 days after, the Seller Tender Date, for the account of the Company and for the benefit of the Seller, an irrevocable standby letter of credit, in substantially the form of Exhibit C-3 in support of the obligations of Tudor to make payments with respect to the Tudor Convertible Bonds held by the Seller which, in accordance with the Purchase Agreement, will not be converted or tendered pursuant to the Tender Offer (such standby letter of credit, the "Tudor Convertible Bond Letter of Credit");

             (v) any Issuing Bank to issue on, or within 10 days after, the Seller Tender Date, for the account of the Company and for the benefit of Banesto (or the respective banking subsidiary or affiliate of Banesto which is the creditor), one or more irrevocable standby letters of credit, each in substantially the form of Exhibit C-4 (in the case of indebtedness held by Banesto) or C-5 (in the case of indebtedness guaranteed by Banesto), in each case with any changes agreed to by the Company and deemed necessary or desirable by the respective Issuing Bank to take into account differences in the underlying obligations being supported, with each such standby letter of credit to be issued in support of the obligations of Tudor and/or its Subsidiaries to make payments in respect of the Banesto Debt pursuant to the Banesto Debt Documents (each such standby letter of credit, a "Banesto Letter of Credit");

            (vi) any Issuing Bank to issue on the Secondary Tender Offer Filing Date, for the account of the Company in favor of SLCV and for the benefit of

     Tudor Shareholders and Tudor Convertible Bondholders, a bank guarantee in substantially the form of Exhibit C-6, in support of the payment obligations of the Company pursuant to the Secondary Tender Offer (such bank guarantee, the "Secondary Tender Offer Credit Support"); and

           (vii) any Issuing Bank at any time and from time to time on or after the Initial Tender Offer Date and prior to the third Business Day preceding the Revolving Loan Maturity Date, to issue, for the account of the Company and for the benefit of any holders (or any trustee, agent or other similar representative for any such holders) of Additional Tudor Supportable Indebtedness of Tudor or any of its Subsidiaries, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and the Administrative Agent (each such standby letter of credit, an "Additional Tudor Letter of Credit"), in support of said Additional Tudor Supportable Indebtedness.

          (b)  All Letters of Credit shall be denominated in Dollars; provided,
                                                                      --------
however, that (i) the Initial Tender Offer Credit Support, the Secondary Tender
- -------
Offer Credit Support, the Tudor Convertible Bond Letter of Credit and the Treasury Stock Letter of Credit shall be issued in Pesetas and (ii) as requested by the Company, Banesto Letters of Credit and Additional Tudor Letters of Credit shall be issued in Pesetas or Escudos or such other currencies as are acceptable to the respective Issuing Bank and the Administrative Agent, in each case as required to support the underlying obligations covered by the respective Letter of Credit.

          (c)(i) Each of BTCo, BA and BMO hereby agrees that it will, subject to the terms and conditions contained herein, on the Initial Tender Offer Filing Date in the case of the Initial Tender Offer Credit Support, following its receipt of a Letter of Credit Request in respect thereof, issue for the account of the Company the Initial Tender Offer Credit Support as referenced in Section 2.01(a) and (ii) each Issuing Bank hereby agrees that it will, subject to the terms and conditions contained herein, (I) at any time and from time to time, on or after the Initial Borrowing Date and prior to the third Business Day preceding the Revolving Loan Maturity Date, in the case of Exide Letters of Credit, (II) on, or within 10 days after, the Seller Tender Date in the case of the Treasury Stock Letter of Credit, the Tudor Convertible Bond Letter of Credit and the Banesto Letters of Credit, (III) on or after the Initial Tender Offer Date and prior to the third Business Day preceding the Revolving Loan Maturity Date, in the case of Additional Tudor Letters of Credit and (IV) on the Secondary Tender Offer Filing Date, in the case of the Secondary Tender Offer Credit Support, in each case following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit as described above; provided, that, (x) in the case of any Letter of
                           --------
Credit to be denominated in a currency other than Dollars, the respective Issuing Bank may designate a local affiliate of such Issuing Bank to be the issuer of such Letter of Credit (and for purposes of this Agreement, such Letter of Credit shall be treated fully as if issued by the respective Issuing Bank) and (y) in no case shall any Issuing Bank be under any obligation to issue any Letter of Credit as described above if at the time of such issuance:

          (A) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit or, in the case of the Initial Tender Offer Credit Support or Secondary Tender Offer Credit Support, bank guarantees generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

          (B) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit that one or more of the applicable conditions specified in Section 5, 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(d).

          (d)  Notwithstanding the foregoing:

             (i) (x) no Letter of Credit shall be issued the initial Stated Amount of which (or the Revolving Allocated Portion of which, in the case of the Initial Tender Offer Credit Support), when added to the Revolving Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (1) the Letter of Credit Limit at such time or (2) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date, including as a result of the decrease, if any, of the Blocked Commitment as a result of the issuance of the respective Letter of Credit), provided that, with respect to Letters of Credit issued on the
              --------
     Initial Borrowing Date, it shall also be required that the Total Unutilized Revolving Loan Commitment on the Initial Borrowing Date (after giving effect to all Credit Events on such date) less the Blocked Commitment on such date shall be equal to or greater than an amount equal to the Minimum Unutilized Revolving Loan Commitment, and (y) each Letter of Credit (other than the Initial Tender Offer Credit Support and Secondary Tender Offer Credit Support, which shall be in the forms required above) shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Administrative Agent and the relevant Issuing Bank, with any such extension to be treated for purposes of this Agreement as a new issuance of the Letter of Credit being extended) and (B) the third Business Day preceding the Revolving Loan Maturity Date, provided that (1) Letters of Credit issued to back-stop letters of credit which were issued pursuant to the Existing Chemical Credit Agreement prior to the Initial Borrowing Date may have a maturity not later than December 31, 1995 (and shall not be required to meet the requirements of preceding clause (A)) and (2) up to $1,000,000 aggregate Stated Amount of Letters of Credit may be outstanding at any time which meet the requirements of preceding clause (B) but not the preceding clause (A), and (z) no Letter of Credit shall be issued which is scheduled to mature after a date scheduled for a reduction to the Letter of Credit Limit unless the aggregate Stated Amounts of all Letters of Credit theretofore issued which extend beyond such date, when added to the Stated Amount of the Letter of Credit then being issued, will not cause the Company to have Revolving Letter of Credit Outstandings which will exceed the amount of the Letter of Credit Limit after giving effect to the scheduled reduction thereto; and

            (ii) in addition to the requirements of preceding clause (i), (u) the Stated Amount of the Initial Tender Offer Credit Support shall not exceed 31,152,532,437 Pesetas, (v) the Stated Amount of the Treasury Stock Letter of Credit shall not exceed 1,577,953,125 Pesetas (plus the amount of any interest which may accrue on the purchase price of the Option Shares in accordance with the Purchase Agreement during the Option Period as defined therein), (w) the Stated Amount of the Tudor Convertible Bond Letter of Credit shall not exceed 2,998,270,000 Pesetas (plus the amount of the Interest Component as described in the Tudor Convertible Bond Letter of Credit), (x) the aggregate Stated Amounts of all Banesto Letters of Credit issued hereunder (excluding substitute or replacement Letters of Credit) shall not exceed 9,264,694,445 Pesetas (adjusted, in the case of Banesto Letters of Credit issued in currencies other than Pesetas, for exchange rate fluctuations occurring after the Effective Date) (plus the aggregate amounts of the Interest Components of Banesto Letters of Credit issued in support of indebtedness other than guarantees), (y) no Additional Tudor Letter of Credit shall be issued the Stated Amount of which, when added to the Additional Tudor Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Additional Tudor Letter of Credit) at such time, would exceed the Additional Tudor Letter of Credit Sub-Limit as then in effect and (z) the Secondary Tender Offer Credit Support shall not be issued if the initial Stated Amount thereof would be in excess of the Secondary Tender Offer Blocked Commitment as in effect immediately prior to the issuance thereof.

          2.02  Minimum Stated Amount.  The Stated Amount of each Letter of
                ---------------------
Credit shall be not less than $5,000, or such lesser amount as is acceptable to the Issuing Bank issuing such Letter of Credit.

          2.03  Letter of Credit Requests.  (a)  Whenever the Company desires
                -------------------------
that a Letter of Credit be issued for its account, the Company shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or, in the case of Letters of Credit to be issued in a form attached to this Agreement as an Exhibit, two Business Days or, in any given case, such shorter period as is acceptable to such Issuing Bank) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit D (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank. Whenever the Company desires to utilize all or a portion of the Blocked Commitment to have an appropriate Letter of Credit issued for its account as provided in the definition of Blocked Commitment and in the definitions of the defined terms used therein, the Letter of Credit Request shall include a statement to such effect and the details of such proposed utilization.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(d). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5, 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(d), then such Issuing Bank shall issue on the date of issuance requested in the applicable Letter of Credit Request the requested Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or its entering into an amendment with respect to, any Letter of Credit, the respective Issuing Bank shall promptly notify the Administrative Agent of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit actually issued or amendment entered into, as the case may be, by such Issuing Bank.

          2.04  Letter of Credit Participations.  (a)(i)  Immediately upon the
                -------------------------------
issuance by any Issuing Bank of the Initial Tender Offer Credit Support, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Tranche A Term Loan Commitment (each such Bank, in its capacity under this
Section 2.04(a), a "Tranche A Participant") and each such Tranche A Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of Tranche A Participant's TL Percentage, in such Initial Tender Offer Credit Support, each substitute letter of credit or bank guarantee, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the aggregate amount of the participations (and liability to fund Drawings, excluding any interest owing thereon by the respective Tranche A Participant) of the Tranche A Participants as provided above in this Section 2.04(a) shall be limited from time to time to that amount which is equal to the Tranche A Allocated Amount as then in effect. It is understood and agreed that all drawings under, and payments required to be made in respect of, the Initial Tender Offer Credit Support or any substitute letter of credit or bank guaranty therefor, shall be required to be funded by the Tranche A Participants until the aggregate amount of such payments required to be so funded by the Tranche A Participants is equal to the Tranche A Allocated Amount at the time the respective drawings are made and, only to the extent in excess thereof, shall the payments be required to be participated in by the Revolving Credit Participants as described in clause (ii) below. Upon any change in the Tranche A Term Loan Commitments of the Banks pursuant to Section 1.13 or 14.04, it is hereby agreed that, with respect to the outstanding Initial Tender Offer Letter of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04(a)(i) to reflect the new TL Percentages of the assignor and assignee Banks or of all Banks with Tranche A Term Loan Commitments, as the case may be.

            (ii) Immediately upon the issuance by any Issuing Bank of the Initial Tender Offer Credit Support, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment (each such Bank, in its capacity under this Section 2.04(a)(ii) and following Section 2.04(b), a "Revolving Credit Participant"; with each Revolving Credit Participant and each Tranche A Participant being herein called a "Participant"), and each such Revolving Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Participant's Adjusted RL Percentage, in such Initial Tender Offer Credit Support, each substitute letter of credit or bank guaranty, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Revolving Credit Participants' participations in such Initial Tender Offer Credit Support and substitute letters of credit or bank guaranties shall only apply to the extent that the aggregate payments required to be made with respect thereto at any time exceed the Tranche A Allocated Amount as then in effect. It is understood and agreed that, to the extent payments are required to be made with respect to the Initial Tender Offer Credit Support or any substitute letter of credit or bank guarantee, such payments shall first be required to be funded by the Tranche A Participants to the extent of the Tranche A Allocated Amount as then in effect, and that any excess shall be required to be funded by the Revolving Credit Participants pursuant to this
Section 2.04(a)(ii). Furthermore, it is acknowledged and agreed that the Tranche A Allocated Amount may be reduced from time to time in accordance with the definition thereof (as a result of the making of Tranche A Loans or the funding of Drawings with respect to the Initial Tender Offer Credit Support) and that, as a result thereof, the Revolving Allocated Portion of the Initial Tender Offer Credit Support and any substitute letter of credit or bank guarantee may increase as a result thereof. In addition to the changes described above, upon any change in the Revolving Loan Commitments of the Banks pursuant to Section
1.13 or 14.04, it is hereby agreed that, with respect to the outstanding Initial Tender Offer Credit Support and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04(a)(ii) to reflect the new Revolving Loan Percentages of the assignor and assignee Banks or of all Banks with Revolving Loan Commitments, as the case may be.

          (b) Immediately upon the issuance by any Issuing Bank of any Letter of Credit (other than the Initial Tender Offer Credit Support, which is covered by preceding clause (a)), such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, and each such Revolving Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Participant's Adjusted RL Percentage in each such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted RL Percentages of the Banks pursuant to
Section 1.13 or 14.04, it is hereby agreed that, with respect to all outstanding Letters of Credit (other than the Initial Tender Offer Credit Support, which is covered by preceding clause (a)) and Unpaid Drawings relating to any such Letters of Credit, there shall be an automatic adjustment to the participations pursuant to this Section 2.04(b) to reflect the new Adjusted RL Percentages of the assignor and assignee Banks or of all Banks with Revolving Loan Commitments, as the case may be.

          (c) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Banks other than to confirm that the documents, if any, required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Company or any Bank.

          (d) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the respective Issuing Bank pursuant to Section 2.05(a), the respective Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify (x) if the payment was made under the Initial Tender Offer Credit Support at a time when the Tranche A Allocated Amount is greater than zero, each Tranche A Participant of such failure, and each such Tranche A Participant shall promptly pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's applicable TL Percentage of such unreimbursed payment (or, if less, the Tranche A Allocated Amount is then in effect) in Dollars (or, in the case of any unreimbursed payment made pursuant to Section 2.05(a) in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed amount, as determined by the Administrative Agent on the date on which such unreimbursed payment was made by such

Issuing Bank) and in the same day funds or (y) in the case of a drawing under any other Letter of Credit (or in the case of any drawing under the Initial Tender Offer Cedit Support to the extent the amount of the respective Drawing is in excess of the Tranche A Allocated Amount as in effect on the date of such drawing) each Revolving Credit Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's applicable Adjusted RL Percentage of such unreimbursed payment (or the amount thereof to the extent in excess of the Tranche A Allocated Amount on such date, in the case of a payment with respect to the Initial Tender Offer Credit Support) in Dollars (or, in the case of any unreimbursed payment made pursuant to Section 2.05(a) in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed payment, as determined by the Administrative Agent on the date on which such unreimbursed payment was made by such Issuing Bank) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of such Issuing Bank in Dollars such Participant's applicable TL Percentage (in the case of a Tranche A Participant) or Adjusted RL Percentage (in the case of a Revolving Credit Participant) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its applicable TL Percentage (in the case of a Tranche A Participant) or Adjusted RL Percentage (in the case of a Revolving Credit Participant) of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Bank its applicable TL Percentage (in the case of a Tranche A Participant) or Adjusted RL Percentage (in the case of a Revolving Credit Participant) of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its applicable TL Percentage (in the case of a Tranche A Participant) or Adjusted RL Percentage (in the case of a Revolving Credit Participant) of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's applicable TL Percentage (in the case of a Tranche A Participant) or Adjusted RL Percentage (in the case of a Revolving Credit Participant) of any such payment.

          (e) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (d) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its applicable TL Percentage (in the case of a Tranche A

Participant) or Adjusted RL Percentage (in the case of a Revolving Credit Participant) thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (f) The relevant Issuing Bank shall furnish to each Tranche A Participant copies of any Initial Tender Offer Credit Support issued by each Issuing Bank and such other documentation as may reasonably be requested by such Tranche A Participant. Upon the request of any Revolving Credit Participant, the relevant Issuing Bank shall furnish to such Revolving Credit Participant copies of any Letters of Credit issued by such Issuing Bank and such other documentation as may be reasonably requested by such Revolving Credit Participant.

          (g) The obligations of each respective Participant to make payments to the Administrative Agent for the account of the relevant Issuing Bank with respect to Letters of Credit issued in which such Participant has a participation shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the other Credit Documents; or

             (v)  the occurrence of any Default or Event of Default.

          2.05  Agreement to Repay Letter of Credit Drawings.  (a)  The
                --------------------------------------------
Company hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent (in the case of any payment or disbursement made by such Issuing Bank in a currency other than Dollars, of the Dollar Equivalent of such payment or disbursement as determined on the date of such payment or disbursement) in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount, or the Dollar Equivalent thereof as determined on the date of payment or disbursement, so paid until reimbursed, an "Unpaid Drawing"), no later than five Business Days after the date of such payment or disbursement, with interest on the amounts so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the dates such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 1:00
- --------  -------
P.M. (New York time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Company) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Company prompt notice of each Drawing under any Letter of Credit; provided, that the failure to give any such notice shall in no way
        --------
affect, impair or diminish the Company's obligations hereunder.

          (b) The obligations of the Company under this Section 2.05 to reimburse the respective Issuing Bank with respect to drawings on Letter of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Company being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Company.

          2.06  Increased Costs.  If at any time after the date of this
                ---------------
Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the full force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit or bank guarantees, as the case may be, issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, pursuant to the laws of the jurisdiction in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Company by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Company shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Company.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01  Fees.  (a)  The Company agrees to pay the Administrative Agent
                ----
for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Initial Borrowing Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Company agrees to pay to the Administrative Agent for distribution to (x) each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted RL Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Revolver Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans, as in effect from time to time, on the daily average Stated Amount of such Letter of Credit or, in the case of the Initial Tender Offer Credit Support, the Revolving Allocated Portion thereof and (y) each Tranche A Participant (based on their respective TL Percentages) a fee in respect of the Initial Tender Offer Credit Support (the "Tranche A Letter of Credit Fee"), for the period from and including date of issuance of such Initial Tender Offer Credit Support to and including the termination of such Initial Tender Offer Credit Support, computed at a rate per annum equal to the Applicable Margin for Tranche A Term Loans maintained as Eurodollar Loans, as in effect from time to time, on the daily average Tranche A Allocated Portion of such Initial Tender Offer Credit Support. Accrued Revolver Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. Accrued Tranche A Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Initial Tender Offer Date and on the first day after the Initial Tender Offer Date upon which the Initial Tender Offer Credit Support has terminated in accordance with its terms.

          (c) The Company agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date, and on any date upon which Revolver Letter of Credit Fees or Tranche A Letter of Credit Fees are required to be paid pursuant to preceding Section 3.01(b).

          (d) The Company shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Company shall pay to the Agents and the Administrative Agent, for their respective accounts, such other fees as have been agreed to in writing by the Company, the Agents and the Administrative Agent.

          (f) The Company agrees to pay the Administrative Agent for distribution to each Bank with a Tranche C Term Loan Commitment a commitment commission (the "Tranche C Commitment Commission") for the period from the Fourth Amendment Effective Date to and including the first date upon which the Total Tranche C Term Loan Commitment is terminated, computed at a rate for each day equal to 1/2 of 1% on the daily average Tranche C Term Loan Commitment of such Bank. Accrued Tranche C Commitment Commission shall be due and payable quarterly in arrears on each Quarterly

Payment Date and on such date upon which the Total Tranche C Term Loan Commitment is terminated.

          3.02  Voluntary Termination of Unutilized Commitments.  (a)  Upon at
                -----------------------------------------------
least two Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate (1) if the Initial Borrowing Date has not yet occurred, the Total Commitments (and the Commitments of each Bank), in whole, or (2) after the Initial Tender Offer Date, the Total Unutilized Revolving Loan Commitment, in whole or in part, in each case in integral multiples of $5,000,000 in the case of partial reductions; provided, that, with
                                                           --------
respect to reductions pursuant to this clause (2), (i) in no event may the Total Unutilized Revolving Loan Commitment be reduced to an amount below the Blocked Commitment, if any, at such time; provided, however, that after the Initial
                                   -------- -------
Tender Offer Date and prior to the Secondary Tender Offer Filing Date, the Total Unutilized Revolving Loan Commitment may otherwise be reduced to the extent that any such reduction also reduces (and so long as the Company specifies in writing at the time of such prepayment that it shall reduce) the Secondary Tender Offer Blocked Commitment by a corresponding amount (which reduction shall diminish the amount of consideration which may be offered pursuant to the Secondary Tender Offer), (ii) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commit ment, (iii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (ii)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding, and (iv) any partial reduction to the Total Revolving Loan Commitment shall apply to reduce the remaining Scheduled Commitment Reductions in direct order of maturity (based upon the amount of each such remaining Scheduled Commitment Reduction).

          (b) In the event of certain refusals by a Bank as provided in Section 14.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company may, subject to its compliance with the requirements of Section 14.12(b), upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitment and/or the Tranche A Term Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of any Tranche of Loans maintained by such Bank which are not being repaid pursuant to Section 14.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Loans of one or more Tranches hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06), which shall survive as to such repaid Bank.

          (c) Upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Tranche C Term Loan Commitment (and the Tranche C Term Loan Commitment of each Bank) in whole or in part, in each case in integral multiples of $5,000,000 in the case of partial reductions; provided that (i) each such reduction shall apply proportionately to permanently reduce the Tranche C Term Loan Commitment of each Bank with such a Commitment and (ii) any partial reduction to the Total Tranche C Term Loan Commitment shall apply to reduce the then remaining Tranche C Scheduled Repayments in inverse order of maturity.

          3.03  Mandatory Reduction of Commitments.  (a)  The Total Commitment
                ----------------------------------
(and the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on October 15, 1994 unless the Initial Borrowing Date shall have occurred.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment shall (i) be reduced on each date on which Tranche A Term Loans are incurred (after giving effect to the making of Tranche A Term Loans on such date), in an amount equal to the aggregate principal amount of Tranche A Term Loans incurred on such date;
(ii) terminate in its entirety on the tenth day after the Initial Tender Offer Date (after giving effect to the making of any Tranche A Term Loans on or prior to such date); and (iii) prior to the termination of the Total Tranche A Term Loan Commitment as provided in clause (ii) above, be reduced from time to time to the extent required by Section 4.02.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Tranche B Term Loans on such date) and (ii) prior to the termination of the Total Tranche B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

          (d)(i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on December 31, 1995 by an amount equal to $44,801,221.34; provided, that in the event the Approved Incremental Financing is incurred on or
- --------
prior to December 31, 1995, the reduction to the Total Revolving Loan Commitment pursuant to this clause (i) shall be an amount equal to $31,801,221.30.

          (ii) In addition to any other mandatory commitment reduction pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on each date set forth below (each a "Scheduled Commitment Reduction Date"), by an amount equal to the amount set forth below opposite such date (each such reduction, as such reduction may be reduced after the Exide European Restructuring Date pursuant to Section 3.02, a "Scheduled Commitment Reduction"):

         Scheduled Commitment
            Reduction Date                Amount
         -------------------            -----------
         September 30, 1996             $15,000,000
         September 30, 1997             $15,000,000
         September 30, 1998             $15,000,000

Notwithstanding anything to the contrary contained above in this Section 3.03(d) or in Section 3.02, reductions to the Total Revolving Loan Commitment on or prior to the Exide European Restructuring Date shall not reduce, modify or otherwise affect the amount of Scheduled Commitment Reduction otherwise provided in this Section 3.03(d).

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on the dates, and in the amounts, required by Section 4.02(i) and, without duplication, on each other date on which (x) the Stated Amount of the Tudor Convertible Bond Letter of Credit is permanently reduced, other than as a result of a Drawing thereunder, applications made as required by Section 4.02(i) or currency fluctuations, or (y) the aggregate Stated Amounts of the Banesto Letters of Credit is permanently reduced other than as a result of a Drawing thereunder, applications made as required by Section 4.02(i) or currency fluctuations, by an amount equal to the amount of the respective such reduction (taking the Dollar Equivalent thereof on the date of the respective reduction). All reductions of the Total Revolving Loan Commitment pursuant to this Section 3.03(e) or pursuant to Section 4.02(i) shall be applied to reduce the then remaining Scheduled Commitment Reductions in direct order of maturity (based upon the amount of each such remaining Scheduled Commitment Reduction). Notwithstanding anything to the contrary contained above, no commitment reduction shall be made pursuant to this Section 3.03(e) for events of the type otherwise described in this Section 3.03(e) to the extent same occur after the Fifth Amendment Effective Date.

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on the date which is the sixth month anniversary of the Initial Tender Offer Filing Date by an amount equal to the Secondary Tender Offer Blocked Commitment as then in effect in the event that the Secondary Tender Offer has not been commenced pursuant to the Secondary Offer to Purchase prior to such date.

          (g) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced (x) on the Secondary Tender Offer Filing Date by the amount, if any, by which (i) the Secondary Tender Offer Blocked Commitment as in effect immediately before the Secondary Tender Offer Filing Date exceeds (ii) the Secondary Tender Offer Maximum Offered Consideration and (y) on the Secondary Tender Offer Date by the amount, if any, by which (i) the Secondary Tender Offer Maximum Offered Consideration exceeds (ii) the amount of the Secondary Tender Offer Payment which is, or will be required to be, paid based upon the actual number of Remaining Tudor Shares and Remaining Tudor Convertible Bonds actually tendered pursuant to the Secondary Tender Offer.

          (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the Initial Tender Offer Date the Total Revolving Loan Commitment shall be permanently reduced by the Dollar Equivalent (as determined on such date) of the sum of (x) the amount by which 2,998,270,000 Pesetas exceeds the Stated Amount of the Tudor Convertible Bond Letter of Credit actually required to be issued on or prior to such date and (y) the amount by which 9,264,694,445 Pesetas exceeds the aggregate Stated Amounts (excluding the Interest Components of any Banesto Letters of Credit) of all Banesto Letters of Credit actually required to be issued on or prior to such date (converting any amounts issued in currencies other than Pesetas into Pesetas at then prevailing exchange rates as determined by the Administrative Agent). Any reduction to the Total Revolving Loan Commitment pursuant to this clause (h) shall be applied to reduce the then remaining Scheduled Commitment Reductions in the same manner as provided in the last sentence of Section 3.03(e).

          (i) In addition to any other mandatory commitment reduction pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on such date, if any, occurring after the Initial Tender Offer Filing Date upon which the Initial Tender Offer shall have been withdrawn, cancelled or declared void, in each case within the meaning provided in the Initial Tender Offer Credit Support (the "Initial Tender Offer Termination Date") by an amount equal to $134,000,000. Any reduction to the Total Revolving Loan Commitment pursuant to this clause (i) shall be applied to reduce the then remaining scheduled Commitment Reductions in the same manner as provided in the last sentence of Section 3.03(e).

          (j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment shall terminate in its entirety on such date, if any, as a reduction is made to the Total Revolving Loan Commitment as specified in preceding Section 3.03(i).

          (k) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which the Receivables Facility Commitment is increased to an amount in excess of $40,000,000 (or in excess of the highest amount in excess of $40,000,000 to which the Receivables Maximum Commitment Amount has theretofore been raised after the Effective Date and before such increase) then there shall be a reduction to the Total Revolving Loan Commitment in the amount of such increase.

          (l) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the (i) Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date and (ii) the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Bank) shall terminate in its entirety on the Tranche A Term Loan Maturity Date.

          (m)  [INTENTIONALLY OMITTED].

          (n) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche C Term Loan Commitment (and the Tranche C Term Loan Commitment of each Bank) shall terminate in its entirety on the Tranche C Term Loan Borrowing Date (after giving effect to the making of the Tranche C Term Loans on such date).

          (o) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the CEAc Acquisition Date the Tranche C Term Loan Commitment shall be permanently reduced by the amount (as determined on such date), if any, by which $421,850,000 exceeds the CEAc Acquisition Amount as calculated on the CEAc Acquisition Date and contained in the officer's certificate delivered to the Banks pursuant to Section 6A.23.

          (p) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the CEAc Acquisition Date the Tranche C Term Loan Commitment shall be permanently reduced by the Dollar Equivalent of the amount (as determined on such date), if positive, by which the CEAc Refinancing Amount as specified in the officer's certificate delivered to the Banks pursuant to
Section 6A.23 exceeds 830,000,000 French Francs.

          (q) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche C Term Loan Commitment shall terminate in its entirety on the Tranche C Expiration Date unless the Tranche C Term Loan Borrowing Date has occurred.

          (r) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment. Any reductions to the Total Tranche C Term Loan Commitment pursuant to either of Sections 4.02(o) and/or (p) shall apply to reduce the Tranche C Schedule Repayments in inverse order of maturity.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01  Voluntary Prepayments.  (a)  The Company shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

             (i) the Company shall give the Administrative Agent prior to 1:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans, provided such notice is given prior to 1:00 P.M. (New York
                      --------
     time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

            (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $500,000 in the case of Swingline Loans); provided,
                                                                       --------
     that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $10,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Company shall have no force or effect;

           (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans;
                                --- ----

            (iv)  in the event of certain refusals by a Bank as provided in
     Section 14.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company may, upon 5 Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with, and subject to the requirements of said
     Section 14.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (iv) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule

     I shall be deemed modified to reflect the changed Revolving Loan Commitments), and (B) the consents required by Section 14.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained;

             (v)  voluntary prepayments of Term Loans effected pursuant to this
     Section 4.01 (except pursuant to the preceding clause (iv)) shall be applied to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans on a pro rata basis (based upon the then outstanding principal
                     --- ----
     amount of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans); and

            (vi) at the Company's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

          (b) Each prepayment of principal of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans pro rata based upon the then remaining amount of Scheduled
                      --- ----
Repayments of the respective Tranche after giving effect to all prior reductions thereto; provided, that repayments of any Tranche of Term Loans pursuant to
         --------
clause (iv) of Section 4.01(a) shall only apply to reduce the then remaining Scheduled Repayments of such Tranche to the extent such Term Loans so repaid are not replaced pursuant to Section 14.12(b), with any such reductions to reduce the then remaining Scheduled Repayments of the respective Tranche in inverse order of maturity unless otherwise specifically agreed by the Required Banks.

          4.02  Mandatory Repayments; Cash Collateralizations and Commitment
                ------------------------------------------------------------
Reductions.  (a)(i)  On any day on which the sum of the aggregate outstanding
- ----------
principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and Revolving Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, the Company shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Revolving Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Revolving Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to the Revolving Credit Participants in a cash collateral account to be established by the Administrative Agent.

          (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Available Revolving Loan

Commitment of such Defaulting Bank, the Company shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

         (iii) On any date upon which (x) the Letter of Credit Outstandings at such time are in excess of the Letter of Credit Limit as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents as is necessary (taking into account all other cash collateral then maintained with respect to the Revolving Letter of Credit Outstandings) to secure an amount equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all obligations of the Company to the Revolving Credit Participants in a cash collateral account to be established by the Administrative Agent and (y) the Letter of Credit Outstandings at such time are in excess of the Additional Tudor Letter of Credit Sub-Limit as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents as is necessary (taking into account all other cash collateral then maintained with respect to the Revolving Letter of Credit Outstandings) to secure an amount equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all obligations of the Company to the Revolving Credit Participants in a cash collateral account to be established by the Administrative Agent.

          (iv) If on any date the Tranche A Letter of Credit Outstandings are in excess of the Total Tranche A Term Loan Commitment as then in effect, then the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Tranche A Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to the Tranche A Participants in a cash collateral account to be established by the Administrative Agent. Upon the occurrence of any Drawing under the Initial Tender Offer Credit Support, any cash collateral held as contemplated by this clause (iv) shall be applied to reimburse, to the extent of the cash collateral so applied, the Issuer for such Drawing.

          (v) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Company shall on the date of the delivery thereof in accordance with Section 9.01(n), repay the principal of Swingline Loans and, after the Swingline Loans have been repaid in full, the principal of Revolving Loans in an amount equal to such Borrowing Base Deficiency and, to the extent such Borrowing Base Deficiency exceeds the principal amount of then outstanding Swingline Loans and Revolving Loans required to be prepaid, the Company shall pay to the Agent at the Payment Office an amount of cash or Cash Equivalents equal to such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Company hereunder with respect to the Letter of Credit Outstandings in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent.

          (vi) If on February 28 of each year commencing February 28, 1997, a Clean-Down Period shall not have occurred since the preceding December 31, the Company shall repay Revolving Loans and/or Swingline Loans in an amount necessary to reduce the aggregate outstanding principal amount of Revolving Loans and Swingline Loans taken as a whole to $20,000,000 which amount may not be exceeded until the Clean-Down Period has ended.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(j), a "Tranche A Scheduled Repayment," and each such date, a "Tranche A Scheduled Repayment Date"):

              Tranche A
        Scheduled Repayment Date                     Amount
        ------------------------                     ------
        March 31, 1995                         $5,000,000.00
        June 30, 1995                           2,500,000.00
        September 30, 1995                      2,500,000.00
        December 31, 1995                       3,750,000.00

        March 31, 1996                          3,750,000.00
        June 30, 1996                           3,750,000.00
        September 30, 1996                      3,750,000.00
        December 31, 1996                       5,000,000.00

        March 31, 1997                          5,000,000.00
        June 30, 1997                           5,000,000.00
        September 30, 1997                      5,000,000.00
        December 31, 1997                       6,250,000.00

        March 31, 1998                          6,250,000.00
        June 30, 1998                           6,250,000.00
        September 30, 1998                      6,250,000.00
        December 31, 1998                       7,500,000.00

        March 31, 1999                          7,500,000.00
        June 30, 1999                           7,500,000.00
        Tranche A Term Loan
         Maturity Date                          7,500,000.00

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(j), a "Tranche B Scheduled Repayment," and each such date, a "Tranche B Scheduled Repayment Date"):

             Tranche B
        Scheduled Repayment Date                     Amount
        ------------------------                     ------
        March 31, 1995                            $500,000.00
        June 30, 1995                              250,000.00
        September 30, 1995                         250,000.00
        December 31, 1995                          250,000.00

        March 31, 1996                             250,000.00
        June 30, 1996                              250,000.00
        September 30, 1996                         250,000.00
        December 31, 1996                          250,000.00

        March 31, 1997                             250,000.00
        June 30, 1997                              250,000.00
        September 30, 1997                         250,000.00
        December 31, 1997                          250,000.00

        March 31, 1998                             250,000.00
        June 30, 1998                              250,000.00
        September 30, 1998                         250,000.00
        December 31, 1998                          250,000.00

        March 31, 1999                             250,000.00
        June 30, 1999                              250,000.00
        September 30, 1999                         250,000.00
        December 31, 1999                       11,250,000.00

        March 31, 2000                          11,250,000.00
        June 30, 2000                           11,250,000.00
        September 30, 2000                      11,250,000.00
        December 31, 2000                       12,500,000.00

        March 31, 2001                          12,500,000.00
        June 30, 2001                           12,500,000.00
        Tranche B Term Loan
         Maturity Date                          12,500,000.00

          (d)(i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Company or any of its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) receives any proceeds from any sale or issuance of its equity (including, without limitation, the issuance of capital stock, or options or warrants to purchase such capital stock) or from the exercise of options or warrants to purchase such equity (other than proceeds received by any Subsidiary representing an investment therein permitted to be made in accordance with this Agreement by the Company or any Subsidiary of the Company), an amount equal to 66-2/3% of the Net Cash Proceeds of the respective sale, issuance or exercise shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k)./2/

            (ii)  [INTENTIONALLY OMITTED].

           (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date occurring on or prior to the date upon which the Term Loans, together with interest thereon, are repaid in full upon which CEAc Acquisition Corp. or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity (including, without limitation, the issuance of capital stock, or options or warrants to purchase such capital stock but excluding issuances permitted by Section 10.14) or from the exercise of options or warrants to purchase such equity (other than proceeds received by CEAc Acquisition Corp. or any such Subsidiary representing an investment therein permitted to be made in accordance with this Agreement by the Company or any Subsidiary of the Company) an amount equal to 66-2/3% of the Net Cash Proceeds of the respective sale or issuance shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of
Section 4.02(m).

          (e)(i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Fourth Amendment Effective Date upon which the Company or any of its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) receives any proceeds from any incurrence by the Company or any of its Subsidiaries (other than Tudor, CEAc and their respective Subsidiaries) of Indebt edness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.05 as such Section is in effect on the Exide European Restructuring
Date), an amount equal to 100% of the Net Cash Proceeds of the respective

_________________________

/2/ The Net Cash Proceeds of the Subject Shares Issuance were not required to be applied as required by Section 4.02(d)(i) pursuant to the Second Consent, Waiver and Agreement and the Fourth Amendment.

incurrence of Indebtedness shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and
(k)./3/

            (ii)  [INTENTIONALLY OMITTED].

           (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date occurring on or prior to the date upon which the Term Loans, together with interest thereon, are repaid in full upon which CEAc Acquisition Corp. or any of its Subsidiaries receives any proceeds from any incurrence by CEAc Acquisition Corp. or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.05 as such
Section is in effect on the Exide European Restructuring Date), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(m).

          (f)(i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which the Company or any of its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) receives proceeds from any sale of assets (other than capital stock and securities held thereby, but excluding (i) sales or transfers of inventory in the ordinary course of business and (ii) sales of assets to the extent permitted by Section 10.02(ii) and (vi) (as in effect on the Exide European Restructuring Date)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k).

            (ii)  [INTENTIONALLY OMITTED].

           (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date occurring on or prior to the date upon which the Term Loans, together with interest thereon, are repaid in full upon which CEAc Acquisition Corp. or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of inventory and equipment in the ordinary course of business; (ii) sales of assets to the extent permitted by
Section 10.02(ii) and (xv) and Section 10.06(xx) (as in effect on the Exide European Restructuring Date) and (iii) sales of assets to the extent the proceeds thereof are expressly excepted from the mandatory repayment requirements of the Exide European Refinancing Facility Agreement by reason of the exceptions contained in Section 7.3.1 of the Exide European Refinancing Facility Agreement as originally in effect), an amount

_________________________

/3/ The Net Cash Proceeds of the 2005 Senior Unsecured Notes Issuance were not required to be applied as required by Section 4.02(e)(i) pursuant to the Fifth Amendment, the Sixth Amendment and the Seventh Amendment.

equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of
Section 4.02(m).

          (g)(i)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to the applicable Excess Cash Flow Percentage of the Company Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k).

          (ii)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to the applicable Excess Cash Flow Percentage of the Tudor Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied in accordance with the requirements of Section 4.02(i).

          (iii)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date occurring after the CEAc Acquisition Date, an amount equal to the applicable Excess Cash Flow Percentage of the CEAc Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(m).

          (h)(i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Effective Date on which the Company or any of its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connec tion with such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(j) and (k), provided that (x)
                                                              --------
so long as no Default or Event of Default then exists and such proceeds do not exceed $10,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 12 months following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and if
(a) the amount of such proceeds exceeds $10,000,000 but does not exceed $50,000,000, (b) the amount of such proceeds is at least equal to 90% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Company and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (c) the Company has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(h)(i) in the form described in clause (x) above

(although the time period for the replacement or restoration of the properties or assets may be extended from 12 months to 24 months following the date of such Recovery Event) and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) the Company has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent establishing that the Company has sufficient business interruption insurance and that the Company will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Company (including without limitation all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of the respective properties or assets, then the entire amount and not just the portion in excess of $10,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Company from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may reasonably be established by the Administrative Agent), provided further
                                                            ----------------
that at any time while an Event of Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Company to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that
                                                         ----------------
if all or any portion of such proceeds not required to be applied to mandatory repayments and commitment reductions pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are not so used within 12 months (in the case of clause (x) to the second preceding proviso) or 24 months (in the case of clause (y) to the second preceding proviso) after the date of the respective Recovery Event, such remaining portion shall be applied on the date which is 12 or 24 months, as the case may be, after the date of the respective Recovery Event as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k).

          (ii)  [INTENTIONALLY OMITTED].

          (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date occurring on or prior to the date upon which the Term Loans, together with interest thereon, are repaid in full on which CEAc Acquisition Corp. or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(m), provided that (x) so long as no Default or
                                 --------
Event of

Default then exists and such proceeds do not exceed $10,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 12 months following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and if (a) the amount of such proceeds exceeds $10,000,000 but does not exceed $50,000,000, (b) the amount of such proceeds is at least equal to 90% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Company and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (c) the Company has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(h)(iii) in the form described in clause (x) above (although the time period for the replacement or restoration of the properties or assets may be extended from 12 months to 24 months following the date of such Recovery Event) and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) the Company has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent establishing that the Company and/or CEAc Acquisition Corp. have sufficient business interruption insurance and that the Company and/or CEAc Acquisition Corp. will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Company and its Subsidiaries (including without limitation all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of the respective properties or assets, then the entire amount and not just the portion in excess of $10,000,000 shall be deposited with a bank acceptable to the Administrative Agent pursuant to a cash collateral arrangement satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to CEAc Acquisition Corp. from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may reasonably be established by the Administrative Agent), and provided further, that if all or
                                              ----------------
any portion of such proceeds not required to be applied to mandatory repayments and commitment reductions pursuant to the preceding proviso (whether pursuant to clause (x) or (y) thereof) are not so used within 12 months (in the case of clause (x) to the preceding proviso) or 24 months (in the case of clause (y) to the preceding proviso) after the date of the respective Recovery Event, such remaining portion shall be applied on the date which is 12 or 24 months, as the case may be, following such Recovery Event as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(m).

          (i) Each amount required to be applied pursuant to Sections 4.02(d)(ii), (e)(ii), (f)(ii), (g)(ii) and (h)(ii) shall be applied (i) first,
                                                                        -----
to permanently repay or prepay the principal of outstanding Indebtedness (but not Indebtedness owing to the Company or any of its Subsidiaries) of Tudor and its Subsidiaries which is required to be repaid as a result of the respective event giving rise to the required repayment pursuant to this Section 4.02 (it being understood that any amount permanently repaid or prepaid pursuant to this clause (i) may not be reborrowed or refinanced and, if the respective repayment or prepayment is in respect of a revolving or similar commitment, such revolving or similar commitment shall be reduced by the amount of the respective repayment or prepayment pursuant to this clause (i)), (ii) second, at the option of the
                                                 ------
Company, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (i), the remaining amount may be applied to permanently repay or prepay the principal of outstanding Indebtedness (but not Indebtedness owing to the Company or any of its Subsidiaries) of Tudor and its Subsidiaries (it being understood that any amount permanently repaid or prepaid pursuant to this clause (ii) may not be reborrowed or refinanced and, if the respective repayment or prepayment is in respect of a revolving or similar commitment, such revolving or similar commitment shall be reduced by the amount of the respective repayment or prepayment pursuant to this clause (ii)) and (iii) third, to the
                                                                -----
extent in excess of the amounts actually applied pursuant to the preceding clauses (i) and (ii), the remaining amount shall otherwise be applied as required by the immediately succeeding sentence. Any amount to be applied pursuant to clause (iii) of the immediately preceding sentence shall (x) be required to be repatriated to shareholders of Tudor or to the Company by way of Dividends or repayments of intercompany indebtedness, (y) of the gross amount repatriated as required by preceding clause (x), the Company (whether directly or through repatriations received by it from its Wholly-Owned Subsidiaries) shall be required to receive an amount which is at least equal to the Tudor Percentage at the time the respective repatriation is made (net of any applicable withholding taxes or other amounts required under applicable law to be withheld in respect of the amount repatriated to the Company) and (z) the net amount actually repatriated to the Company as described in preceding clause (y) (taking the actual percentage received by the Company of the amount distributed, whether same is based on the Tudor Percentage or is a higher percentage) shall be applied as otherwise required by Sections 4.02(j) and (k); provided that, notwithstanding anything to the contrary contained above, to the extent that the repatriation of amounts as required by this sentence would result in a violation of applicable restrictions on repatriations contained in Indebtedness of Tudor and its Subsidiaries (and so long as such restrictions are not more restrictive that those permitted to exist pursuant to clause (ix) of Section 10.13), the application pursuant to this sentence may be delayed until the respective repatriations are permitted to be made (it being understood and agreed that the Company shall be required to cause repatriations to occur from time to time to the maximum extent permitted under the applicable such restrictions in such Indebtedness until the full amount which otherwise would have been required to be applied pursuant to clause (iii) of the immediately preceding sentence has been applied in accordance with the requirements of this sentence without giving effect to the proviso hereto) in accordance with such restrictions contained in such Indebtedness."

          (j) Each amount required to be applied to the Loans pursuant to Sections 4.02(d)(i), (e)(i), (f)(i), (g)(i) and (h)(i), or required to be applied pursuant to this Section 4.02(j) by the last sentence of Section 4.02(i) or pursuant to Section 4.02(m), shall be applied pro rata to each Tranche of
                                                 --- ----
Term Loans based upon the then remaining principal amounts (and, in the case of the Tranche A Term Loans, the Tranche A Letter of Credit Outstandings at such time) of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans and, in the case of the Tranche A Term Loans, the Tranche A Letter of Credit Outstandings at such time and the denominator of which is equal to the then outstanding principal amount of all Term Loans and the Tranche A Letter of Credit Outstandings at such time. Any amount required to be applied to each Tranche of Term Loans pursuant to this
Section 4.02(j) shall be applied to repay the outstanding principal amount of Term Loans of the respective Tranche then outstanding and, to the extent in excess thereof in the case of an application to the Tranche A Term Loans, shall next apply to cash collateralize the Tranche A Letter of Credit Outstandings (and reduce the Total Tranche A Term Loan Commitment) by the amount of the excess remaining to be applied. The amount of each principal repayment of Term Loans made as required by this Section 4.02(j) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche on a pro rata
                                                                   --- ----
basis (based upon the then remaining amounts of the Scheduled Repayments of the respective Tranche).

          (k) With respect to each repayment of Loans required by this Section 4.02, the Company may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans
                            --------
pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $10,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall, except as set forth in Section 4.02(a), be applied pro rata among such Loans. In the absence of a
                               --- ----
designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          (l) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all other Loans then outstanding shall be repaid in full on the respective Maturity Date for such Loans and (iii) on such date, if any, as a reduction is made to the

Total Revolving Loan Commitment pursuant to Section 3.03(i), all then outstanding Term Loans shall be required to be repaid in full and the Total Tranche A Term Loan Commitment shall terminate.

          (m) Each amount required to be applied pursuant to Sections 4.02(d)(iii), (e)(iii), (f)(iii), (g)(iii) and (h)(iii) shall be applied (i) first, to permanently repay or prepay the principal of outstanding Indebtedness
- -----
(but not Indebtedness owing to the Company or any of its Subsidiaries) of CEAc Acquisition Corp. and its Subsidiaries which is required to be repaid as a result of the respective event giving rise to the required repayment pursuant to this Section 4.02 (it being understood that any amount permanently repaid or prepaid pursuant to this clause (i) may not be reborrowed or refinanced and, if the respective repayment or prepayment is in respect of a revolving or similar commitment, such revolving or similar commitment shall be reduced by the amount of the respective repayment or prepayment pursuant to this clause (i)), (ii) second, at the option of the Company, to the extent in excess of the amounts
- ------
required to be applied pursuant to the preceding clause (i), the remaining amount may be applied to permanently repay or prepay the principal of outstanding Indebtedness (but not Indebtedness owing to the Company or any of its Subsidiaries) of CEAc Acquisition Corp. and its Subsidiaries (it being understood that any amount permanently repaid or prepaid pursuant to this clause
(ii) may not be reborrowed or refinanced and, if the respective repayment or prepayment is in respect of a revolving or similar commitment, such revolving or similar commitment shall be reduced by the amount of the respective repayment or prepayment pursuant to this clause (ii)) and (iii) third, to the extent in
                                                   -----
excess of the amounts actually applied pursuant to the preceding clauses (i) and
(ii), the remaining amount shall otherwise be applied as required by the immediately succeeding sentence. Any amount to be applied pursuant to clause
(iii) of the immediately preceding sentence shall (x) be required to be repatriated to shareholders of CEAc Acquisition Corp. or to the Company by way of Dividends or repayments of intercompany indebtedness, (y) of the gross amount repatriated as required by preceding clause (x), the Company (whether directly or through repatriations received by it from its Wholly-Owned Subsidiaries) shall be required to receive an amount which is at least equal to the CEAc Acquisition Percentage at the time the respective repatriation is made (net of any applicable withholding taxes or other amounts required under applicable law to be withheld in respect of the amount repatriated to the Company) and (z) the net amount actually repatriated to the Company as described in preceding clause
(y) (taking the actual percentage received by the Company of the amount distributed, whether same is based on the CEAc Acquisition Percentage or is a higher percentage) shall be applied as otherwise required by Sections 4.02(j) and (k); provided that, notwithstanding anything to the contrary contained above, to the extent that the repatriation of amounts as required by this sentence would result in a violation of applicable restrictions on repatriations contained in or required by Indebtedness of CEAc Acquisition Corp. and its Subsidiaries (and so long as such restrictions are not more restrictive that those contained in the Exide European Refinancing Facility Agreement as originally in effect), the application pursuant to this sentence may be delayed until the respective repatriations are permitted to be made (it being understood and agreed that the Company shall be required to cause repatriations to occur from time to time to the maximum extent permitted under the applicable such restrictions in such Indebtedness until the full amount which otherwise would have been required to be applied pursuant to clause (iii) of the immediately preceding sentence has been applied in accordance with the requirements of this sentence without giving effect to the proviso hereto) in accordance with such restrictions contained in such Indebtedness.

          (n) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Company shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(j), a "Tranche C Scheduled Repayment," and each such date, a "Tranche C Scheduled Repayment Date"), provided that if either or both of the first two Tranche C Scheduled Repayment Dates listed below occurs on or prior to the Tranche C Term Loan Borrowing Date, then the amount of the Tranche C Scheduled Repayment to occur on each such date which occurs on or prior to the Tranche C Term Loan Borrowing Date shall be reduced to $0 and the amount shown opposite such date in the table below shall instead be added to the first Tranche C Scheduled Repayment Date listed below which occurs after the Tranche C Term Loan Borrowing Date:

             Tranche C
        Scheduled Repayment Date                               Amount
        ------------------------                               ------
        March 31, 1996                                         $625,000
        June 30, 1996                                           625,000
        September 30, 1996                                      625,000
        December 31, 1996                                       625,000

        March 31, 1997                                          625,000
        June 30, 1997                                           625,000
        September 30, 1997                                      625,000
        December 31, 1997                                       625,000

        March 31, 1998                                          625,000
        June 30, 1998                                           625,000
        September 30, 1998                                      625,000
        December 31, 1998                                       625,000

        March 31, 1999                                          625,000
        June 30, 1999                                           625,000
        September 30, 1999                                      625,000
        December 31, 1999                                       625,000

        March 31, 2000                                       19,000,000
        June 30, 2000                                        19,000,000

        September 30, 2000                                   19,000,000
        December 31, 2000                                    19,000,000

        March 31, 2001                                       19,000,000
        June 30, 2001                                        19,000,000
        September 30, 2001                                   19,000,000
        December 31, 2001                                    19,000,000

        March 31, 2002                                       19,000,000
        Tranche C Term Loan
         Maturity Date                                       19,000,000

          (o) If at any time after the CEAc Acquisition Date it is determined that, because of a post-closing adjustment to the purchase price pursuant to the CEAc Acquisition Stock Purchase Agreement or otherwise (including, without limitation, because of amounts received by the Company or its Subsidiaries as a result of claims for breach of contract or warranty in connection with the CEAc Acquisition), the CEAc Acquisition Amount will be less than the amount specified in the officer's certificate delivered to the Banks on the CEAc Acquisition Date pursuant to Section 6A.23 (including by way of payment by the CEAc Seller of a post-closing adjustment to the Company or its Subsidiaries or by way of payments by the CEAc Seller in respect of claims for breach of contract or warranty), then on the date such amount is paid or reduction to the purchase price is effected, the Term Loans shall be required to be repaid in the amount of the negative adjustment to the CEAc Acquisition Amount in accordance with the requirements of Sections 4.02(j) and (k), provided that repayments pursuant to this Section 4.02(o) shall only be required to the extent the aggregate amount of negative adjustments to the CEAc Acquisition Amount have brought the amount thereof below $421,850,000; provided further, that to the extent any amounts are received pursuant to claims for breach of contract or warranty in connection with the CEAc Acquisition, up to 43% of the amounts received in respect of said claims may be contributed by the Company to the capital of CEAc and used by CEAc to permanently repay (and reduce any related revolving or similar commitments) amounts outstanding pursuant to the CEAc Refinancing Credit Facility to the extent said capital contribution and repayment is required pursuant to the terms thereof.

          4.03 Method and Place of Payment. Except as otherwise
               ---------------------------
specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a)  All payments made by the Company hereunder or
               ------------
under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (including specifically, but without limitation, Spain) or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for under this Agreement or under any Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts (or other reasonably satisfactory evidence) evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form

1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), the Company agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

          SECTION 5. Conditions Precedent to Initial Credit Events. The
                     ---------------------------------------------
obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes. On or prior to the Initial
               -----------------------------
Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note executed by the Company and to the Swingline Bank, the Swingline Note executed by the Company, in each case in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate.  On the Initial Borrowing Date, the
               ---------------------
Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Company by the President or the Chief Financial Officer of the Company, stating that all of the conditions in Sections 5.08, 5.09, 5.10, 5.18, 5.20, 5.22 and 7.01 have been satisfied on such date.

          5.03 Opinions of Counsel.  On the Initial Borrowing Date, the
               -------------------
Administrative Agent shall have received from (i) Kirkland & Ellis, U.S. counsel to the Company and its Subsidiaries, an opinion addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-1, (ii) J & A Garrigues, Spanish counsel to the Company, an opinion addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit F-2,
(iii) counsel to the Seller and Banesto acceptable to the Agents, an opinion addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks covering the matters set forth in Exhibit F-3, (iv) counsel rendering such opinions, reliance letters addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date with respect to all legal opinions delivered in connection with the Acquisition, which legal opinions and reliance letters shall be in form and substance satisfactory to the Agents and (v) local counsel (satisfactory to the Agents) legal opinions each of which (x) shall be addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, (y) shall be in form and substance satisfactory to the Agents and (z) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          5.04 Corporate Documents; Proceedings; etc.  (a)  On the Initial
               --------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Docu-ments shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (c) On the Initial Borrowing Date, unless and to the extent otherwise agreed by the Administrative Agent, the Administrative Agent shall have received evidence of the amendment to the certificate of incorporation (or equivalent organizational document) and by-laws of each Foreign Subsidiary whose capital stock is to be pledged pursuant to the Initial Pledge Agreement permitting the granting of a security interest in such Foreign Subsidiary's capital stock pursuant to the Initial Pledge Agreement, in form and substance satisfactory to the Agents and local counsel to the Agents.

          5.05 Employee Benefit Plans; Shareholders' Agreements; Management
               ------------------------------------------------------------
Agreements; Collective Bargaining Agreements; Debt Agreements; Tax Sharing
- --------------------------------------------------------------------------
Agreements. On the Initial Borrowing Date, there shall have been delivered
- ----------
to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Company of:

             (i) all "employee benefit plans" as defined in Section 3(3) of ERISA (other than multiemployer plans as defined in Section 4001(a)(3) of ERISA), and any other plans or arrangements for the benefit of employees or senior management of the Company or any of its Subsidiaries, or of Tudor or any of its Subsidiaries, and any profit sharing plans and deferred compensation plans of the Company or any of its Subsidiaries, or of Tudor or any of its Subsidiaries (collectively, the "Employee Benefit Plans");

            (ii) all agreements entered into by the Company or any of its Subsidiaries, or of Tudor or any of its Subsidiaries, governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

           (iii) all agreements with members of, or with respect to, the senior management and management of the Company or any of its Subsidiaries, or of Tudor or any of its Subsidiaries (collectively, the "Management Agreements");

            (iv) all collective bargaining agreements applying or relating to any employee of the Company or any of its Subsidiaries, or of Tudor or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

             (v) all agreements evidencing or relating to Indebtedness of the Company or any of its Subsidiaries, or of Tudor or any of its Subsidiaries, which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Existing Indebtedness Agreements"); and

            (vi) all tax sharing, tax allocation and other similar agreements entered into by the Company or any Subsidiary of the Company, or by Tudor or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

          5.06 Adverse Change, etc. (a) Since August 9, 1994, nothing shall have
               --------------------
occurred (and the Banks shall have become aware of no facts, conditions or other informa tion not previously known) which the Agents or the Required Banks shall determine could have a material adverse effect on the rights or remedies of the Agents or the Banks, or on the ability of the Company, Tudor or their respective Subsidiaries to perform their respective obligations to the Agents and the Banks or which could have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company, of Tudor, or of either such Person and its Subsidiaries taken as a whole.

          (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein (excluding governmental approvals and/or consents not required to be obtained on or prior to the Initial Borrowing Date) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction, the transactions contemplated by the Documents, the making of the Loans or the issuance of Letters of Credit.

          5.07 Litigation. On the Initial Borrowing Date, no litigation by any
               ----------
entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to any material Indebtedness of the Company or its Subsidiaries, or of Tudor and its Subsidiaries, which is to remain outstanding after the consummation of the Initial Borrowing Date, or which the Agents or Required Banks shall determine could have a material adverse effect on the Transaction or on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company, of Tudor, or of either such Person and its Subsidiaries taken as a whole.

          5.08 Acquisition Documents and Initial Tender Offer Documents.  (a) On
               --------------------------------------------------------
the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of the Acquisition Documents, which Acquisition Documents (including, without limitation, as to the price per share (including the Dollar Equivalent thereof)) shall be in form and substance satisfactory to the Agents and the Required Banks.

          (b) On the Initial Borrowing Date, there shall have been delivered to the Banks true and correct copies of the Initial Tender Offer Documents, which Initial Tender Offer Documents (including, without limitation, the price (including the Dollar Equivalent) and conditions to purchase contained in the Initial Offer to Purchase) shall be in form and substance satisfactory to the Agents and the Required Banks and shall not be amended with out the consent of the Agents and the Required Banks.

          (c) All terms of, and the documentation for, the Acquisition and the Initial Tender Offer (including, without limitation, as to the price per share (including the Dollar Equivalent thereof), all terms and conditions contained in the Initial Offer to Purchase (it being understood and agreed that the Initial Tender Offer shall be conditioned upon the tender of at least 51% (on a fully diluted basis) of the Tudor Shares) and all terms and con ditions contained in the Purchase Agreement), and any amendments thereto, shall be satis factory to the Agents and the Required Banks.

          (d) On the Initial Borrowing Date, the Initial Tender Offer Filing Date shall have occurred, and the Company shall have delivered to each Bank true and correct copies, certified as true and correct by an appropriate officer of the Company, of all documents filed by or on behalf of the Company with the Comision Nacional Del Mercado de Valores ("CNMV") in connection with seeking the Initial Approval, all of which shall be in form and substance satisfactory to the Agents and the Required Banks.

          5.09 Existing Indebtedness.  On the Initial Borrowing Date, none of
               ---------------------
the Company, the Subsidiaries of the Company, Tudor and the Subsidiaries of Tudor shall have any Indebtedness outstanding except for the Loans and the Existing Indebtedness. On the Initial Borrowing Date, the aggregate principal amount of (x) the outstanding Existing Indebtedness of the Company and its Subsidiaries (other than Tudor and its Subsidiaries) shall not exceed $290,000,000 and (y) the outstanding Existing Indebtedness of Tudor and its Subsidiaries shall not exceed $185,000,000 (taking the Dollar Equivalent of all amounts of such Existing Indebtedness based upon Exchange Rates prevailing on August 26, 1994). On the Initial Borrowing Date, the Existing Indebtedness referred to in the immediately preceding sentence shall not have been incurred in connection with, or in contemplation of, the Transaction and the terms and conditions of the Existing Indebtedness shall be satisfactory to the Agents and the Required Banks. On the Initial Borrowing Date (and after giving effect thereto), all of the Existing Indebtedness shall remain outstanding without any defaults or events of default existing thereunder (or which will arise thereunder as a result of the Transaction and the financing of same as contemplated herein) and there shall not be any amendments or modifications to the agreements and instruments or evidencing such Indebtedness other than as requested or approved by the Agents or the Required Banks.

          5.10 Repayment and Termination of the Existing Chemical Credit
               ---------------------------------------------------------
Agreement. (a) On or prior to the Initial Borrowing Date, the total
- ---------
commitments under the Existing Chemical Credit Agreement shall have been terminated and all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued under the Existing Chemical Credit Agreement shall have been terminated or supported by one or more Letters of Credit issued hereunder, and all other amounts owing pursuant to the Existing Chemical Credit Agreement shall have been repaid in full and the Existing Chemical Credit Agreement shall have been terminated and be of no further force or effect, except for certain indemnity, expense or similar provisions contained therein which by their express terms are intended to survive such termination and as are satisfactory to the Administrative Agent and the Required Banks, and the Agents shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.10(a) have been satisfied on such date.

          (b) On or prior to the Initial Borrowing Date, the creditors under the Existing Chemical Credit Agreement shall have terminated and released all security interests and Liens on the assets owned by the Company or any of its Subsidiaries granted in connection with the Existing Chemical Credit Agreement. On or prior to the Initial Borrowing Date, the Agents shall have received such releases of security interests in and Liens on the assets owned by such Persons as may have been requested by the Agents, which releases shall be in form and substance satisfactory to the Agents. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Company or any of its Subsidiaries in connection with the security interests created with respect to the Existing Chemical Credit Agreement and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Company or any of its Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Company or any of its Subsidiaries, in each case, to secure the obligations under the Existing Chemical Credit Agreement, all of which shall be in form and substance satisfactory to the Agents and (iv) all collateral owned by the Company or any of its Subsidiaries in the possession of any collateral agent (whether such collateral has been delivered directly to such collateral agent or reissued by such Person to such collateral agent so long as no collateral remains in possession of such collateral agent), in its capacity as collateral agent under the Existing Chemical Credit

Agreement or the collateral agent under any security document or any other agent, collat eral agent or trustee for the creditors under the Existing Chemical Credit Agreement.

          (c) The amount of all cash payments made, or required to be made, by or on behalf of the Company and its Subsidiaries in connection with the termination of the Existing Chemical Credit Agreement (including, without limitation, payments of accrued interest with respect thereto and breakage cost, if any, with respect to eurodollar rate loans) shall not exceed $108,000,000.

          5.11 Guaranty.  On the Initial Borrowing Date, each Domestic
               --------
Subsidiary of the Company shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit H-1 hereto (as modified, supplemented or amended from time to time, the "Domestic Subsidiaries Guaranty").

          5.12 Pledge Agreements.  On the Initial Borrowing Date, each
               -----------------
Credit Party (other than Tudor) shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Initial Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          5.13 Security Agreement.  On the Initial Borrowing Date, each Credit
               ------------------
Party (other than Tudor) shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

             (i) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the relevant Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

           (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

            (iv) evidence that all other actions necessary or, in the reasonable opin ion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.14 Mortgages; Title Insurance; Surveys; etc.  On the Initial
               -----------------------------------------
Borrowing Date, the Collateral Agent shall have received:

             (i) fully executed counterparts of mortgages, leasehold mortgages or deeds to secure debt in each case in form and substance reasonably satisfactory to the Agent (each, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property of the Company or any Subsidiary as shall be designated as such on Schedule III (each, a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

            (ii) mortgagee title insurance policies on each Mortgaged Property issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mort gage Policies") in amounts satisfactory to the Agents assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request; and

           (iii) a survey, in form and substance satisfactory to the Collateral Agent, to each Mortgaged Property, certified by a licensed professional surveyor satisfactory to the Collateral Agent.

            5.15 Projections; Pro Forma Financial Statements; Accountants'
                 ---------------------------------------------------------
Certificates.  On or prior to the Initial Borrowing Date, the Company shall
- ------------
have delivered to each Bank:

             (i) projected financial statements for the Company and its Subsidiaries for the period from the Initial Borrowing Date to and including the seventh anniversary of the Initial Borrowing Date (the "Projections"), which Projections (x) shall reflect the forecasted financial condition and income and expenses of the Company and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and thereby, (y) shall be certified by the chief financial officer of the Company and (z) shall be satisfactory in form and substance to the Agents and the Required Banks;

            (ii)  pro forma financial statements (including a balance sheet
                  --- -----
     and income statement) for the Company and its Subsidiaries (including Tudor and its Subsidiaries) for the one year period ended on the last day of the fiscal quarter of the Company last ended prior to the Initial Borrowing Date, assuming (a) the Transaction (other than the Secondary Tender Offer) was effected on the first day of such one year period, and, (b) the Company acquired 52% (on a fully diluted basis) of the outstanding Tudor Shares on the first day of such one-year period, and such pro forma financial
                                                     --- -----
     statements shall have been certified by Arthur Andersen or such other independent public accountants as shall be acceptable to the Agents, and the Agents and the Required Banks shall be satisfied with such pro forma
                                                                    --- -----
     financial statements, and the accounting practices and procedures to be utilized by the Company and its Subsidiaries following the consummation of the Initial Tender Offer; and

            (iii) the Banks shall have received such accountants' certificates, calculations and pro forma financial data as shall be reasonably required by the Agents in order for them to determine compliance with any applicable covenants contained in any Existing Indebtedness, all of which shall be in form and substance satisfactory to the Agents and the Required Banks.

            5.16 Solvency Certificate; Environmental Analyses; Insurance
                 -------------------------------------------------------
Analyses.  On the Initial Borrowing Date, the Company shall cause to be
- --------
delivered to the Agent:

             (i) a certificate in the form of Exhibit K, addressed to the Agents and each of the Banks and dated the Initial Borrowing Date, from the chief financial officer of the Company, providing the opinion of the chief financial officer of the Company that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each of the Company, on a stand-alone basis, and the Company and its Subsidiaries (including Tudor and its Subsidiaries) taken as a whole, is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature and become due;

            (ii) Phase I environmental assessment reports prepared by Pilko & Associates with respect to the Real Property of the Company and its Subsidiaries, and analyses by Pilko & Associates of their liabilities with respect to "superfund sites" and worker safety issues, the results of which shall be in form and substance acceptable to the Agents and the Required Banks;

           (iii) Phase I environmental assessments reports prepared by Pilko & Associates with respect to the real property assets of Tudor and its Subsidiaries, the results of which shall be in form and substance acceptable to the Agents and the Required Banks; and

            (iv) analyses and evidence of insurance complying with the requirements of Section 9.03 for the business and properties of the Company and its Subsidiaries, and of Tudor and its Subsidiaries, in scope, form and substance satisfactory to the Agents and the Required Banks and, with respect to all insurance maintained with respect to the Company and its Subsidiaries (other than Tudor and its Subsidiaries) naming the Collateral Agent and each of the Banks as an additional insured and the Collateral Agent as loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Administrative Agent.

          5.17 Consent Letter.  On the Initial Borrowing Date, the
               --------------
Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit L, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 14.08.

          5.18 Anti-Takeover Laws.  No U.S. federal, state or foreign anti-
               ------------------
takeover law regulating the Acquisition or the Tender Offer shall prohibit or be reasonably likely to have a material adverse effect on the Acquisition or the Tender Offer.

          5.19 Fees, etc.  On the Initial Borrowing Date, the Company shall
               ----------
have paid to the Administrative Agent, each Agent and each Bank all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent, such Agent and such Bank to the extent then due.

          5.20 Notices to Holders of Certain Indebtedness.  (i)  On the
               ------------------------------------------
Initial Borrowing Date, the Company shall have delivered to the trustee under the Senior Note Indenture, notice to the effect that this Agreement (and only this Agreement) constitutes the "Amended Credit Agreement" (as defined in such indenture), and the Company shall have taken all other action as may be necessary or, in the opinion of the Agents desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Amended Credit Agreement" under such indenture.

          (ii) On the Initial Borrowing Date, the Company shall have delivered to the trustee under the Senior Subordinated Note Indenture, notice to the effect that this Agreement (and only this Agreement) constitutes the "Amended Credit Agreement" (as defined in such indenture), and the Company shall have taken all other action as may be necessary or, in the opinion of the Agents desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Amended Credit Agreement" under such indenture.

          (iii) On the Initial Borrowing Date, the Company shall have delivered to the Administrative Agent evidence in form, scope and substance satisfactory to the Agents that the matters set forth in this Section 5.20 have been satisfied as of such date.

          5.21 Subrogation Rights Agreement.  On or prior to the Initial
               ----------------------------
Borrowing Date, each of the Seller, Banesto and Tudor shall have duly authorized, executed and delivered to the Administrative Agent a Subrogation Rights Agreement in the form of Exhibit M hereto (as modified, supplemented or amended from time to time, the "Subrogation Rights Agreement"), and the Subrogation Rights Agreement shall be in full force and effect.

          5.22 Amendment to Purchase Agreement.  On or prior to the Effective
               -------------------------------
Date, the parties thereto shall have entered into an amendment to the Purchase Agreement, in form and substance satisfactory to the Agents, whereby the Seller acknowledges and agrees to accept Letters of Credit in the form provided to be issued pursuant to this Agreement in lieu of the guarantees otherwise required to be delivered to the Seller pursuant to the Purchase Agreement as originally executed.

          SECTION 6.  Conditions Precedent to Issuance of Secondary Tender
                      ----------------------------------------------------
Offer Credit Support.  The obligation of any Issuing Bank to issue the
- --------------------
Secondary Tender Offer Credit Support is subject to the satisfaction of the following conditions on the date of the issuance thereof (and no Issuing Bank shall issue the Secondary Tender Offer Credit Support unless it believes that the following conditions have been satisfied in all material respects):

          6.01 Secondary Tender Offer Filing Date. The date of the issuance
               ----------------------------------
of the Secondary Tender Offer Credit Support shall be the Secondary Tender Offer Filing Date, and such date shall occur within six months after the Initial Tender Offer Filing Date.

          6.02 Secondary Tender Offer Maximum Offered Consideration.   Unless
               ----------------------------------------------------
the Required Banks otherwise agree in writing, the amount of the Secondary Tender Offer Maximum Offered Consideration shall not exceed the Secondary Tender Offer Blocked Commitment as in effect immediately before the Secondary Tender Offer Filing Date. Furthermore, the price per share to be paid for the Remaining Tudor Shares and Remaining Tudor Convertible Bonds shall be consistent with the foregoing requirements and shall have been agreed upon by the Company and CNMV.

          6.03 Liquidity.  On the Secondary Tender Offer Filing Date, the Agents
               ---------
and the Required Banks shall be reasonably satisfied that the Company and its Subsidiaries have adequate working capital financing and liquidity to carry on their respective businesses after giving effect to the consummation of the Secondary Tender Offer for such period of time as shall be reasonably acceptable to the Agents and the Required Banks, and the Agents and the Required Banks shall have received such pro forma calculations and accountants' certificates as
                         --- -----
shall be reasonably required by, and as shall be in form and substance reasonably satisfactory to, the Agents and the Required Banks in order for them to determine compliance with this Section 6.03.

          6.04 Treasury Stock Repurchase.  Prior to the Secondary Tender Offer
               -------------------------
Filing Date, the Treasury Stock Repurchase shall have been consummated in accordance with the requirements of Section 9.17.

          6.05 Secondary Tender Offer Documents.  (i)  On the Secondary Tender
               --------------------------------
Offer Filing Date, there shall have been delivered to the Banks true and correct copies of the Secondary Tender Offer Documents, which Secondary Tender Offer Documents (including, without limitation, the conditions to purchase contained in the Secondary Offer to Purchase) shall be in form and substance satisfactory to the Agents and the Required Banks.

          (ii) On the Secondary Tender Offer Filing Date, the Company shall have delivered to each Bank true and correct copies, certified as true and correct by an appropriate officer of the Company, of all documents filed by or on behalf of the Company with CNMV in connection with seeking the Secondary Approval.

          6.06 Further Assurances.  On or prior to the Secondary Tender Offer
               ------------------
Filing Date, the Agents and the Banks shall have received assurances reasonably satisfactory to the Agents and the Required Banks (including, without limitation, from the Company's financial advisors and Spanish counsel) that (i) pursuant to the Secondary Tender Offer, all of the Remaining Tudor Shares and Remaining Tudor Convertible Bonds shall be acquired and (ii) upon the consummation of the Secondary Tender Offer, all Tudor Shares and Tudor Convertible Bonds shall be delisted from all of the Spanish stock exchanges and all other exchanges and trading systems.

          6.07 Governmental Approvals. All necessary governmental (domestic
               ----------------------
and foreign) and third party approvals and/or consents in connection with the Secondary Tender Offer, the transactions contemplated by the Documents relating to the Secondary Tender Offer and otherwise referred to herein or therein relating to the Secondary Tender Offer shall have been obtained and remain in effect (except for governmental approvals and consents not required to be obtained prior to the Secondary Tender Offer Filing Date), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the seeking of the Secondary Approval or the Secondary Tender Offer or the transactions contemplated by the Documents relating to the Secondary Tender Offer or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Secondary Approval or the Secondary Tender Offer, the transactions contemplated by the Documents relating to the Secondary Tender Offer, the making of the Loans or the issuance of Letters of Credit.

          6.08 Litigation.  On the Secondary Tender Offer Filing Date, no
               ----------
litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions con templated hereby, or with respect to the Secondary Tender Offer or which the Agents or Required Banks shall determine could reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Secondary Tender Offer.

          6.09 Anti-Takeover Laws.  No U.S. federal, state or foreign anti-
               ------------------
takeover law shall prohibit or have a material adverse effect on the ability of the Company to consummate the Secondary Tender Offer.

          SECTION 6A. Conditions Precedent To CEAc Acquisition Date.  The
                      ---------------------------------------------
obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on and after the CEAc Acquisition Date is subject to the satisfaction of the following conditions:

          6A.01.  Execution of Third, Fourth and Fifth Amendments.  On or prior
                  -----------------------------------------------
to the CEAc Acquisition Date, each of the Third Amendment Effective Date, the Fourth Amendment Effective Date, the Fifth Amendment Effective Date, the Sixth Amendment Effective Date and the Seventh Amendment Effective Date shall have occurred.

          6A.02.  Officer's Certificate.  On the CEAc Acquisition Date, the
                  ---------------------
Administrative Agent shall have received a certificate, dated the CEAc Acquisition Date and signed on behalf of the Company by the President or the Chief Financial Officer of the Company, stating that all of the conditions in Sections 6A.06, 6A.07, 6A.08, 6A.09(a) and (c), 6A.10, 6A.11, 6A.15, 6A.17,
6A.18, 6A.19, 6A.20, 7.01 and 7.03 have been satisfied on such date.

          6A.03.  Opinions of Counsel.  On the CEAc Acquisition Date, the
                  -------------------
Administrative Agent shall have received from (i) Kirkland & Ellis, U.S. counsel to the Company and its Subsidiaries, an opinion addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the CEAc Acquisition Date, which opinion shall cover matters, and shall be in form and substance, satisfactory to each of the Agents, (ii) each local European counsel to the Company, an opinion addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the CEAc Acquisition Date, each of which opinion shall cover matters, and shall be in form and substance, satisfactory to each of the Agents, (iii) counsel rendering such opinions, reliance letters addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the CEAc Acquisition Date with respect to the legal opinions, if any, delivered in connection with the CEAc Acquisition, which legal opinions and reliance letters shall be in form and substance reasonably satisfactory to the Agents and (iv) local counsel (satisfactory to the Agents), legal opinions each of which (x) shall be addressed to the Administrative Agent, the Agents, the Collateral Agent and each of the Banks and dated the CEAc Acquisition Date, (y) shall be in form and substance satisfactory to the Agents and (z) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          6A.04.  Corporate Documents; Proceedings; etc.  All corporate and
                  --------------------------------------
legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          6A.05  Due Diligence Reports. On the CEAc Acquisition Date, there
                 ---------------------
shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Company, of each Due Diligence Report, each of which Due Diligence Reports shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

          6A.06  Adverse Change, etc.  (a)  Since the Fifth Amendment
                 --------------------
Effective Date (or since December 31, 1993 in the case of CEAc and its Subsidiaries), nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agents or the Required Banks shall determine could have a material adverse effect on the rights or remedies of the Agents or the Banks, or on the ability of the Company, or the Company and its Subsidiaries, to perform their respective obligations to the Agents and the Banks or which could have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or of CEAc and its Subsidiaries taken as a whole.

          (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the CEAc Acquisition, the transactions contemplated by the Documents and otherwise referred to herein or therein (excluding governmental approvals and/or consents not required to be obtained on or prior to the CEAc Acquisition Date pursuant to the express provisions of Section 6A.15(c)) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the CEAc Acquisition or the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the CEAc Acquisition, the transactions contemplated by the Documents or the making of the Loans and/or the issuance of Letters of Credit.

          6A.07  Litigation. On the CEAc Acquisition Date, no litigation or
                 ----------
investigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to the Subject Shares Issuance, the 2005 Senior Unsecured Note Documents or any material Indebtedness of the Company or its Subsidiaries, or with respect to any material Indebtedness of CEAc and its Subsidiaries which is to remain outstanding after the consummation of the CEAc Acquisition, or which the Agents or the Required Banks shall determine could have a material adverse effect on the CEAc Acquisition or on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or of CEAc and its Subsidiaries taken as a whole.

          6A.08  Acquisition Documents.  (a)  The aggregate cash consideration
                 ---------------------
to be paid by the Company and its Subsidiaries in connection with the CEAc Acquisition (excluding payments of fees and expenses, and excluding payments in respect of intercompany indebtedness owed by CEAc and its Subsidiaries to the CEAc Seller or any of their respective other Subsidiaries) shall not exceed $421,950,000.

          (b) In addition to the payment made as contemplated by preceding clause (a) of this Section 6A.08, at the time of the CEAc Acquisition, the Company shall have caused CEAc to repay in full all intercompany indebtedness owed by CEAc and its Subsidiaries to the CEAc Seller and any of their respective other Subsidiaries in accordance with the requirements of the CEAc Acquisition Stock Purchase Agreement, and the aggregate amount required for such purpose shall be borrowed by CEAc under the CEAc Refinancing Credit Facility referred to in Section 6A.09, the aggregate amount of which borrowings shall not exceed 830,000,000 French Francs (or its equivalent amount as calculated pursuant to the CEAc Refinancing Credit Facility).

          (c) On the CEAc Acquisition Date, there shall have been delivered to the Banks true and correct copies of the CEAc Acquisition Documents and all terms and conditions contained in the CEAc Acquisition Documents, and any amendments thereto, shall be in form and substance satisfactory to the Agents and the Required Banks. Without limiting the foregoing, on the CEAc Acquisition Date (w) the CEAc Acquisition Stock Purchase Agreement shall have been executed and shall be in the form of the Final Draft CEAc Acquisition Stock Purchase Agreement, with no changes from the Final Draft CEAc Acquisition Stock Purchase Agreement except as may have been approved by the Agents and the Required Banks in their sole discretion, (x) the CEAc Acquisition Warranty Agreement shall have been executed and delivered and shall be in the same form as the Final Draft CEAc Acquisition Warranty Agreement, with no changes from the Final Draft CEAc Acquisition Warranty Agreement except as may have been approved by the Agents and the Required Banks in their sole discretion, (y) there shall have been no alterations to the purchase price or terms of the CEAc Acquisition from that set forth in the Final Draft CEAc Acquisition Stock Purchase Agreement and Final Draft CEAc Acquisition Warranty Agreement, without the prior written approval of the Agents and the Required Banks and (z) the CEAc Supply Agreements shall have been entered into in the form of Schedules 6.1.8 and 6.1.9 to the CEAc Acquisition Stock Purchase Agreement.

          (d) All conditions precedent to the consummation of the CEAc Acquisition as set forth in the CEAc Acquisition Stock Purchase Agreement shall have been satisfied, and not waived except with the consent of the Agents and the Required Banks, to the satisfaction of the Agents and the Required Banks, and the CEAc Acquisition shall have been consummated in accordance with the documentation therefor and all applicable laws.

          6A.09  CEAc Indebtedness.  (a)  On the CEAc Acquisition Date (and
                 -----------------
after giving effect to the CEAc Transaction), the aggregate principal amount of the outstanding Indebtedness of CEAc and its Subsidiaries (excluding (x) Indebtedness pursuant to the CEAc Refinancing Credit Facility and (y) intercompany Indebtedness owed by CEAc or any of its Subsidiaries to the Company or any of the other Subsidiaries of the Company) (i) constituting Indebtedness for borrowed money or guarantees thereof shall not exceed $10,000,000 and (ii) constituting Indebtedness which is not Indebtedness for borrowed money or guarantees thereof shall not exceed $70,000,000 (in each case taking the Dollar Equivalent of all amounts of such Indebtedness based upon Exchange Rates prevailing on January 31, 1995), and the terms and conditions of all such Indebtedness (all such Indebtedness which is to remain outstanding, herein called "CEAc Existing Indebtedness") shall be satisfactory to the Agents and the Required Banks. On the CEAc Acquisition Date (and after giving effect thereto), all of the Indebtedness referred to in this Section 6A.09 shall remain outstanding without any defaults or events of defaults existing thereunder (or which will arise thereunder as a result of the CEAc Acquisition and the financing of same as contemplated herein) and there shall not be any amendments or modifications to the agreements and instruments or evidencing such Indebtedness other than as approved by the Agents or the Required Banks.

          (b) On or prior to the CEAc Acquisition Date, CEAc and/or its Subsidiaries shall have entered into a credit agreement on terms, and pursuant to documentation (as amended, modified and/or supplemented from time to time pursuant to the terms hereof and thereof, the "CEAc Refinancing Credit Facility"), reasonably satisfactory to the Required Banks, providing credit facilities in the aggregate amount of 830,000,000 French Francs, which will be available for the refinancing on or prior to the CEAc Acquisition Date of the outstanding Indebtedness of CEAc and its Subsidiaries (other than the CEAc Existing Indebtedness) at the time of the consummation of the CEAc Acquisition (although the refinancing may occur immediately after giving effect thereto) (with such refinancing herein called the "CEAc Refinancing", and the CEAc Refinancing Credit Facility, together with all related documentation, being herein called the "CEAc Refinancing Documents"). The Company shall have delivered to the Banks true and correct copies of the CEAc Refinancing Documents. On the CEAc Acquisition Date, the Banks shall have received assurances satisfactory to them that the CEAc Refinancing has been, or will on such date be, consummated and all terms and conditions contained in the CEAc Refinancing Documents (including, without limitation, any change of control provisions, premiums, redemptions, prepayment terms, covenants, defaults, remedies, interest rates, amortizations, restrictions on payments and dividends, securing interests, guarantees and other provisions) shall be in form and substance reasonably satisfactory to the Required Banks.

          (c) On the CEAc Acquisition Date, all amounts to be used by the Company and its Subsidiaries (excluding proceeds of Indebtedness incurred directly by CEAc and its Subsidiaries) to effect the CEAc Acquisition shall be loaned by the Company (except that a portion of such amounts reasonably acceptable to the Agents and the Required Banks may be infused as a common equity contribution, if so requested by the Company) to CEAc Acquisition Corp. and/or one or more of its Subsidiaries (all such loans being herein called the "CEAc Acquisition Intercompany Indebtedness"), which CEAc Acquisition Intercompany Indebtedness shall be evidenced by intercompany notes (the "CEAc Acquisition Intercompany Notes") which are pledged and delivered for pledge pursuant to the Initial Pledge Agreement. All terms and conditions, and the documentation for, the CEAc Acquisition Intercompany Indebtedness shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

          6A.10  Proceeds from the Subject Shares Issuance.  On or prior to
                 -----------------------------------------
January 30, 1995, the Company shall have received net cash proceeds of at least $249,000,000 from the issuance of the Subject Shares pursuant to the Subject Shares Issuance.

          6A.11  2005 Senior Unsecured Note Issuance; Escrow Release.  (a)
                 ---------------------------------------------------
On or prior to May 15, 1995, (i) the Company shall have received gross cash proceeds of at least $225,000,000 from the issuance of the 2005 Senior Unsecured Notes pursuant to the 2005

Senior Unsecured Notes Issuance, and shall have deposited $219,937,500 of such cash proceeds, plus an amount equal to the Net Cash Proceeds of that principal amount of 2005 Senior Unsecured Notes issued pursuant to the 2005 Senior Unsecured Notes Issuance to the extent in excess of $225,000,000, into the 2005 Escrow Account in accordance with the terms of Section 10.05(xvi) and (ii) the Banks shall have received true and correct copies of the 2005 Senior Unsecured Note Documents, each of which shall be in full force and effect and all terms and conditions of the 2005 Senior Unsecured Note Documents (including, without limitation, interest rates, maturities, amortization schedules, covenants, redemption provisions, escrow release provisions, escrow investment provisions, security, exchange provisions, defaults and remedies with respect thereto), shall be in form and substance satisfactory to the Agents and the Required Banks.

          (b) On the CEAc Acquisition Date, all proceeds then on deposit in the 2005 Escrow Account shall have been released in accordance with the terms of the 2005 Escrow Agreement, which proceeds, together with such other funds available to the Company on the CEAc Acquisition Date, shall be sufficient to permit the Company to consummate the CEAc Acquisition and to pay all fees and expenses in connection therewith, and the Agents shall have received such evidence, in form and substance satisfactory to the Agents, of the completion of such release. Prior to or concurrently with the incurrence of Revolving Loans on the CEAc Acquisition Date, the Company shall utilize all proceeds received by it as described in this clause (b) to effect the CEAc Acquisition, including the payment of fees and expenses relating thereto to the extent then due.

          (c) On or prior to the CEAc Acquisition Date, each security interest in and Lien on the 2005 Escrow Account and the 2005 Escrow Agreement, including, without limitation, on any and all funds then on deposit, or to be deposited, in the 2005 Escrow Account, shall have terminated.

          (d) The Company hereby represents and warrants that it will utilize proceeds of Revolving Loans for the purpose of providing a substantial portion of the financing in connection with the CEAc Acquisition.

          6A.12  Security Documents. (a) On the CEAc Acquisition Date, each
                 ------------------
Credit Party which is a party to the Initial Pledge Agreement shall have duly authorized, executed and delivered an amendment to the Initial Pledge Agreement in the form of Exhibit I-1 hereto and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by CEAc US Holdco and/or such other Credit Party and not previously delivered to the Collateral Agent, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in blank, in the case of capital stock constituting Pledged Securities, it being understood and agreed that the Company shall only be required to deliver certificates representing 65% of the capital stock owned by it in CEAc US Holdco.

          (b) On or prior to the CEAc Acquisition Date, the Collateral Agent shall have received fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Collateral Agent, to each of the Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company ensuring the Lien of the existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall have received endorsements to the existing Mortgage Policies assuring the Collateral Agent that each Mortgage, after giving affect to the respective Mortgage Amendment, is a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

          6A.13  Financial Statements; Projections; Pro Forma Financial
                 ------------------------------------------------------
Statements; Accountants' Certificates.  On or prior to the CEAc Acquisition
- -------------------------------------
Date, the Company shall have delivered to each Bank:

            (1) the CEAc 1994 Consolidated Financial Statements, and the results as reflected therein shall show no material adverse change in the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of CEAc and its Subsidiaries from that shown in the CEAc 1993 Consolidated Financial Statements;

            (2) projected financial statements for the Company and its Subsidiaries for the period from January 1, 1995 to and including June 30, 2002 (the "CEAc Projections"), which CEAc Projections (x) shall reflect the forecasted financial condition and income and expenses of the Company and its Subsidiaries after giving effect to the CEAc Transaction (as if same had occurred on January 1, 1995) and the related financing thereof and the other transactions contemplated hereby and thereby, (y) shall be certified by the chief financial officer of the Company and (z) shall be reasonably satisfactory in form and substance to the Agents and the Required Banks;

            (3) pro forma financial statements (including a balance sheet
                --- -----
     and income statement) for the Company and its Subsidiaries (including CEAc Acquisition Corp. and its Subsidiaries) for the period of four consecutive fiscal quarters (taken as one accounting period) last ended prior to the CEAc Acquisition Date for which financial information in respect thereof is available, assuming (a) the CEAc Transaction was effected on the first day of such one year period and (b) the Company acquired 99.7% (on a fully diluted basis) of the outstanding equity interests in CEAc and the Tudor Percentage (as then in effect) of the outstanding equity interests in Tudor on the first day of such one-year period, and such pro forma financial
                                                        --- -----
     statements shall have been certified by the chief financial officer of the Company, and the Agents and the Required Banks shall be reasonably satisfied with such pro forma financial statements, and the accounting
                         --- -----
     practices and procedures to be utilized by the Company and its Subsidiaries following the consummation of the CEAc Acquisition; and

             (4) the Banks shall have received such accountants' certificates (including comfort satisfactory to the Agents from Arthur Andersen or such other independent public accountants as shall be acceptable to the Agents as to the pro forma financial statements delivered pursuant to preceding
               --- -----
     clause (iii) as well as the calculations described in this clause (iv)), calculations and pro forma financial data as shall be reasonably required
                      --- -----
     by the Agents in order for them to determine compliance with any applicable covenants contained in any Existing Indebtedness;

all of which shall be in form and substance satisfactory to the Agents and the Required Banks.

            6A.14  Solvency Certificate; Environmental Analyses; Insurance
                   -------------------------------------------------------
Analyses.  On the CEAc Acquisition Date, the Company shall have caused to be
- --------
delivered to the Administrative Agent:

             (i) a certificate in form and substance satisfactory to the Agents, addressed to the Agents and each of the Banks and dated the CEAc Acquisition Date, from the chief financial officer of the Company, providing the opinion of the chief financial officer of the Company that, after giving effect to the CEAc Transaction and the incurrence of all financings contemplated herein, each of the Company, on a stand-alone basis, and the Company and its Subsidiaries (including CEAc Acquisition Corp. and its Subsidiaries) taken as a whole, is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature and become due;

            (ii) true and correct copies, certified as true and complete by an appropriate officer of the Company, of each Environmental Report, the results of which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks; and

           (iii) evidence of insurance complying with the requirements of Section 9.03 for the business and properties of CEAc and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Banks.

            6A.15  Divestitures and/or Limitations; Competition Authority
                   ------------------------------------------------------
Approvals.  (a)  On or prior to the Fourth Amendment Effective Date (or the
- ---------
CEAc Acquisition Date with respect to the reliance letters described in clause
(i) below, although the Specified

Competition Counsel Opinions shall have been received by the Fourth Amendment Effective Date), the Banks shall have received (i) from each Specified Competition Counsel, reliance letters addressed to the Administrative Agent, the Agents and each Bank with respect to the relevant Specified Competition Counsel Opinion with respect to the status of the review of the CEAc Acquisition by the relevant governmental authority relating to antitrust or the regulation of competition in the relevant Specified Jurisdiction including the opinion of such Specified Competition Counsel as to the possible outcomes (on both a "base case" and "worst case" scenario) of such review including, without limitation, with respect to the timing of the completion of such review, the likelihood that the Company would be required to divest any of its or its Subsidiaries' (including CEAc's and its Subsidiaries') operations, or would otherwise be subject to limitations on its activities, in such Specified Jurisdiction (on both a "base case" and "worst case" scenario) and a description of the operations likely to be subject to any such divestiture or limitations, (ii) from special European counsel to the Banks, an opinion addressed to the Administrative Agent, the Agents and each Bank containing such counsel's opinion with respect to the opinions delivered by the Specified Competition Counsel pursuant to the preceding clause (i), and (iii) from the Company, the CEAc Divestiture Analysis, which contains an analysis of the financial impact (including, without limitation, (x) the reduction in sales, market share, revenue and cash flow and
(y) the incremental costs) to the Company and its Subsidiaries (including CEAc and its Subsidiaries) in the event that the Company is required to make each of the possible divestitures, and is subject to any other limitations, identified in the Specified Competition Counsel Opinions, each of which opinions, reliance letters (including the relevant opinion attached thereto) and CEAc Divestiture Analysis, including the calculations and assumptions contained therein, shall be in form and substance satisfactory to the Agents and the Required Banks. By executing and delivering a copy of the Fourth Amendment, each signatory thereto agreed (for itself and its successors) that the legal opinions and CEAc Divestiture Analysis required by this Section 6A.15(a) have been received by it and are in form and substance satisfactory to it, provided that it is understood and agreed that the reliance letters with respect to the Specified Competition Counsel Opinions have not been received by the Banks on or prior to the Fourth Amendment Effective Date, and must be received by them on or prior to the CEAc Acquisition Date and must be in form and substance satisfactory to the Agents and the Required Banks.

          (b) Subject to following clause (c), on the CEAc Acquisition Date, the Company shall have obtained each of the consents or approvals of any governmental authority relating to antitrust or the regulation of competition in each of France, Spain, Portugal, the United Kingdom, Belgium and Austria and shall have furnished evidence of such approvals to the Agents and the Banks. In the event that any of the foregoing governmental authorities or any other relevant governing or regulatory body or agency requires that any operations of the Company, CEAc or their respective Subsidiaries be divested in connection with the CEAc Acquisition (or to obtain the approvals referenced in the immediately preceding sentence) or otherwise imposes any limitations on the ability of the Company or CEAc to operate the Company's or CEAc's (including their respective Subsidiaries') businesses, the Company shall, on or prior to the CEAc Acquisition Date, have delivered to the Agents and Banks a detailed description of any such actions or restrictions, as well as a detailed description of the actions to be taken by the Company in connection therewith, as well as an analysis of the financial impact (including, without limitation, (x) the reduction in sales, market share, revenue and cash flow and (y) the costs associated therewith) to the Company and its Subsidiaries (including CEAc and its Subsidiaries) resulting from such divestiture or limitation, and any such actions or restrictions, including the Company's proposed response thereto, shall require the approval of the Agents and the Required Banks, which may be withheld by any such Persons in their reasonable judgment; provided, that if any such divestiture or limitation
                           --------
with respect to any Specified Jurisdiction would be in excess of (or the financial effect which would be worse than) the "worst case" scenario specified in the Specified Competition Counsel Opinions and CEAc Divestiture Analysis originally delivered on or prior to the Fourth Amendment Effective Date pursuant to Section 6A.15(a), then the approval of the Agents and the Required Banks may be withheld by any such Persons in their sole discretion; provided, further,
                                                          --------  --------
that if any divestiture or limitation is required or imposed with respect to Austria and/or Portugal, then the approval of the Agents and the Required Banks may be withheld by them unless such Persons determine that the divestitures and/or limitations required or imposed by or with respect to each such country are non-material to the business, property, assets, nature of assets, liabilities, condition (financial and otherwise) and prospects of the Company, CEAc and their respective Subsidiaries (including, without limitation, Tudor and its Subsidiaries) in the respective such country.

          (c) Notwithstanding anything to the contrary contained in preceding clause (b), if on the CEAc Acquisition Date, the approvals from one or more of the governmental authorities relating to antitrust or the regulation of competition in the United Kingdom, Belgium, France or Spain have not yet been obtained, and so long as such approvals need not be obtained in order for the Company to legally effect the CEAc Acquisition in the respective Specified Jurisdiction, then the Company may effect the CEAc Acquisition and Section 6A.15(b) with respect to each such Specified Jurisdiction shall be satisfied if, and only if, the following conditions are satisfied on the CEAc Acquisition Date with respect to each such Specified Jurisdiction where such approvals have not been obtained on or prior to the CEAc Acquisition Date: (i) on or prior to the CEAc Acquisition Date, the Company shall have furnished to the Banks copies of all correspondence furnished to, and received from, the relevant governmental authorities in each such Specified Jurisdiction and shall have furnished updated legal opinions from all counsel with respect to such Specified Jurisdictions referenced in Section 6A.15(a) and an updated CEAc Divestiture Analysis with respect to each such Specified Jurisdiction, as at the CEAc Acquisition Date, which opinions and updated analysis shall be revised to take into account any occurrences after the date of the legal opinions and CEAc Divestiture Analysis furnished on or prior to the Fourth Amendment Effective Date pursuant to Section 6A.15(a), and which updated legal opinions and CEAc Divestiture Analysis shall be in form and substance reasonably satisfactory to the Agents and the Required Banks (it being understood that such updated legal opinions and CEAc Divestiture Analysis shall be satisfactory if there have been no developments described therein which make the potential outcomes worse than the "worst case" scenarios described in the Specified Competition Counsel Opinions and CEAc Divestiture Analysis originally delivered pursuant to Section 6A.15(a), and that such legal opinions and CEAc Divestiture Analysis shall not be satisfactory if they conclude that there is any reasonable likelihood of potential outcomes which are worse than such "worst case" scenarios), (ii) none of the correspondence received from any governmental authority (which has not been revoked and taking into account any superseding correspondence from such governmental authority) shall indicate that any divestitures would be required, or limitations imposed, in excess of the "worst case" scenario specified in the Specified Competition Counsel Opinions and CEAc Divestiture Analysis originally furnished to the Banks on or prior to the Fourth Amendment Effective Date pursuant to Section 6A.15(a), and (iii) the Agents and the Required Banks shall be satisfied in their reasonable judgment that it is likely that the approvals of each such Specified Jurisdiction will ultimately be obtained and that there will be no divestitures required as a result thereof or limitations on the activities of the Company's and its Subsidiaries' (including CEAc's and its Subsidiaries') businesses which would be in excess of (or the financial effect which would be worse than) the "worst case" scenario specified in the Specified Competition Counsel Opinions and CEAc Divestiture Analysis originally delivered on or prior to the Fourth Amendment Effective Date pursuant to Section 6A.15(a).

          6A.16  Anti-Takeover Laws.  No U.S. federal, state or foreign
                 ------------------
anti-takeover law regulating the CEAc Acquisition shall prohibit or be reasonably likely to have a material adverse effect on the CEAc Acquisition.

          6A.17  Fees, etc. On the CEAc Acquisition Date, the Company shall
                 ---------
have paid to the Administrative Agent, each Agent and each Bank all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent, such Agent and such Bank to the extent then due.

          6A.18  Notices to Holders of Certain Indebtedness.  (a)  On the
                 ------------------------------------------
CEAc Acquisition Date, the Company shall have delivered to the trustee under the Senior Note Indenture, notice to the effect that this Agreement, as amended through the Fifth Amendment, constitutes the "Amended Credit Agreement" (as defined in such indenture), and the Company shall have taken all other action as may be necessary or, in the opinion of the Agents desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Amended Credit Agreement" under such indenture.

          (b) On the CEAc Acquisition Date, the Company shall have delivered to the trustee under the Senior Subordinated Note Indenture, notice to the effect that this Agreement, as amended through the Fifth Amendment, constitutes the "Amended Credit Agreement" (as defined in such indenture), and the Company shall have taken all other action as may be necessary or, in the opinion of the Agents desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Amended Credit Agreement" under such indenture.

          (c) On or prior to the CEAc Acquisition Date, the Company shall have entered into and delivered the First Supplemental Indenture to each of the Senior Note Indenture and Senior Subordinated Note Indenture, each dated as of January 3, 1995 and in the form furnished to the Banks prior to the Fourth Amendment Effective Date, and each such supplement shall be in full force and effect. True and correct copies of the executed First Supplemental Indentures, and the related Consent Solicitation dated November 30, 1994, as amended by amendments dated December 20, 1994, December 21, 1994 and December 23, 1994 (the "Consent Solicitation"), shall have been delivered to each of the Banks prior to the Fourth Amendment Effective Date.

          (d) On the CEAc Acquisition Date, the Company shall have delivered to the Administrative Agent evidence in form, scope and substance satisfactory to the Agents that the matters set forth in this Section 6A.18 have been satisfied as of such date.

          6A.19  Schedules. On the CEAc Acquisition Date, the Company shall
                 ---------
have delivered to the Banks true and correct copies of the Schedules referred to in Sections 8.04, 8.13, 8.15, 8.19, 8.22, 8.25, 9.03,
10.01(iii), 10.05(xvii), 10.06(xii) and 10.13 relating to CEAc Acquisition Corp. and its Subsidiaries and each such Schedule shall be in form and substance satisfactory to the Agents and the Required Banks.

          6A.20  CEAc Acquisition Amount; CEAc Refinancing Amount.  On the
                 ------------------------------------------------
CEAc Acquisition Date, the Company shall have delivered to the Banks a certificate, which certificate shall set forth the calculations required to establish such amount, executed by the chief financial officer of the Company setting forth the CEAc Acquisition Amount and the CEAc Refinancing Amount.

          The acceptance of the proceeds of the Loans on and after the CEAc Acquisition Date shall constitute a representation and warranty by the Company to the Agents and each of the Banks that all the conditions specified in this Section 6A and Section 7 exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 6A and Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Required Banks.

          SECTION 7.  Conditions Precedent to All Credit Events.  The
                      -----------------------------------------
obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date, but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(e)) and the obligation of an Issuing Bank to issue any Letter of Credit (including, without limitation, the Initial Tender Offer Credit Support and the Secondary Tender Offer Credit Support), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          7.01  No Default; Representations and Warranties.  At the time of
                ------------------------------------------
each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.02  Notice of Borrowing; Letter of Credit Request; Etc.  (a)
                ---------------------------------------------------
Prior to the making of each Loan (excluding Swingline Loans), the Agent shall have received a Notice of Borrowing meeting the requirements of
Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03, and the respective Issuing Bank shall have received any documentation reasonably requested by it in connection with the issuance of the respective Letter of Credit.

          7.03  Compliance with Indentures. So long as any Senior Notes,
                --------------------------
any 2005 Senior Unsecured Notes or any Senior Subordinated Notes remain outstanding, at the time of each Borrowing of Revolving Loans and/or Swingline Loans where, after giving effect to such Borrowing, the aggregate principal amount of outstanding Revolving Loans and Swingline Loans would be in excess of $255,000,000, the Banks shall have received the Certificate last required to be delivered pursuant to Section 9.01(m), and such certificate shall establish to the satisfaction of the Administrative Agent and Required Banks that the amount of Revolving Loans and/or Swingline Loans, as the case may be, requested pursuant to the respective Borrowing
(x) are permitted to be incurred without causing a violation of Section 4.3 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture or the Senior Subordinated Note Indenture and (y) after giving effect thereto, the Interest Coverage Ratio (as defined in the Indentures) would still be greater than 2.0:1. So long as any Senior Notes, any 2005 Senior Unsecured Notes or any Senior Subordinated Notes remain outstanding, each Credit Event shall comply with the requirements of Section 4.3 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture and the Senior Subordinated Note Indenture, and, if requested by any Agent or the Required Banks, the Banks shall have received at the time of any Borrowing of Revolving Loans or Swingline Loans such updated information with respect to the Certificate last required to be delivered pursuant to Section 9.01(m) as may have been reasonably requested, and any opinion of counsel (which opinion and counsel shall be required to be reasonably satisfactory to the respective Agent or Required Banks requesting same) as may have been reasonably requested to assure the Banks that the requirements of this
Section 7.03 and Section 4.3 of the Indentures are satisfied.

          The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Company to the Agents and each of the Banks that all the conditions specified in Sections 5 and 6 and in this Section 7 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

          SECTION 8.  Representations, Warranties and Agreements.  In order
                      ------------------------------------------
to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Company makes the following representations, warranties and agreements for itself and each of its Subsidiaries (including, for the purpose of this Section 8, (x) Tudor and its Subsidiaries as Subsidiaries of the Company as, and to the extent, contemplated by the last sentence of the definition of Subsidiary contained herein and (y) at all times on and after the CEAc Acquisition Date, CEAc and its Subsidiaries as Subsidiaries of the Company), all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          8.01  Corporate Status.  Each of the Company and its Subsidiaries
                ----------------
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects (x) of the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole or (y) unless the Initial Tender Offer Termination Date has occurred (without consummation of the Initial Tender Offer), Tudor or of Tudor and its Subsidiaries taken as a whole.

          8.02  Corporate Power and Authority.  Each of the Company and its
                -----------------------------
Subsidiaries has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

          8.03  No Violation.  Neither the execution, delivery or
                ------------
performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party (including without limitation the Existing Indebtedness and the Receivables Facility) or by which it or any of its property or assets is bound or to which it may be subject or
(iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

          8.04  Governmental Approvals.  Except as set forth on Schedule XI
                ----------------------
or, in the case of the CEAc Transaction, as set forth on Schedule XII, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date or the CEAc Acquisition Date, as the case may be), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document (excluding immaterial items required in connection with the performance of the Documents) or (ii) the legality, validity, binding effect or enforceability of any such Document.

          8.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a) (i)  The consolidated balance sheet of
- ------------------------------
the Company and its Subsidiaries (other than Tudor and its Subsidiaries) at March 31, 1994, March 31, 1993, March 31, 1992 and June 30, 1994 and the
related consolidated statements of earnings and cash flows and shareholders' equity of the Company and its Subsidiaries for the fiscal year or three-month period ended on such dates, as the case may be, copies of which have heretofore been furnished to the Banks prior to the Effective Date, (ii) the consolidated balance sheet of Tudor and its Subsidiaries at December 31, 1993, December 31, 1992, December 31, 1991 and June 30, 1994 and the related consolidated statements of earnings and shareholders' equity of Tudor and its Subsidiaries for the fiscal year or six-month period ended on such dates, as the case may be, copies of which have heretofore been furnished to the Banks prior to the Effective Date, and
(iii) the pro forma (after giving effect to the Transaction, the related
          --- -----
financing thereof and the other transactions contemplated hereby and thereby and prepared pursuant to the requirements contained in Section 5.15(ii)
hereof) financial statements of the Company and its Subsidiaries furnished pursuant to Section 5.15(ii), copies of which have been furnished to the Banks prior to the Effective Date, present fairly the consolidated financial condition (or pro forma financial condition, in the case of the
                        --- -----
statements furnished pursuant to preceding clause (iii)) of the respective entities purported to be covered thereby at the date of such balance sheets and the consol idated results of the operations and the consolidated cash flows (if included) and share holders' equity (or pro forma consolidated
                                                  --- -----
results of operations and shareholder's equity in the case of the financial statements required to be delivered pursuant to preceding clause (iii)) of the entities purported to be covered thereby for such fiscal year or six-month period, as the case may be. All such financial statements (other than the pro forma financial statements furnished pursuant to clause (iii) of
    --- -----
the immediately preceding sentence, to the extent expressly noted therein) have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since March 31, 1994 (or December 31, 1993 in the case of Tudor and its Subsidiaries, but after giving effect to the CEAc Transaction and the financing thereof) there has been no material adverse change in the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of
(x) the Company or of the Company and its Subsidiaries (other than Tudor and its Subsidiaries) taken as a whole, or (y) unless the Initial Tender Offer Termination Date has occurred (without consummation of the Initial Tender Offer), Tudor or of Tudor and its Subsidiaries taken as a whole.

          (b) (i) On and as of the Initial Borrowing Date and the date of each Credit Event, after giving effect to the Refinancing and to all Indebtedness (including the Loans and Letters of Credit) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Company and each of its Subsidiaries will exceed its debts; (b) each of the Company and each of its Subsidiaries has not incurred, and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Company and each of its Subsidiaries, individually, will have sufficient capital with which to conduct its business. For purposes of this Section 8.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully reflected in the financial statements delivered pursuant to Section 8.05(a) (including the footnotes to such financial statements), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be reasonably expected to be material to the Company or to the Company and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Company does not know of any basis for the assertion against the Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 8.05(a) which, either individually or in the aggregate, would be reasonably expected to be material to the Company or to the Company and its Subsidiaries taken as a whole.

          (d) On and as of the Initial Borrowing Date, the Projections delivered to the Agent and the Banks pursuant to Section 5.15(i) have been prepared on a basis con sistent with the financial statements referred to in Section 8.05(a)(iii) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Company to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date the Company believed that the Projections were reasonable and attainable (although actual results may differ from the Projections and no representation is made that the Projections will in fact be attained).

          (e) The Company has provided the Banks with true and complete copies of (i) the CEAc 1993 Consolidated Financial Statements and the CEAc 1994 Consolidated Financial Statements, which CEAc 1993 Consolidated Financial Statements are, and the CEAc 1994 Consolidated Financial Statements when prepared will be, regulers et sinceres and will give, as the case may be, une image fidele in conformity with generally accepted accounting principles in France consistent with prior periods, of the consolidated financial position of CEAc and its consolidated Subsidiaries as at December 31, 1993 or December 31, 1994, as the case may be, and of the consolidated results of their operations for the year then ended and
(ii) the pro forma (after giving effect to the CEAc Transaction and the
         --- -----
related financing therefor and prepared pursuant to the requirements contained in Section 6A.13(iii)) financial statements of the Company and its Subsidiaries furnished pursuant to Section 6A.13(iii), which present fairly the pro forma consolidated results of operations and shareholders'
           --- -----
equity of the entities to be covered thereby for the period covered thereby. Since December 31, 1993, there has been no material adverse change in the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of CEAc or of CEAc and its Subsidiaries taken as a whole.

          (f) On and as of the CEAc Acquisition Date, the CEAc Projections delivered to the Agent and the Banks pursuant to Section 6A.13(ii) have been prepared on a basis consistent with the financial statements referred to in this Section 8.05 (other than as set forth in such projections), and there are no statements or conclusions in any of such projections which are based upon or include information known to the Company to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the CEAc Acquisition Date the Company believed the projections were reasonable and attainable (although actual results may differ from the projections and no representation is made that such projections will in fact be attained).

          8.06  Litigation.  There are no actions, suits or proceedings
                ----------
pending or, to the best knowledge of the Credit Parties, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than Tudor and its Subsidiaries) taken as a whole or (y) unless the Initial Tender Offer Termination Date has occurred (without consummation of the Initial Tender Offer), Tudor, or of Tudor and its Subsidiaries taken as a whole.

          8.07  True and Complete Disclosure.  All factual information (taken
                ----------------------------
as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agents or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agents or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          8.08  Use of Proceeds; Margin Regulations.  (a)  All proceeds of
                -----------------------------------
the Term Loans (I) incurred on the Initial Borrowing Date shall be used by the Borrower (i) to finance, in part, the repayment of amounts owing pursuant to the Existing Chemical Credit Agreement and (ii) to pay fees and expenses in connection with this Agreement and the termination of the Existing Chemical Credit Agreement and (II) incurred after the Initial Borrowing Date shall be used by the Borrower to fund payments owing as a result of its acceptance of Tudor Shares and Tudor Convertible Bonds pursuant to the Initial Tender Offer and in accordance with the terms thereof (or to reimburse the respective Issuing Bank for payments made pursuant to the Initial Tender Offer Credit Support for such purposes).

          (b) All proceeds of Revolving Loans and Swingline Loans shall be used (I) to finance, in part, the Initial Tender Offer and the Secondary Tender Offer (if same is consummated in accordance with the terms of this Agreement) and (II) for the general corporate purposes and the working capital needs of the Borrower and its Subsidiaries.

          (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. None of the securities to be acquired pursuant to the Initial Tender Offer or the Secondary Tender Offer constitute Margin Stock.

          (d) All proceeds of the Tranche C Term Loans shall be used by the Company to finance, in part, the CEAc Acquisition and the payment of fees and expenses relating to the CEAc Transaction.

          8.09  Tax Returns and Payments.  Each of the Company and its
                ------------------------
Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

          8.10  Compliance with ERISA.  (i) Each Plan is in substantial
                ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of

ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease making contributions to or terminate an employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          8.11  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all the Collateral described therein, and the Security Agreement (together with the filings required to be made pursuant thereto, which filings have been made) creates a fully perfected first lien on, and security interest in, all of the Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under federal law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the filing of the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement.

          (b) So long as the Collateral Agent, as Pledgee, is in possession of the Pledged Securities delivered to the Collateral Agent in certificated form, the security interests created in favor of such Pledgee for the benefit of the Secured Creditors under the Pledge Agreements constitute first perfected security interests in the Pledged Securities described in the respective Pledge Agreements, subject to no security interests of any other Person. Other than the filing of the Tudor Shares Pledge Agreement with the Clearing House System in the Kingdom of Spain, no filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreements.

          (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 10.01).
Schedule III contains a true and complete list of each Real Property owned or leased by the Company on the Effective Date, and the type of interest therein held by the Company. The Company has good and marketable title to all Mortgaged Properties (or a valid leasehold interest with respect to any Mortgaged Property which is a leased facility) free and clear of all Liens except those described in the first sentence of this subsection (c).

          8.12  Representations and Warranties in Documents.  All
                -------------------------------------------
representations and warranties of the Company and any of its Subsidiaries, and of Tudor and any of its Subsidiaries, set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made or deemed made.

          8.13  Properties.  The Company and each of its Subsidiaries have
                ----------
good and valid title to all properties owned by them, including all property reflected in the most recent balance sheets referred to in each of Sections 8.05(a)(i), (ii) and (iii) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business or as otherwise permitted by Section 10.02), free and clear of all Liens, other than (i) as referred to in the respective balance sheet or in the notes thereto or (ii) Permitted Liens. On the Effective Date, Schedule III sets forth a true and complete description of all Real Property owned or leased by the Company and/or its Subsidiaries and sets forth the direct owner or lessee thereof. On the CEAc Acquisition Date, Schedule XIII sets forth a true and complete description of all Real Property owned or leased by the Company and/or its Subsidiaries (including CEAc and its Subsidiaries) and sets forth the direct owner or lessee thereof, other than in connection with the Shareholder Rights Plan.

          8.14  Capitalization.  (a)  On the Initial Borrowing Date, the
                --------------
authorized capital stock of the Company consists of (i) 30,000,000 shares of the Common Stock, $.01 par value per share (the "Company Common Stock"), of which 20,015,000 shares are issued and outstanding as of the Fourth Amendment Effective Date, and (iii) 5,000,000 shares of a class designated as preferred stock, $.01 par value per share of which no shares are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, or any stock appreciation or similar rights.

          (b) On the Fourth Amendment Effective Date, the authorized capital stock of Tudor consists of 27,562,500 shares, of which 26,184,375 shares are issued and outstanding. Of such issued and outstanding shares, 24,636,363 shares are owned by the Company, of which 16,013,635 shares have been pledged pursuant to the Tudor Shares Pledge Agreement. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Tudor does not have outstanding any securities (other than the Tudor Convertible Bonds) convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, or any stock appreciation or similar rights.

          (c) On the Fourth Amendment Effective Date, the outstanding capital stock of CEAc consists of 21,051,836 shares. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. CEAc does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, or any stock appreciation or similar rights, except that the CEAc Seller has the option to purchase the 7,859,512 Option Shares as described in the CEAc Acquisition Stock Purchase Agreement. On and at all times after the Tranche C Term Loan Borrowing Date, the Company shall directly or indirectly own at least 99.7% of the issued and outstanding shares of capital stock of CEAc.

          8.15  Subsidiaries.  Schedule IV lists each Subsidiary of the
                ------------
Company (other than CEAc US Holdco and its Subsidiaries), and the direct and indirect ownership interests of the Company therein, as of the Effective Date. Schedule XIV lists each Subsidiary of the Company and of CEAc US Holdco, and the direct and indirect ownership interests of the Company or CEAc US Holdco, as the case may be, therein, in each case as of the CEAc Acquisition Date. With respect to each Subsidiary of the Company (including CEAc US Holdco and its Subsidiaries), Schedule IV and Schedule XIV accurately set forth whether the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          8.16  Compliance with Statutes, etc.  Each of the Company and its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls and labor laws), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole or (y) unless the Initial Tender Offer Termination Date has occurred (without consummation of the Initial Tender Offer), Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          8.17  Investment Company Act.  Neither the Company nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          8.18  Public Utility Holding Company Act.  Neither the Company nor
                ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.19  Environmental Matters.  (a)  The Company and each of its
                ---------------------
Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except such non-compliances as would not individually or in the aggregate reasonably be expected to materially and adversely affect the business, property, assets, nature of assets, liabilities or condition (financial or otherwise) or prospects of the Company, of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, of CEAc, of CEAc and its Subsidiaries taken as a whole, of Tudor or of Tudor and its Subsidiaries taken as a whole. Except as disclosed on Schedule V with respect to the Company and its Subsidiaries (other than CEAc and its Subsidiaries) or
Schedule XV with respect to CEAc and its Subsidiaries, there are no pending or, to the best knowledge of the Company after due inquiry, past or threatened Environmental Claims against the Company or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Company or any of its Subsidiaries of any Real Property no longer owned by the Company or such Subsidiary) or any Real Property currently owned or operated by the Company or any of its Subsidiaries that individually or in the aggregate would reasonably be expected to materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of the Company after due inquiry, would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property that individually or in the aggregate would reasonably be expected to materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law, except such restrictions as would not individually or in the aggregate reasonably be expected to materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or
(z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Company or any of its Subsidiaries, except in such quantities as are stored or used in compliance with all applicable Environmental Laws, except such non-compliance as would not individually or in the aggregate reasonably be expected to materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or
(z) CEAc or of CEAc and its Subsidiaries taken as a whole, and are used in connection with the operation of the business of the Company or any of its Subsidiaries or the use and maintenance of any such Real Property. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Company or any of its Subsidiaries where such Release would reasonably be expected to form the basis of Environmental Claims against the Company, any such Subsidiary or any such Real Property and would individually or in the aggregate reasonably be expected to materially and adversely effect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          8.20  Labor Relations.  Neither the Company nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a material adverse effect on (x) the Company or on the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or on Tudor and its Subsidiaries taken as a whole or (z) CEAc or on CEAc and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its

Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or threatened against the Company or any of its Subsidiaries and
(iii) no union representation proceeding is pending with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          8.21  Patents, Licenses, Franchises and Formulas.  Each of the
                ------------------------------------------
Company and its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          8.22  Indebtedness.  Schedule VI sets forth a true and complete
                ------------
list of all Existing Indebtedness as of the Initial Borrowing Date and
Schedule XVI sets forth a true and complete list of all CEAc Existing Indebtedness and all CEAc Acquisition Intercompany Indebtedness as of the CEAc Acquisition Date, and, in each case, accurately sets forth (i) the name of the primary obligor thereon, (ii) the name of each additional obligor or guarantor with respect thereto, (iii) the respective currency in which such indebtedness is denominated, (iv) the amount of such indebtedness outstanding on the Initial Borrowing Date or the CEAc Acquisition Date, as the case may be, and, if the respective Indebtedness is pursuant to a revolving credit or similar facility, the maximum commitments with respect thereto and (v) whether the respective issue of Indebtedness or the agreements with respect thereto contain any restrictions on the payment of dividends or the making of distributions by the respective obligors or guarantors.

          8.23  Tender Offers.  At the time of consummation thereof, each
                -------------
Tender Offer shall have been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of each Tender Offer, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate such Tender Offer will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon such Tender Offer. Additionally, at the time of the consummation thereof, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon either Tender Offer or the performance by the Company of its obligations with respect thereto. All actions taken by the Company pursuant to or in furtherance of each Tender Offer have been, or will be, taken in compliance in all material respects with the respective Documents and all applicable laws. At the time of their dissemination to the public, each Offer to Purchase and any amendments or supplements thereto and all documents required to be filed by the Company, pursuant to the Securities Exchange Act of 1934, as amended, or with the CNMV, copies of which documents have been delivered to each Bank (other than exhibits to such filings, which have been made available to each Bank upon request therefor), do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

          8.24  Treatment of Credit Agreement under Indentures.  From and
                ----------------------------------------------
after the Initial Borrowing Date, this Agreement (as same may be amended, modified or supplemented from time to time) constitutes the "Amended Credit Agreement" under, and as defined in, each of the Senior Note Indenture and Senior Subordinated Note Indenture. As such, all Obligations pursuant to this Agreement shall constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under, and as defined in, the Senior Subordinated Note Indenture and will be entitled to the benefits of the subordination provisions contained in Article 10 of the Senior Subordinated Note Indenture.

          8.25  Restrictions on Subsidiaries.  (i)  Except for restrictions
                ----------------------------
contained in the Credit Documents, the Indentures or as described in Schedules VII and XVII, of the CEAc Acquisition Date and after giving effect thereto there are no contractual or consensual restrictions on the Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets (except that any holder of a Permitted Lien may restrict the transfer of the assets subject thereto) (x) between the Company and any of its Subsidi aries or (y) between any Subsidiaries of the Company and (ii) there are no contractual or consensual restrictions which prohibit the granting of the security interests pursuant to, and to the extent required by, the Security Documents.

          8.26  CEAc Acquisition.  (a)  All representations and warranties by
                ----------------
the Company and any of its Subsidiaries, and of CEAc and any of its Subsidiaries, set forth in the CEAc Acquisition Documents were true and correct in all material respects at the time of which such representations and warranties were made or deemed made. To the best knowledge of the Company after due inquiry, at the time of the consummation of the CEAc Acquisition, all representations and warranties by the CEAc Seller contained in the CEAc Acquisition Documents shall be true and correct in all material respects (or, if made as of a specific date, shall have been true and correct as of such specific date). Furthermore, to the best knowledge of the Company after due inquiry, at the time of the consummation of the CEAc Acquisition, the CEAc Seller shall have complied with all covenants on its part to be performed by it pursuant to the CEAc Acquisition Documents, without any waiver from the requirements therefrom without the written consent of the Required Banks.

          (b) As of the Fourth Amendment Effective Date (excluding Austria and Portugal on the Fourth Amendment Effective Date, but not on the CEAc Acquisition Date) and the CEAc Acquisition Date, the Company has received all consents and approvals with respect to the CEAc Acquisition from the relevant governmental authority relating to antitrust or the regulation of competition in each of Austria, Germany, Ireland, Italy, Portugal and Sweden, and such consents and approvals do not require that any operations of the Company, CEAc or their respective Subsidiaries be divested in connection with the CEAc Acquisition (or to obtain the approvals referenced above in this sentence) or otherwise impose any limitations on the ability of the Company or CEAc to operate the Company's or CEAc's (including their respective Subsidiaries') businesses, except, in the case of Austria and Portugal, any immaterial such divestitures or limitations which have been approved by the Agents and the Required Banks pursuant to the last proviso to Section 6A.15(b).

          SECTION 9.  Affirmative Covenants.  The Company hereby covenants
                      ---------------------
and agrees, and the Company shall cause each of its Subsidiaries to covenant and agree, that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (then due and payable in the case of such other Obligations) incurred hereunder and thereunder, are paid in full:

          9.01  Information Covenants.  The Company will furnish to each Bank
                ---------------------
(except that the financial information required by clauses (a) through (f) below with respect to CEAc Acquisition Corp. and its Subsidiaries shall only be required to be delivered after the CEAc Acquisition Date);

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month of the Company the consolidated balance sheets of (w) the Company and its Subsidiaries, (x) the Company and its Subsidiaries (excluding Tudor, CEAc Acquisition Corp. and their respective Subsidiaries), (y) Tudor and its Subsidiaries, and (z) CEAc Acquisition Corp. and its Subsidiaries, each as at the end of such month and the related statements of income and retained earnings for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case in form satisfactory to the Agents and setting forth comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to Section 9.01(e).

          (b)  Quarterly Financial Statements.  Within 60 days (or 120 days
               ------------------------------
     in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Company, the consolidated balance sheets of
     (w) the Company and its Subsidiaries, (x) the Company and its Subsidiaries (excluding Tudor, CEAc Acquisition Corp. and their respective Subsidiaries), (y) Tudor and its Subsidiaries and (z) CEAc Acquisition Corp. and its Subsidiaries, each as at the end of such quarterly period and the related consolidated statements of income and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Company, subject to normal year-end audit adjustments and the absence of footnotes.

          (c)  Annual Financial Statements.  Within 120 days after the close
               ---------------------------
     of each fiscal year of the Company, the consolidated (and, in the case of the statements for the Company and its Subsidiaries, consolidating) balance sheets of (w) the Company and its Subsidiaries, (x) the Company and its Subsidiaries (excluding Tudor, CEAc Acquisition Corp. and their respective Subsidiaries), (y) Tudor and its Subsidiaries and (z) CEAc Acquisition Corp. and its Subsidiaries, each as at the end of such fiscal year and the related consolidated (and, in the case of the statements for the Company and its Subsidiaries, consolidating) statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the respective financial statements, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (d)  Management Letters.  Promptly after the receipt thereof by the
               ------------------
     Company or any of its Subsidiaries, a copy of any "management letter" received by the Company or such Subsidiary from its certified public accountants and the management's responses thereto.

          (e)  Budgets; Forecasts.  Within 60 days after the first day of
               ------------------
     each fiscal year of the Company, budgets (for (i) the Company and its Subsidiaries taken as a whole, (ii) the Company and its Subsidiaries (excluding Tudor, CEAc Acquisition Corp. and their respective Subsidiaries), (iii) Tudor and its Subsidiaries and (iv) CEAc Acquisition Corp. and its Subsidiaries) in form and scope reasonably satisfactory to the Agents (including budgeted statements of income, and sources and uses of cash and balance sheets) prepared by the Company for the twelve months beginning on the first day of such fiscal year accompanied by the statement of the chief financial officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

          (f)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Section 9.01(a), (b) and (c), a certificate of the chief financial officer of the Company to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish, in the case of the statements delivered pursuant to Sections 9.01(b) and (c), (i) whether the Company, Tudor or CEAc Acquisition
     Corp. (as the case may be) was in compliance with the provisions of Sections 10.02, 10.03, 10.05, 10.06 and 10.08 through 10.11, inclusive, at the end of such fiscal quarter or fiscal year, as the case may be,
     (ii) the amount of any mandatory prepayments and/or commitment reductions required pursuant to Sections 3.03 and/or 4.02 during such fiscal quarter or fiscal year (and in the case of the statements delivered pursuant to Section 9.01(c), the calculations of Company Excess Cash Flow, Tudor Excess Cash Flow and CEAc Excess Cash Flow for the respective fiscal year), and (iii) the Company Retained Excess Cash Flow Amount as at the end of such fiscal quarter or fiscal year (and showing any changes thereto during the respective period).

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within two Business Days (or five Business Days in the case of following clauses (ii) and (iii)) after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (a) against the Company or any of its Subsidiaries (including for purposes of this Section 9.01(g), CEAc Acquisition Corp. and its Subsidiaries) which could materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (w) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (x) Tudor or of Tudor and its Subsidiaries taken as a whole, (y) CEAc or CEAc and its Subsidiaries taken as a whole or (z) unless the Tranche C Expiration Date has occurred (without consummation of the CEAc Acquisition), CEAc Acquisition Corp. or of CEAc Acquisition Corp. and its Subsidiaries taken as a whole or (b) with respect to any Document and (iii) any other event which could reasonably be likely to materially and adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or CEAc and its Subsidiaries taken as a whole.

          (h)  Other Reports and Filings.  Promptly, copies of all financial
               -------------------------
     information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
     five Business Days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, written notice of any of the following environmental matters (including all reasonably related claims or liabilities) which could reasonably be expected to result in a remedial cost to the Company and its Subsidiaries in excess of $5,000,000:

                  (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Company or any of its Subsidiaries of any Real Property then no longer owned by the Company or such Subsidiary) or any Real Property then owned or operated by the Company or any of its Subsidiaries;

                 (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries that (a) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Company or any of its Subsidiaries of any Real Property then no longer owned by the Company or such Subsidiary) or any Real Property then owned by the Company or any of its Subsidiaries;

                (iii) any condition or occurrence on any Real Property owned or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Company shall deliver to each Bank all written notices received by the Company or any of its

          Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide the Banks with copies of such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

          (j)  ERISA Matters.  The Company will deliver to each of the Banks,
               -------------
     within 10 Business Days after the filing thereof, a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to Section 9.07, copies of any annual reports and any material notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Plan shall be delivered to the Banks no later than 10 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Company, such Subsidiary or such ERISA Affiliate, as applicable.

          (k)  Annual Meetings with Banks.  At the request of the
               --------------------------
     Administrative Agent, the Company shall within 120 days after the close of each fiscal year of the Company hold a meeting at a time and place selected by the Company and reasonably acceptable to the Agents, with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and each of its Subsidiaries and the budgets presented for the current fiscal year of the Company and its Subsidiaries.

          (l)  Environmental Report Updates.  Not later than October 31 of
               ----------------------------
     each year, in the case of North American operations, and not later than May 31 of each year, with respect to all other operations (including European operations), an environmental audit report, satisfactory in form and scope to the Required Banks and the Administrative Agent, from Pilko & Associates or another environmental consulting firm acceptable to the Administrative Agent and the Required Banks, which updates, as of the end of such fiscal year, the environmental reports initially prepared and delivered to the Banks pursuant to Sections 5.16(ii) and
     (iii) and Section 6A.14(ii).

          (m)  Indenture Calculations.  As long as any Senior Notes, 2005
               ----------------------
     Senior Unsecured Notes or Senior Subordinated Notes are outstanding, then as soon after the end of each fiscal quarter of the Company as the financial information in respect thereof is available, and in any event not later than the date of actual or, if sooner, required delivery of the respective quarterly financial statements pursuant to Section 9.01(b), a certificate of the Chief Financial Officer of the Company containing calculations required to establish (x) the Interest Coverage Ratio (as such term is defined in the Indentures) and showing the maximum amount of Loans which may be incurred by the Company under this Agreement during the following fiscal quarter while remaining in compliance with the first paragraph of Section 4.3(a) of the Indentures and (y) showing the amount of Consolidated Net Tangible Assets (as such term is defined in the Indentures) as determined on the last day of the immediately preceding fiscal quarter. Each certificate required by the immediately preceding sentence shall be accompanied by a report from Arthur Andersen & Co., S.C., addressed to the Administrative Agent, the Agents and the Banks then party to this Agreement, in substantially the same form as the report of Arthur Andersen & Co., S.C. delivered pursuant to Section 5.15(iii) on the Initial Borrowing Date, but covering the certificate then being delivered pursuant to this Section 9.01(m). Notwithstanding anything to the contrary contained above, after the CEAc Acquisition Date, the Company may, at its option, cease complying with clause (x) of the first sentence of this Section 9.01(m) (without giving rise to any violation of this Agreement); provided that, if the Company requests any Borrowing of Revolving Loans or Swingline Loans and, immediately after giving effect thereto, the aggregate principal amount of outstanding Revolving Loans and Swingline Loans shall exceed $255,000,000, then no such Borrowing shall be permitted until the information otherwise required by clause (x) of the first sentence of this Section 9.01(m) is delivered and the Banks have received any information or opinions required by Section 7.03 in connection with such Borrowing.

          (n)  Borrowing Base Certificate.  (i)  On the Eleventh Amendment
               --------------------------
     Effective Date and (ii) thereafter, not later than 12:00 Noon (New York time) on the twentieth day after the end of each fiscal month, a borrowing base certificate substantially in the form of Exhibit Q (each, a "Borrowing Base Certificate"), with respect to the Eligible Receivables and the Eligible Inventory as of the last day of the immediately preceding fiscal month, and certified by the Chief Financial Officer of the Company.

          (o)  Information Pursuant to CEAc Acquisition Documents; Etc.  The
               -------------------------------------------------------
     Company will deliver to each of the Banks, within 3 Business Days after its or any of its Subsidiaries' receipt thereof, copies of all written information received by it or any of its Subsidiaries from (x) the CEAc Seller, CEAc or any of CEAc's Subsidiaries pursuant to the CEAc Acquisition Documents, including without limitation all copies of monthly financial reports received by the Company or its Subsidiaries with respect to CEAc pursuant to Section 7.2 of the CEAc Acquisition Stock Purchase Agreement or (y) any governmental authority relating to antitrust or the regulation of competition in any of Germany, France, Spain, Portugal, the United Kingdom, Belgium, Austria, Italy, Ireland or Sweden.

          (p)  Other Information.  From time to time, such other information
               -----------------
     or documents (financial or otherwise) with respect to the Company or its Subsidiaries

     (or CEAc Acquisition Corp. and its Subsidiaries) as any Bank may reasonably request in writing.

          9.02  Books, Records and Inspections.  The Company will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or such Subsidiary, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may request.

          9.03  Maintenance of Property; Insurance.  Schedule VIII sets forth
                ----------------------------------
a true and complete listing of all insurance maintained by the Company and its Subsidiaries (excluding CEAc and its Subsidiaries) as of the Effective Date. Schedule XVIII sets forth a true and complete listing of all insurance maintained by, or by the Company on behalf of, CEAc Acquisition Corp. and its Subsidiaries as of the CEAc Acquisition Date and after giving effect to the CEAc Acquisition. The Company will and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Company and its Subsidiaries will at all times cause insurance of the types described in Schedule VIII and Schedule XVIII to be maintained (with the same scope of coverage as that described in Schedule VIII and Schedule XVIII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule VIII and Schedule XVIII under the column headed "Maximum Amount Required to be Maintained." The provisions of this Section 9.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

          9.04  Corporate Franchises.  The Company will, and will cause each
                --------------------
of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in
                                          --------  -------
this Section 9.04 shall prevent (i) sales of assets by the Company or any of its Subsidiaries in accordance with Section 10.02, (ii) the dissolution or liquidation of any Subsidiary of the Company which, at the time of dissolution, had no material assets or liabilities (including, without limitation, contingent liabilities) or (iii) the withdrawal by the Company or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          9.05  Compliance with Statutes, etc.  The Company will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          9.06  Compliance with Environmental Laws.  (a)  The Company will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to ownership or use of its Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws for such period as such Real Property is owned or operated by the Company or any of its Subsidiaries, except for such non-compliances, failures to pay or Liens which individually or in the aggregate would not reasonably be expected to materially or adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at, or transported from, any such Real Properties in compliance with all applicable Environmental Laws and used in connection with the operation, use and maintenance of any such Real Property, except such non-compliances as would not reasonably be expected to materially or adversely affect the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          (b) At the written request of any Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Company will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property, prepared by an environmental consulting firm approved by the Agents, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Banks receive notice under Section 9.01(i) for any event for which notice is required to be delivered for any such Real Property or (iii) the Agent or the Required Banks reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 8.19 or 9.06(a). If the Company fails to provide the same within ninety (90) days after such request was made, any of the Agents may order the same, and the Company shall grant and hereby grants to each of the Agents and the Banks and their agents access to such Real Property and specifically grants each Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the expense of the Company.

          9.07  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after the Company, any Subsidiary of Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of the chief financial officer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary of the Company or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary of the Company may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).

          9.08  End of Fiscal Years; Fiscal Quarters.  The Company will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on March 31, (ii) each of its, and each of its Subsidiaries', fiscal quarters to end consistently with said fiscal year and with the current practice of the Company; provided that Tudor and its Subsidiaries and/or CEAc and its Subsidiaries may continue to maintain fiscal years which end on December 31 (and fiscal quarters consistent therewith) or may at any time switch to a fiscal year (and fiscal quarters) consistent with those maintained by the Company as described above.

          9.09  Performance of Obligations.  The Company will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (and including, in any event, all Existing Indebtedness and the Receivables Facility) by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of (x) the Company or of the Company and its Subsidiaries (other than CEAc, Tudor and their respective Subsidiaries) taken as a whole, (y) Tudor or of Tudor and its Subsidiaries taken as a whole or (z) CEAc or of CEAc and its Subsidiaries taken as a whole.

          9.10  Payment of Taxes.  The Company will, and will cause each of
                ----------------
its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge (other than a Permitted Lien) upon any properties of the Company or of any of its Subsidiaries; provided, that neither the Company
                                           --------
nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          9.11  Additional Security; Further Assurances; Surveys; etc.  (a)
                -----------------------------------------------------
The Company will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property of the Company or any of its Domestic Subsidiaries as are not covered by the original Mortgages, to the extent acquired after the Effective Date, and as may be requested from time to time by the Administrative Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent (which shall be consistent with the Mortgages originally executed and delivered, except for changes deemed necessary or desirable pursuant to relevant local law) and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by
Section 10.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

          (b)  [INTENTIONALLY OMITTED].

          (c) If at any time the Senior Notes are repaid in full, or the Senior Notes are (or the documentation with respect thereto is) amended, modified or defeased in a manner which permits the following, the Company shall cause the Domestic Subsidiaries Guaranty to be amended to delete the limitations on the maximum liability of the Guarantors thereunder pursuant to clauses (A) and (B) of the second sentence of Section 1 thereof.
Furthermore, at such time as the Senior Notes are repaid in full, or the Senior Notes are (or the documentation with respect thereto is) amended, modified, waived or defeased in a manner which permits the following, the Company shall take such actions so that all Collateral secures in full all Obligations hereunder, and to delete the limitations contained in Section 14.17(b) and under the analogous provisions of the Security Documents.

          (d) The Company will, and will cause each of its Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps (x) relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require or (y) deemed reasonably necessary or desirable by the Administrative Agent or Collateral Agent to comply with, or obtain the benefits, of any provisions of applicable local law (including Spanish law) with respect to the rights and remedies under this Agreement or the other Credit Documents. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.11 has been complied with.

          (e)  The security interests required to be granted pursuant to this
Section 9.11 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Company or its Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 10.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. At the time of the execution and delivery of the Additional Mortgages, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Agents or the Required Banks to assure themselves that this Section 9.11 has been complied with.

          (f) In the event that the Administrative Agent or the Required Banks at any time after the Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Collateral Agent or the Required Banks after the Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any or all of the Mortgaged Properties or Additional Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of the Company, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

          (g)  The Company agrees that each action required by this Section
9.11 shall be completed as soon as possible, but in no event later than (x) 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks or (y) in the case of the actions required to be taken pursuant to the second sentence of Section 9.11(b), the date required by said sentence.

          9.12  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the request of the Administrative Agent or the Required Banks, counsel for the Company acceptable to the Administrative Agent and the Required Banks does not within 30 days after such request deliver evidence satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary which is a Wholly-Owned Subsidiary of the Company that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty or (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate a material applicable law, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the respective Pledge Agreement (or another pledge agreement in substantially similar form, if needed), in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty (each a "Foreign Subsidiary Guaranty" and, collectively, the "Foreign Subsidiary Guarantees") of the Obligations of the Company under the Credit Documents and under any Secured Interest Rate Protection or Other Hedging Agreements and (iii) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver a security agreement granting the Secured Creditors a security interest in all of such Foreign Subsidiaries' assets pursuant to the applicable Security Agreement (or another security agreement of substantially similar form, if needed), in each case with all documents delivered pursuant to this Section 9.12 to be in form and substance satisfactory to the Administrative Agent and the Required Banks; provided, however, that so long
                                             --------  -------
as any obligations under the Exide European Refinancing Facility Agreement or any permitted refinancing thereof remain outstanding, (x) none of CEAc Acquisition Corp., CEAc, Tudor, Euro Exide and their respective Subsidiaries shall be required to take any of the actions required by clauses (i) through
(iii) above and (y) the capital stock of no Subsidiary of CEAc Acquisition Corp., CEAc, Tudor or Euro Exide shall be required to be pledged to the Collateral Agent.

          9.13  UCC Searches.  On or prior to the 60th day following the
                ------------
Initial Borrowing Date, the Company shall deliver to the Administrative Agent (at the Company's own cost) copies of Request for Information or Copies (UCC-
11), or equivalent reports verifying that all Financing Statements necessary or, in the opinion of the Collateral Agent desirable, to perfect the security interest purported to be created by the Security Agreement shall have been properly recorded and filed.

          9.14  Currency Hedging Agreements; Interest Rate Protection.
                -----------------------------------------------------
[INTENTIONALLY OMITTED].

          9.15  Permitted Acquisitions.  (a)  Subject to the remaining
                ----------------------
provisions of this Section 9.15 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Company may from time to time effect Permitted Acquisitions, so long as (u) in the case of Permitted Acquisitions effected after the Effective Date and on or prior to the last day of the fiscal year of the Company ended in March, 1995, the consideration paid therefor shall consist solely of cash, and the aggregate amount of cash paid to effect Permitted Acquisitions during such period, when added to the aggregate amount spent during such period for Permitted Sales Branch Acquisitions, shall not exceed $3,000,000, (v) in the case of Permitted Acquisitions effected during the fiscal year of the Company ended in March, 1996, the consideration paid therefor shall consist solely of (i) Net Cash Proceeds received by the Company after the Effective Date from the issuance of its common stock which are permitted to be retained by the Company pursuant to Section 4.02(d)(i) and shares of common stock of the Company directly issued as consideration for the respective Permitted Acquisition and/or (ii) other cash available to the Company, provided that the aggregate amount of cash consideration and the fair market value of common stock of the Company issued as consideration for all such Permitted Acquisitions during such fiscal year, when aggregated with the amount spent during such fiscal year for

Permitted Sales Branch Acquisitions, shall not exceed $10,000,000, of which not more than $5,000,000 shall consist of cash available to the Company as described in preceding clause (ii), (w) with respect to Permitted Acquisitions effected after the last day of the Company's fiscal year ended in March, 1996, the consideration paid for each Permitted Acquisition shall consist solely of (i) Net Cash Proceeds received by the Company after the Effective Date from the issuance of its common stock which are permitted to be retained by the Company pursuant to Section 4.02(d)(i), other cash available to the Company not to exceed, when added to the aggregate principal amount of Acquired Indebtedness assumed or incurred by the Company and its Subsidiaries as a result of the respective Permitted Acquisition, the Company Retained Excess Cash Flow Amount as determined immediately before the respective payment is made and shares of common stock of the Company directly issued as part of the consideration for the respective Permitted Acquisition,
(x) after giving effect to all Permitted Acquisitions effected pursuant to this Section 9.15 after March 31, 1996 the sum of (without duplication) (i) the aggregate amount of all Net Cash Proceeds received by the Company from the issuance of its common stock which are (or have been) used to finance, in whole or in part, Permitted Acquisitions made after March 31, 1996, (ii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of all common stock issued by the Company as consideration to sellers in connection with Permitted Acquisitions made after March 31, 1996, (iii) the aggregate amount of other cash used to finance, in whole or in part, Permitted Acquisitions made after March 31, 1996 and (iv) the aggregate principal amount of all Acquired Indebtedness incurred or assumed in connection with Permitted Acquisitions, shall not exceed $50,000,000 in the aggregate for all Permitted Acquisitions made after March 31, 1996, (y) with respect to each Permitted Acquisition where the amount of cash consideration and the fair market value of any common stock of the Company issued as consideration exceeds $5,000,000, the Company shall furnish to the Banks pro forma financial statements (for the period of the four
             --- -----
consecutive fiscal quarters ended on the last day of the last fiscal quarter for which financial statements have therefore been delivered to the Banks pursuant to Section 9.01(b), showing that, if pro forma effect were given to
                                              --- -----
the Permitted Acquisition on the first day of said period, the Company would have been in compliance with Sections 10.09, 10.10 and 10.11 at all relevant test times during said period and (z) with respect to each Permitted Acquisition, (A) no Default or Event of Default shall be in existence at the time of the consummation of such Permitted Acquisition or shall exist immediately after giving effect thereto, (B) the Company shall have given the Agent and the Banks at least 30 days prior notice of any Permitted Acquisition (each such notice, a "Permitted Acquisition Notice"), which notice shall contain (I) the date such Permitted Acquisition is scheduled to be consummated, (II) the estimated purchase price of such Permitted Acquisition, (III) a description of the stock and/or assets to be acquired in connection with such Permitted Acquisition, (IV) the sources of cash to be paid in respect of such Permitted Acquisition and (V) in the case of common stock of the Company issued as consideration to the seller in connection with a Permitted Acquisition, a description of the common stock to be issued in connection with the consummation of such Permitted Acquisition and the estimated fair market value thereof, (C) such Permitted Acquisition shall not violate any term or provisions of this Agreement, and (D) the Company shall have certified to the

Administrative Agent and the Banks, and the Agent and the Required Banks shall have been satisfied in their reasonable discretion, that the proposed Permitted Acquisition is not reasonably likely to result in material increased tax, ERISA or environmental liabilities on the Company or on the Company and its Subsidiaries taken as a whole; provided that, so long as the Permitted Acquisition Notice has been given as required above and so long as the Company has furnished to each Bank which has requested information as to the liabilities of the type described in this clause (D) all information so requested, if any Bank has not notified the Company or the Administrative Agent on or prior to the 10th day prior to the consummation of a Permitted Acquisition that such Bank has not yet been satisfied that the proposed Permitted Acquisition would not be reasonably likely to result in material increased tax, ERISA or environmental liabilities on the Company or on the Company and its Subsidiaries taken as a whole, then such Bank shall be deemed for purposes of preceding clause (D) to be so satisfied. The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Company that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 8 and 11./4/

          (b)  The Schuylkill Acquisition may be effected in accordance with
Section I(2) of the Eighth Amendment and the description thereof contained in Annex II to the Eighth Amendment, provided that (w) prior to the consummation of the Schuylkill Acquisition, the Banks shall have received a report prepared by Pilko & Associates with respect to the environmental issues and liabilities relating to the Schuylkill Acquisition, the results of which must be in form and substance satisfactory to the Agents and the Required Banks,
(x) at the time of the consummation of the Schuylkill Acquisition and immediately after giving effect thereto, no Default or Event of Default shall be in existence, (y) the Total Unutilized Revolving Loan Commitment, immediately after giving effect to the Schuylkill Acquisition and after the making of the cash payments to be made in connection therewith as described in clauses (x) and (y) of the fourth sentence of Section I(2) of the Eighth Amendment, shall equal or exceed $15,000,000 and (z) the Schuylkill Acquisition must be effected in accordance with the requirements of Section 9.15(a) above and the definition of Permitted Acquisition contained herein, in each case except to the extent otherwise expressly provided below:

             (i) the Schuylkill Acquisition Assumed Liabilities may be issued or assumed, as the case may be, by the Company as partial consideration in the Schuylkill Acquisition and, except as provided in clauses (ii),
     (iii), (iv) and (v) below, shall not be counted as Acquired Indebtedness or otherwise counted in

____________________

/4/ Pursuant to the Fourth Amendment, the CEAc Acquisition shall not constitute a Permitted Acquisition and, accordingly, shall not be subject to the provisions of Section 9.15.

     determining compliance with the dollar limitations contained in said
     Section 9.15(a) or the definition of Permitted Acquisition;

            (ii) the aggregate amount of Engitec Equipment Commitments and Schuylkill Assumed Guaranty and L/C Obligations shall, subject to the provisions of following clause (v), be treated as Acquired Indebtedness incurred in connection with the Schuylkill Acquisition for purposes of determining compliance with Section 9.15(a) and the definition of Permitted Acquisition;

           (iii) at the time any cash payments are made in respect of the Schuylkill Assumed Tax Liability and/or the Schuylkill Make Whole Obligations, such cash payments shall reduce the "$50,000,000" aggregate limitation contained in Section 9.15(a)(x), but only on a prospective basis from the date of the making of such cash payment (so that any Permitted Acquisitions previously made in accordance with the requirements of said Section 9.15 shall not be deemed to violate same as a result of such subsequent cash payments);

            (iv) at the time any Permitted Acquisition (other than the Schuylkill Acquisition) is to be made, the projected liability on the Contingent Lead Note shall be calculated, based upon the average lead prices which have prevailed from the closing date of the Schuylkill Acquisition through the date of determination, and the projected amount which will be payable with respect to the Contingent Lead Note (including projected interest thereon) which is estimated to be payable based upon such average lead prices shall be deemed to reduce the "$50,000,000" aggregate limitation contained in Section 9.15(a)(x) for purposes of calculating whether the respective Permitted Acquisition may be made; and

             (v) if the Schuylkill Acquisition is effected on or prior to the last day of the Company's fiscal year ended in March, 1996, the cash consideration paid in connection therewith shall count toward the limitations contained in Section 9.15(a)(v), but the non-cash consideration paid in connection therewith shall not be included in determining compliance with the $10,000,000 limitation contained in said
     Section 9.15(a)(v); provided that if the Schuylkill Acquisition is effected on or prior to the last day of the Company's fiscal year ended in March, 1996, then the "$50,000,000" aggregate limitation contained in Section 9.15(a)(x) shall be reduced by the sum of (x) the value (for this purpose, valued at $45 per share, regardless of the actual trading prices of the Company's common stock at the time of issuance) of all common stock issued by the Company as consideration in connection with the Schuylkill Acquisition and (y) the amount of Acquired Indebtedness incurred or deemed incurred in connection therewith (including as described in clause (ii) above.

          9.16  Tender Offers.  At the time of consummation of either Tender
                -------------
Offer, such Tender Offer will be consummated in all material respects in accordance with the terms of the Documents relating to such Tender Offer and all applicable laws.
At the time of consummation of the respective Tender Offer, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate such Tender Offer will have been obtained, given, filed or taken and will be in full force and effect (or effective judicial relief with respect thereto shall have been obtained) and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon such Tender Offer. Additionally, at the time of the consummation of the respective Tender Offer there will not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon such Tender Offer, or the occurrence of any Credit
Event or the performance by the Company of its obligations under the Documents relating to such Tender Offer. All actions taken by the Company pursuant to or in furtherance of each Tender Offer will be taken in material compliance with the Documents relating to such Tender Offer and all applicable laws. At the time of their dissemination to the public, respective Offer to Purchase and any amendments or supplements thereto and all documents required to be filed by the Company or any of its Subsidiaries, pursuant to the Securities Exchange Act of 1934, as amended, or with the CNMV, copies of which documents shall be promptly delivered to each Bank
(other than exhibits to such filings, which will be made available to each Bank upon request therefor), will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

          9.17  Treasury Stock Repurchase.  Within the Call Option Period
                -------------------------
under, and as defined in, the Purchase Agreement, and in any event within 45 Business Days after the Initial Tender Offer Date, the Company shall cause Tudor to purchase the Option Shares pursuant to the Call Option provided in the Purchase Agreement, all in accordance with the terms thereof. In effecting any such purchase, Tudor shall use its own funds and shall make the purchase in a manner so that there is, and shall be, no drawing under the Treasury Stock Letter of Credit.

          9.18  Termination of Tender Offers.  (a) If the Initial Tender
                ----------------------------
Offer is not consummated on or before December 31, 1994, the Company shall cause the Initial Tender Offer to be withdrawn, cancelled or declared void, in each case within the meaning provided in the Initial Tender Offer Credit Support, and shall cause the Initial Tender Offer Credit Support to be terminated in accordance with its terms at such time.

          (b) If the Secondary Tender Offer is not consummated on or before the 90th day after the Secondary Tender Offer Filing Date, the Company shall cause the Secondary Tender Offer to be withdrawn, cancelled or declared void, in each case within the meaning provided in the Secondary Tender Offer Credit Support, and shall cause the Secondary Tender Offer Credit Support to be terminated in accordance with its terms at such time.

          9.19  Ownership of Subsidiaries.  (a)  With respect to each
                -------------------------
Subsidiary of the Company (other than CEAc US Holdco, CEAc Acquisition Corp. and their respective Subsidiaries), the Company (directly or indirectly) shall at all times own at least that percentage of the outstanding capital stock of such Subsidiary as is shown as being owned (directly or indirectly) by the Company in Schedule IV hereto.

          (b) At all times after the Initial Tender Offer Date, Tudor shall be required to own (directly or indirectly) at least that percentage of the outstanding capital stock of each of its Subsidiaries which was owned by Tudor and its Subsidiaries on the Initial Tender Offer Date, in each case unless the respective Subsidiary is merged, liquidated or otherwise transferred or sold in a transaction permitted pursuant to Section 10.02.

          (c) At all times after the CEAc Acquisition Date, CEAc shall be required to own (directly or indirectly) at least that percentage of the outstanding capital stock of each of its Subsidiaries which was owned by CEAc on the CEAc Acquisition Date, in each case unless the respective Subsidiary is merged, liquidated or otherwise transferred or sold in a transaction permitted pursuant to Section 10.02.

          (d) After the Tenth Amendment Effective Date, (x) CEAc US Holdco shall at all times be required to be a direct Wholly-Owned Subsidiary of the Company in accordance with the definition thereof, (y) the Company shall at all times be required to directly own at least 99% of capital stock of CEAc Acquisition Corp., and (z) the Company shall at all times be required to indirectly own, through CEAc Acquisition Corp. and its Subsidiaries and CEAc US Holdco, (i) at least 99.7% of the outstanding capital stock of CEAc, (ii) at least 90.6% of the outstanding capital stock of Tudor and (iii) 100% of the outstanding capital stock of Euro Exide. At all times, each of CEAc US Holdco and CEAc Acquisition Corp. shall be operated as special purpose holding companies with (x) CEAc US Holdco having no significant assets or liabilities other than its ownership interest (not to exceed 1%) in capital stock of CEAc Acquisition Corp. and any promissory notes payable to it from time to time by CEAc Acquisition Corp. and Schuylkill Metals Corporation and any liabilities permitted pursuant to the terms of this Agreement and (y) CEAc Acquisition Corp. having no (I) significant assets, other than its ownership of capital stock of, and promissory notes payable to it by, CEAc, Tudor and Euro Exide, its beneficial ownership of 100% of the capital stock of Exide France and its ownership of capital stock of, and promissory notes payable to it by, any direct or indirect Subsidiary acquired by CEAc Acquisition Corp., or (II) liabilities, other than as permitted by this Agreement or the Exide European Refinancing Facility Agreement. At all times, Exide France shall be operated as a special purpose holding company having no significant assets, other than its ownership of capital stock of, and promissory notes payable to it by, any Subsidiary of CEAc Acquisition Corp. acquired by Exide France, or liabilities, other than as permitted by this Agreement or the Exide European Refinancing Facility Agreement.

          (e) Notwithstanding anything to the contrary contained herein, the provisions of this Section 9.19 shall not be violated by reason of any dissolution or liquidation of a Subsidiary in compliance with the requirements of Section 9.04(ii) or any merger, transfer, dissolution or liquidation of a Subsidiary in compliance with the relevant provisions of Section 10.02.

          9.20  New Domestic Wholly-Owned Subsidiaries.  To the extent the
                --------------------------------------
Company creates or acquires any Domestic Wholly-Owned Subsidiary after the Effective Date in accordance with the other provisions of this Agreement (whether as a result of a Permitted Acquisition, a Permitted Sales Branch Acquisition or otherwise), each such Domestic Wholly-Owned Subsidiary shall be required to become a party to the Domestic Subsidiaries Guaranty by executing a counterpart thereof or enter into an amendment thereto satisfactory to the Administrative Agent and, if requested by the Administrative Agent or the Required Banks, shall be required to enter into the Security Documents entered into by the entities which were Domestic Subsidiary Guarantors on the Initial Borrowing Date, in each case by entering into counterparts thereof or amendments thereto, in form and substance satisfactory to the to the extent requested by the Administrative Agent or the Collateral Agent, Administrative Agent and the Collateral Agent. In connection with the foregoing, to the extent requested by the Administrative Agent or the Collateral Agent, the Company shall be required to cause to be delivered such relevant documentation (including opinions of counsel) of the type described in Section 5 as the respective Subsidiary would have had delivered if it were a Credit Party on the Initial Borrowing Date. Notwithstanding anything to the contrary contained above, the actions otherwise required by this Section 9.20 shall only be required to be taken to the extent requested by the Agents or the Required Banks.

          SECTION 10.  Negative Covenants.  The Company covenants and agrees,
                       ------------------
and the Company shall cause each of its Subsidiaries to covenant and agree, that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (then due and payable in the case of such other Obligations) incurred hereunder and thereunder, are paid in full:

          10.01  Liens.  The Company will not, and will not permit any of its
                 -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the
- --------
creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

             (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with US GAAP (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

            (ii) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

           (iii) Liens in existence (x) on the Effective Date which are listed, and the property subject thereto described, in Schedule IX and
     (y) on the CEAc Acquisition Date on the property and assets of CEAc and its Subsidiaries which are listed, and the property subject thereto described, in Schedule XIX (Liens referred to in this clause (iii) are herein referred to as "Existing Liens"), but only to the respective date, if any, set forth in such Schedule IX or Schedule XIX, as the case may be, for the removal and termination of any such Liens;

            (iv)  Permitted Encumbrances;

             (v)  Liens created pursuant to the Security Documents;

            (vi) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 10.05(ix), provided that such Liens
                                                   --------
     only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation;

           (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Company or any of its Subsidiaries at the time of acquisition thereof by the Company or any such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof provided that (x) the aggregate
                                             --------
     outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed $3,000,000 (except to the extent the Indebtedness is incurred to finance purchases of equipment subject to the Engitec Equipment Commitments, provided that the aggregate principal amount of Indebtedness incurred pursuant to this parenthetical shall not exceed $10,000,000) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or such Subsidiary;

          (viii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

             (x) Liens on accounts receivable and proceeds thereof, in each case so long as (x) said accounts receivable are sold pursuant to the Receivables Facility in accordance with the requirements of Section 10.02(vi) and (y) the amount of Receivables Facility Attributed Indebtedness at such time shall not exceed the Receivables Maximum Commitment Amount;

            (xi) Liens securing Indebtedness permitted pursuant to Section 10.05(iv), (vi), (xviii) or (xix), so long as such Liens are limited to the assets permitted to serve as security for such Indebtedness in accordance with the provisions of said Section 10.05(iv), (vi), (xviii) or (xix), as the case may be;

           (xii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the
                                                   --------
     aggregate amount of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $5,000,000 in the aggregate;

          (xiii) Liens securing Acquired Indebtedness shall be permitted so long as such Liens existed prior to, and were not created in contemplation of, the respective Permitted Acquisition, and so long as the Liens apply only to the properties or assets so acquired pursuant to the respective Permitted Acquisition;

           (xiv) Liens on cash and Cash Equivalents of the Company created prior to the Effective Date and securing the BIG Notes shall be permitted to remain in existence until the BIG Notes are repaid in full, so long as no additional assets or property are pledged as security therefor after the Effective Date (although earnings on funds deposited prior to the Effective Date shall be permitted to be retained as security) (with the amount of cash collateral for the BIG Notes as at June 30, 1994 being (Pounds)22,186,416) (with such collateral being herein called the "BIG Notes Cash Collateral");

            (xv) Liens (x) which may exist as a result of the transactions described in Section 10.02(xii) shall be permitted and (y) on the CEAc Acquisition Intercompany Notes granted by CEAc US Holdco securing Indebtedness permitted pursuant to Section 10.05(xviii) or (xix) shall be permitted;

           (xvi) Until the consummation of the CEAc Acquisition or the earlier repayment of the 2005 Senior Unsecured Notes, the 2005 Senior Unsecured Notes may be secured by the amounts deposited (and maintained as cash and Cash Equivalents) in the 2005 Escrow Account;

          (xvii) (A) prior to the date which is 40 days after the Exide European Restructuring Date, the Company may pledge the capital stock of Euro Exide and Tudor to secure Indebtedness evidenced by the Exide European Refinancing Facility Agreement and (B) any Person which is CEAc Acquisition Corp. or a Subsidiary of CEAc Acquisition Corp. may create, incur, assume or suffer to exist Liens on assets of the respective such Person securing its Indebtedness which is permitted to be incurred by such Person under this Agreement; and

         (xviii) in connection with the Schuylkill Acquisition, the escrow arrangements described in Annex II to the Eighth Amendment shall be permitted, so long as such escrow arrangements apply only to shares of the capital stock of Exide which is, or may be, issued as partial consideration in connection with the Schuylkill Acquisition.

          10.02  Consolidation, Merger, Purchase or Sale of Assets, etc.  The
                 -------------------------------------------------------
Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

             (i) Capital Expenditures by the Company and its Subsidiaries shall be permitted to the extent not in violation of Section 10.08;

            (ii) (A) each of the Company and its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) may, in the ordinary course of business, (x) sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, have become obsolete or worn out, provided that each such sale, lease or other disposition shall be for fair market value and at least 75% of the consideration therefor shall be in the form of cash and, provided, further, that the aggregate Net Sale Proceeds of any sale permitted pursuant to this clause (x) shall not exceed $50,000 and (y) sell, lease or otherwise dispose of any assets, provided that each such sale or disposition shall be for fair market value and at least 75% of the consideration therefor shall be in the form of cash and, provided, further, that the aggregate Net Sale Proceeds of all assets subject to sale, lease or other dispositions pursuant to this clause (y) shall not exceed $5,000,000 in the aggregate in any fiscal year of the Company and
     (B) each of CEAc Acquisition Corp. and its Subsidiaries may sell, lease or dispose of any assets, provided that each such sale, lease or other disposition shall be in compliance with the terms and conditions contained in the Exide European Refinancing Facility Agreement as said Exide European Refinancing Facility Agreement is originally in effect without giving effect to any subsequent amendments, modifications or waivers with respect thereto;

           (iii)  Investments may be made to the extent permitted by
     Section 10.06;

            (iv) each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business;

             (v) each of the Company and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices;

            (vi) the Company and its Subsidiaries may sell accounts receivable pursuant to the Receivables Facility, so long as the amount of Receivables Facility Attributed Indebtedness shall at no time outstanding exceed the Receivables Maximum Commitment Amount;

           (vii) purchases of Tudor Shares and Tudor Convertible Bonds shall be permitted to be made by the Company pursuant to the terms of the Initial Offer to Purchase or Secondary Offer to Purchase, in each case in accordance with the requirements of this Agreement, and the Treasury Stock Repurchase may be effected by Tudor in accordance with the requirements of this Agreement;

          (viii) the Company may effect Permitted Acquisitions in accordance with the requirements of Section 9.15;

            (ix) so long as no Default or Event of Default then exists, the Company may acquire sales branches (or 100% of the capital stock of any corporation substantially all of whose assets will constitute a sales branch) so long as (x) the aggregate amount of expenditures for such acquisitions ("Permitted Sales Branch Acquisitions") do not exceed $3,000,000 in any fiscal year of the Company and (y) in the case of Permitted Sales Branch Acquisitions made after the Effective Date and prior to March 31, 1996, the aggregate amount of the consideration paid therefor, when added to the amount of consideration paid for Permitted Acquisitions during the relevant period, does not exceed the amount permitted to be paid pursuant to Section 9.15(u) or (v), as the case may be;

             (x) the Company may, pursuant to a bankruptcy plan finally approved by the respective bankruptcy court, acquire assets of Evanite, so long as no consideration (other than (i) the conversion of Indebtedness of Evanite currently held by the Company, (ii) the assumption by the Company of accounts payable and accrued expenses of Evanite in an amount not to exceed $1,000,000 and (iii) the assumption by the Company of certain pre-petition tax obligations of Evanite in an amount not to exceed $200,000) is required to be paid to obtain such assets; provided that in no event (and notwithstanding any other
             --------
     contrary provision of this Agreement) shall the Company or any of its Subsidiaries acquire Evanite's facilities located in Corvallis, Oregon;/5/

            (xi) a Subsidiary of Euro Exide may acquire, for consideration consisting of not more than a 20% ownership interest in the entity acquiring said assets (and with no other consideration to be payable in connection therewith), intangible assets and/or personal property (but not Real Estate or fixtures) of Gemala, provided that (and notwithstanding any other provision of this Agreement) the Company shall not acquire any Real Property owned or leased by Gemala without the prior written consent of the Required Banks;

           (xii) within 30 days before the last day of any fiscal year of the Company, so long as no Default or Event of Default then exists, the Company may sell receivables with an aggregate face amount and/or inventory with a fair market value not exceeding $100,000,000 in the aggregate to General Battery Corporation (so long as General Battery Corporation is a Wholly-Owned Subsidiary of the Company) so long as (a) the purchase price is paid through the issuance by General Battery Corporation to the Company of an intercompany promissory note in the form of Exhibit N which is pledged pursuant to the Pledge Agreement and
     (b) any cash collections made on the respective receivables or inventory (or receivables received in connection with the sale of the inventory) so sold are used to pay interest or principal on said intercompany note;

          (xiii) the CEAc Acquisition may be effected so long as all conditions precedent contained in Section 6A are met at the time such acquisition is effected and the CEAc Acquisition Date occurs simultaneously therewith;

____________________

/5/ The Company was permitted to purchase the Corvallis, Oregon facilities pursuant to the Consent and Waiver, dated as of February 21, 1995.

           (xiv) CEAc Acquisition Corp. and its Subsidiaries may sell accounts receivable to the extent expressly permitted by, and subject to the limitations contained in, the Exide European Refinancing Facility Agreement, as the same is originally in effect without giving effect to any subsequent amendments, modifications or waivers with respect thereto, in each case so long as all proceeds thereof are applied as required by the Exide European Refinancing Facility Agreement as said European Refinancing Facility Agreement is originally in effect without giving effect to any subsequent amendments, modifications or waivers with respect thereto;

            (xv) the CEAc Restructuring may be effected in accordance with the requirements of Section I(1) of the Eighth Amendment and in accordance with Annex I attached to the Eighth Amendment;

           (xvi)  (A)  in connection with the Schuylkill Acquisition
     (which may be effected in accordance with the requirements of Section 9.15), the Company may form a new Wholly-Owned Subsidiary which may be merged with or into SHI to effect the Schuylkill Acquisition and (B) the entity surviving the merger referred to in the preceding clause (A) may be merged into the Company;

          (xvii) the Exide European Restructuring may be effected in accordance with the requirements of Section I of the Ninth Amendment and in accordance with Annex I attached to the Ninth Amendment;

         (xviii) any Subsidiary of CEAc Acquisition Corp. may be merged with or into, or be dissolved or liquidated into, or sell or otherwise transfer any of its assets to, CEAc Acquisition Corp. or any Subsidiary of CEAc Acquisition Corp.; and

           (xix) the Second Exide European Restructuring may be effected in accordance with the requirements of Section I of the Tenth Amendment and in accordance with Annex I attached to the Tenth Amendment.

To the extent the Required Banks waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02, such Collateral (unless sold to the Company or a Domestic Wholly-Owned Subsidiary of the Company) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          10.03  Dividends.  The Company shall not, and shall not permit any
                 ---------
of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that:

             (i) any Subsidiary of the Company (x) may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company and (y) if such

     Subsidiary is not a Wholly-Owned Subsidiary, pay Dividends to its shareholders generally, so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying the Dividends receives at least its proportionate share thereof (based upon its relative holdings of capital stock in the Subsidiary paying such Dividends);

            (ii) Tudor may (x) effect the Treasury Stock repurchase in accordance with the requirements of the Purchase Agreement, and (y) so long as no Default or Event of Default then exists, (i) after the Initial Tender Offer Date, purchase Tudor Shares and Tudor Convertible Bonds from time to time at prices which are not in excess of those previously offered pursuant to the Initial Tender Offer and (ii) after the Initial Tender Offer Date, effect a reverse stock split or take such other action which requires that payments be made to holders of Tudor Shares (other than the Company and its Subsidiaries) to liquidate their positions in Tudor, so long as the consideration payable by Tudor to eliminate any Tudor Shares or Tudor Convertible Bonds or fractional interests would not exceed the amount required to be paid therefor pursuant to the Initial Tender Offer;

           (iii) the Company may repurchase the Company Common Stock and/or options to purchase the Company Common Stock held by directors, executive officers, members of management or employees of the Company or any of its Subsidiaries upon the death, disability, retirement or termination of such director, executive officers, member of management or employee, so long as
     (x) no Default or Event of Default then exists or would exist after giving effect thereto and (y) the aggregate amount of cash expended by the Company pursuant to this clause (ii) in any fiscal year shall not exceed $500,000; provided that, in addition to amounts available pursuant to preceding clause (y) (but subject to the requirements of preceding clause (x)), the Company may make additional cash purchases in respect of the Company Common Stock and/or options to purchase the Company Common Stock previously held by any Person listed above, after the death of such Person, with proceeds of key-man life insurance maintained by the Company on such Person;

            (iv) so long as no Default or Event of Default then exists or would exist after giving effect thereto, the Company may pay regular quarterly dividends on its outstanding shares of comon stock, so long as the aggregate amount of dividends paid pursuant to this clause (iv) does not exceed $2,000,000 in any fiscal year of the Company;

             (v) so long as no Default or Event of Default then exists or would exist after giving effect thereto, the Company may pay additional Dividends in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Company, in each case so long as, at the time the respective Dividend is paid, the amount thereof does not exceed the Company Retained Excess Cash Flow Amount as in effect immediately before the payment of such Dividend; and

            (vi) so long as no Default or Event of Default then exists or would exist after giving effect thereto, the Company may redeem rights granted to the shareholders of the Company pursuant to the Shareholder Rights Plan for a nominal amount.

          10.04  Business.  (a)  The Company will not permit (x) CEAc US Holdco
                 --------
to engage in any business activities other than those permitted by Section 9.19,
(y) CEAc Acquisition Corp. to engage in any business activities other than those permitted by Section 9.19, or (z) Exide France to engage in any business activities other than those permitted by Section 9.19.

          (b) The Company will not, and will not permit any of its Subsidiaries (including CEAc and its Subsidiaries) to, engage (directly or indirectly) in any business other than the businesses in which the Company and its Subsidiaries (including CEAc and its Subsidiaries) are engaged on the Fourth Amendment Effective Date and any other reasonably related businesses.

          10.05  Indebtedness.  The Company will not, and will not permit any
                 ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

             (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Indebtedness which may be deemed to exist pursuant to the Receivables Facility, so long as the Receivables Facility Attributed Indebtedness at no time exceeds the Receivables Maximum Commitment Amount as then in effect;

           (iii) Existing Indebtedness (excluding any such Existing Indebtedness described under items 3, 8, 9, 10, 11, 12, 13, 14 and 17 of
     Part I of Schedule VI, which shall only be permitted in accordance with, and to the extent in compliance with, the requirements of preceding clause (ii) or following clause (iv)) shall be permitted to the extent the same is listed in Part I of Schedule VI, but no refinancings or renewals thereof, provided that the Existing Indebtedness evidenced by
                       --------
     (x) the Senior Notes shall not exceed $150,000,000 (as reduced by any repayments of principal thereof after the Effective Date) in aggregate principal amount at any time outstanding and (y) Senior Subordinated Notes shall not exceed $110,000,000 (as reduced by any repayments of principal thereof after the Effective Date) in aggregate principal amount at any time outstanding (it being understood that, as of June 30, 1994, the accredit amount of said Senior Subordinated Notes was approximately $73,000,000), provided further, that the Existing
                                 -------- -------
     Indebtedness described under item 7 of Part I of Schedule VI shall be refinanced pursuant to the

     Exide European Refinancing Facility and shall not be permitted to remain outstanding after the Exide European Restructuring Date;

            (iv) Exide Canada and its Subsidiaries and any Majority Subsidiary may incur Indebtedness for their respective working capital purposes from time to time pursuant to one or more revolving credit or similar agreements of such Person, provided that (x) the aggregate principal amount of such Indebtedness at any time outstanding pursuant to this clause (iv) shall not exceed Cdn.$20,000,000, in the case of Exide Canada and its Subsidiaries, and the Dollar Equivalent of $5,000,000, in the case of Majority Subsidiaries, (y) such Indebtedness may be secured, but only with the assets of Exide Canada and its Subsidiaries, or such Majority Subsidiary, as the case may be, and (z) no Person other than Exide Canada and its Subsidiaries, or such Majority Subsidiary, as the case may be, shall have guaranteed or be contingently liable for the repayment of such Indebtedness;

             (v) Existing Indebtedness of Tudor and its Subsidiaries listed in Part II of Schedule VI (except that, from and after the Exide European Restructuring Date, none of the Banesto Debt or Tudor Convertible Bonds (except to the extent held by the Company and its Subsidiaries) or any other Indebtedness being refinanced pursuant to the Exide European Refinancing Facility shall be included as Existing Indebtedness permitted to be outstanding pursuant to this clause (v) or refinanced pursuant to succeeding clause (vi)) but no refinancings or renewals thereof except in compliance with Section 10.05(vi) below;

            (vi) Existing Indebtedness of Tudor and its Subsidiaries as described in preceding clause (v) shall be permitted to be refinanced or successively refinanced by Tudor and its Subsidiaries, provided that (a) the aggregate principal amount of the outstanding Indebtedness of Tudor and its Subsidiaries is not increased as a result thereof, (b) the aggregate principal amount of Indebtedness permitted to remain outstanding pursuant to this clause (vi) shall be reduced by the amount of any permanent repayments and/or prepayments of the principal thereof made as required by Section 4.02(i), (c) if such Indebtedness is to be secured, only assets of Tudor and its Subsidiaries shall serve as security therefor, and the granting of such security shall not violate the terms of any Indebtedness of the Company and its Subsidiaries which is to remain outstanding after giving effect thereto (and shall specifically be required to comply with the provisions of Section 4.8 of the Senior Note Indenture and Senior Subordinated Note Indenture), (d) the respective issue of refinancing Indebtedness shall have no restrictions (x) which would violate the provisions of Section 4.5 of the Senior Note Indenture or Senior Subordinated Note Indenture or (y) which would violate any terms of any other Indebtedness of the Company and its Subsidiaries which is to remain outstanding;

           (vii)  Indebtedness of CEAc Acquisition Corp. and its
     Subsidiaries under Interest Rate Agreements (as defined in the Exide European Refinancing Facility

     Agreement) entered into under and in compliance with Section 13.2.21 of the Exide European Refinancing Facility Agreement;

          (viii) Indebtedness under (A) Interest Rate Protection or Other Hedging Agreements (x) in effect on the Eleventh Amendment Effective Date or (y) existing as a result of Investments permitted pursuant to Section 10.06(xiv) and (B) non-speculative Interest Rate Protection Agreements entered into after the Eleventh Amendment Effective Date, provided that the notional amount of Indebtedness subject to this clause (B) shall not exceed $50,000,000 at any time;

            (ix) Indebtedness of CEAc Acquisition Corp. and its Subsidiaries under Interest Rate Agreements (as defined in the Exide European Refinancing Facility Agreement) entered into and compliance with Section
     13.2.21 of the Exide European Refinancing Facility Agreement;

             (x) Indebtedness under Interest Rate Protection or Other Hedging Agreements in effect on the Eleventh Amendment Effective Date, or existing as a result of Investments permitted pursuant to Section 10.06(xiv);

            (xi) Indebtedness evidenced by Capitalized Lease Obligations not to exceed $10,000,000 in the aggregate outstanding at any one time;

           (xii)  Indebtedness subject to Liens permitted under Section
     10.01(vii);

          (xiii) intercompany Indebtedness among (x) the Company and its Subsidi aries to extent permitted by Section 10.06(vi) through (ix) and
     Section 10.06(xv) and (y) CEAc Acquisition Corp. and its Subsidiaries to extent permitted by Section 10.06(xvii);

           (xiv) Indebtedness of any Wholly-Owned Subsidiary to the Company or another Wholly-Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

            (xv) letters of credit issued pursuant to the Existing Chemical Credit Agreement may remain outstanding so long as supported by Letters of Credit issued pursuant to this Agreement;

           (xvi) Acquired Indebtedness may be assumed or continued after March 31, 1996 by a Subsidiary of the Company acquired pursuant to, or created to effect, a Permitted Acquisition, so long as the aggregate principal amount of all Acquired Indebtedness incurred or assumed pursuant to this Agreement does not exceed $15,000,000;

           (xvii) additional unsecured Indebtedness of the Company and its Subsidiaries not to exceed $5,000,000 in aggregate principal amount outstanding at any time;

          (xviii) Indebtedness of the Company evidenced by the 2005 Senior Unsecured Notes in an aggregate principal amount not to exceed $300,000,000, so long as (x) on the date of the incurrence of such Indebtedness, the Agents and the Banks shall have received (I) the certificate last required to be delivered pursuant to Section 9.01(m), together with accountants' certificates of the type described in Section 6A.13(iv), in each case in form and substance satisfactory to the Agents and the Required Banks and addressed to the Banks, supporting the opinion that the 2005 Senior Unsecured Notes may be incurred without causing any violation of the Senior Note Indenture or the Senior Subordinated Note Indenture and (II) a legal opinion from Kirkland & Ellis, in form and substance satisfactory to the Agents and the Required Banks and addressed to the Banks, to the effect that (A) each Credit Event under this Agreement, as amended through and including the date of the delivery of such opinion, may occur without causing any violation of the Senior Note Indenture, the Senior Subordinated Note Indenture or the 2005 Senior Unsecured Note Indenture, (B) neither the execution, delivery nor performance by the Company or any of its Subsidiaries of this Agreement and the other Credit Documents, as this Agreement and such other Credit Documents have been amended through and including the date of the delivery of such opinion, will cause a violation under the Senior Note Indenture, the Senior Subordinated Note Indenture or the 2005 Senior Unsecured Note Indenture (except, in each case, such opinion need not cover Credit Events the result of which will cause the outstanding principal amount of Revolving Loans and Swingline Loans to exceed $255,000,000 in which case the occurrence of such Credit Event will be required to comply with the coverage ratio referred to in the Indentures), and (C) neither the incurrence of the 2005 Senior Unsecured Notes nor the execution, delivery and performance by the Company of the 2005 Senior Unsecured Note Indenture and the other 2005 Senior Unsecured Note Documents will cause a violation of the Senior Note Indenture or the Senior Subordinated Note Indenture and
     (y) on the date of the receipt thereof, $219,937,500 of the proceeds plus proceeds in an amount equal to the Net Cash Proceeds of that principal amount of 2005 Senior Unsecured Notes issued pursuant to the 2005 Senior Unsecured Notes Issuance to the extent in excess of $225,000,000 received by the Company from the 2005 Senior Unsecured Note Issuance shall be deposited in a segregated escrow account (the "2005 Escrow Account") established pursuant to an escrow agreement (the "2005 Escrow Agreement"), which 2005 Escrow Agreement (I) shall provide that the funds deposited in the 2005 Escrow Account shall be invested only in cash and Cash Equivalents, (II) shall provide that the funds deposited in the 2005 Escrow Account shall only be released (x) on the CEAc Acquisition Date for the purpose of providing the financing, in part, of the CEAc Acquisition or (y) in the event the CEAc Acquisition Date does not occur, on the earlier of
     (i) July 31, 1995 and (ii) the date upon which the Company's obligations to consummate the CEAc Acquisi-tion pursuant to the CEAc Stock Purchase Agreement has been terminated, for the purpose of prepaying (A) the then outstanding principal, accrued interest and premium with respect to all of the then outstanding 2005 Senior Unsecured Notes and (B) to the extent any amounts remain in the 2005 Escrow Account after giving effect to the application provided in the immediately preceding clause (A), Loans in the manner provided in
     Section 4.02(e)(i), and (III) shall otherwise be in form and substance satisfactory to the Agents;

           (xix) CEAc Existing Indebtedness listed on Schedule XVI but no refinancings or renewals thereof except in compliance with Section 10.05(xix), as the outstanding principal amount of said CEAc Existing Indebtedness may be permanently reduced from time to time as required by
     Section 4.02(m);

            (xx) Indebtedness of CEAc Acquisition Corp. and its Subsidiaries pursuant to or permitted by the Exide European Refinancing Facility Agreement, so long as (a) the aggregate outstanding principal amount thereof at no time exceeds an amount equal to (x) 2,825,900,000 French Francs (or its equivalent amount in other currencies as calculated pursuant to the Exide European Refinancing Facility Agreement) less (y) the amount of any permanent repayments and/or prepayments of the principal of outstanding Indebtedness under the Exide European Facility Agreement made as required by Sections 4.02 (m) and/or (o), (b) if such Indebtedness is to be secured, only assets of CEAc Acquisition Corp. and its Subsidiaries shall serve as security therefor, and the granting of such security shall not violate the terms of any Indebtedness of the Company and its Subsidiaries which is to remain outstanding after giving effect thereto (and shall specifically be required to comply with the provisions of Section 4.8 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture and the Senior Subordinated Note Indenture) and
     (c) the Exide European Refinancing Facility Agreement shall have no restrictions (x) which would violate the provisions of Section 4.5 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture or the Senior Subordinated Note Indenture or (y) which would violate any terms of any other Indebtedness of the Company and its Subsidiaries which is to remain outstanding;

           (xxi)  Indebtedness of CEAc Acquisition Corp. and its
     Subsidiaries as described in preceding clauses (xvii) and (xviii) shall be permitted to be refinanced or successively refinanced by CEAc Acquisition Corp. and its Subsidiaries, provided that (a) the aggregate principal amount of the outstanding Indebtedness of CEAc Acquisition Corp. and its Subsidiaries is not increased as a result thereof, (b) if such Indebtedness is to be secured, only assets of CEAc Acquisition Corp. and its Subsidiaries shall serve as security therefor, and the granting of such security shall not violate the terms of any Indebtedness of the Company and its Subsidiaries which is to remain outstanding after giving effect thereto (and shall specifically be required to comply with the provisions of Section 4.8 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture and the Senior Subordinated Note

     Indenture) and (c) the respective issue of refinancing Indebtedness shall have no restrictions (x) which would violate the provisions of
     Section 4.5 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture or the Senior Subordinated Note Indenture or (y) which would violate any terms of any other Indebtedness of the Company and its Subsidiaries which is to remain outstanding;

          (xxii) from and after the date of the consummation of the Schuylkill Acquisition in accordance with the requirements of this Agreement, unsecured Indebtedness of the Company pursuant to (x) the Contingent Lead Note, (y) the Schuylkill Make Whole Obligations and (z) the Schuylkill Assumed Tax Liability shall be permitted; and

         (xxiii) Indebtedness of the Company pursuant to the Approved Incremental Financing.

          10.06  Advances, Investments and Loans.  The Company will not, and
                 -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or pur chase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

             (i) the Company and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

            (ii) the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

           (iii) the Company and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $3,000,000;

            (iv) the Company and its Subsidiaries may enter into Interest Rate Protection or Other Hedging Agreements to the extent permitted in
     Section 10.05(iii) or (viii) and Interest Rate Agreements as defined in, and to the extent permitted by, Section 10.05(vii);

             (v) transactions expressly permitted pursuant to Sections 10.02 and 10.03 shall, to the extent constituting Investments, be permitted pursuant to this Section 10.06;

            (vi) the Company or any of its Wholly-Owned Domestic Subsidiaries may make intercompany loans to the Company or any other Wholly-Owned Domestic Subsidiary, provided that (x) each such intercompany loan is evidenced by an intercompany note in the form of Exhibit N (each, an "Intercompany Note"), (y) each Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and (z) the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000,000;

           (vii) the Company or any of its Wholly-Owned Domestic Subsidiaries may make intercompany loans to any Wholly-Owned Foreign Subsidiary, so long as (x) the consideration given by the Company or any Wholly-Owned Domestic Subsidiary in exchange for the amount owed in respect of such intercompany loan by such Wholly-Owned Foreign Subsidiary consists of shares of capital stock of the Company and (y) in the case of intercompany loans other than pursuant to the preceding clause (x), the aggregate principal amount thereof does not exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

          (viii) Wholly-Owned Foreign Subsidiaries may make intercompany loans to one another;

            (ix) Foreign Subsidiaries may make intercompany loans to Company and its Domestic Subsidiaries so long as each such intercompany loan is subject to the terms of the subordination provisions in the form of Exhibit O;

             (x) Investments in Subsidiaries which exist from time to time as a result of the issuance of Letters of Credit from time to time hereunder shall be permitted;

            (xi) the Company may establish Subsidiaries to the extent permitted by Section 10.16;

           (xii)  Investments of (w) the Company and its Subsidiaries
     (other than CEAc Acquisition Corp. and its Subsidiaries) existing on the Effective Date and listed on Schedule X, (x) the Company in CEAc US Holdco in connection with the initial capitalization thereof (including for this purpose the equity capitalization thereof and any indebtedness capitalization represented by CEAc Acquisition Intercompany Indebtedness) in an amount not to exceed $421,950,000, (y) CEAc US Holdco in CEAc Acquisition Corp. in connection with the initial capitalization thereof in an amount not to exceed $421,950,000 and (z) CEAc Acquisition Corp. and its Subsidiaries existing on the CEAc Acquisition Date and listed on Schedule XIX (such Investments permitted pursuant to this clause (xii), "Existing Investments") shall be permitted;

          (xiii)  (A) the Company may (x) make intercompany loans to BIG
     (the "BIG Intercompany Loans"), so long as the source of such BIG Intercompany Loans shall consist solely of BIG Notes Cash Collateral and the aggregate principal amount of BIG Intercompany Loans (determined without regard to any write-downs or write-offs thereof) does not exceed the outstanding principal amount of the BIG Notes outstanding as of the Effective Date, (y) to the extent the obligations to repay such BIG Intercompany Loans have been transferred from BIG to Euro Exide, sell its rights to receive payments under such BIG Intercompany Loans to CEAc Acquisition Corp., the consideration for which shall consist solely of the issuance by CEAc Acquisition Corp. to the Company of an intercompany note (the "CEAc Equity Note") and (z) contribute such CEAc Equity Note to the capital of, and/or purchase (with the purchase price to consist solely of the transfer of the CEAc Equity Note) additional capital stock of, CEAc Acquisition Corp., provided, that on the date of the
                                 --------
     contribution permitted pursuant to this clause (z), the Company shall have taken any and all actions requested by the Collateral Agent with respect to the pledge of such capital stock to the Collateral Agent pursuant to the Initial Pledge Agreement and (B) to the extent that CEAc Acquisition Corp. is the owner of the rights to receive payments with respect to the BIG Intercompany Loans, CEAc Acquisition Corp. may contribute such BIG Intercompany Loans to the capital of, and/or purchase additional common stock of, Euro Exide;

           (xiv) the Company and its Subsidiaries may in the ordinary course of business enter into (a) non-speculative commodities futures agreements for raw materials reasonably related to the production needs of the Company and its Subsidiaries, (b) non-speculative Currency Hedging Agreements and (c) Interest Rate Protection or Other Hedging Agreements with CEAc Acquisition Corp. or any of its Subsidiaries in connection with Interest Rate Agreements under, and as defined in,
     Section 10.05(vii);

            (xv) CEAc Acquisition Corp. may effect open market purchases of Remaining Tudor Shares and/or Remaining Tudor Convertible Bonds, provided that (v) no Default or Event of Default shall have occurred and
     --------
     be continuing or result from such purchase, (w) such purchase is not made in connection with a Secondary Tender Offer, (x) the price per share paid by CEAc Acquisition Corp. in connection with each such purchase of Remaining Tudor Shares shall not exceed 1145 Pesetas, and
     (y) the aggregate price paid by CEAc Acquisition Corp. in connection with all such purchases of Remaining Tudor Shares and Remaining Tudor Convertible Bonds shall not exceed the Secondary Tender Offer Maximum Offered Consideration;

           (xvi)  Investments represented by the CEAc Acquisition
     Intercompany Notes executed and delivered in accordance with Section 6A.09(c) shall be permitted;

          (xvii) CEAc Acquisition Corp. or any of its Subsidiaries may make intercompany loans to CEAc Acquisition Corp. or any other Subsidiary of CEAc Acquisition Corp. provided that the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed the amounts permitted pursuant to the Exide European Refinancing Facility Agreement;

         (xviii) Investments made by CEAc or any of its Subsidiaries in an aggregate amount not to exceed $6,000,000 pursuant to the Sale Agreement, dated October 1, 1994, between the State Treasury of the Republic of Poland and CEAc;

           (xix) CEAc Acquisition Corp. or any of its Wholly-Owned Subsidiaries may acquire the equity interests of Sonnenschein outstanding on the CEAc Acquisition Date and not owned by them, provided that the aggregate amount
                                             --------
     of the consideration thereof does not exceed 26,000,000 Deutsche Marks;

            (xx) Investments of the Company in Wholly-Owned Subsidiaries of the Company created after the Exide European Restructuring Date in connection with the initial capitalization of a Majority Subsidiary of such Wholly-Owned Subsidiary in an amount thereof not to exceed $3,000,000 individually and $10,000,000 for all Investments made pursuant to this clause (xx), provided that Investments permitted
                                   --------
     pursuant to this clause (xx) shall (A) consist solely of equipment owned by the Company and (B) reduce the amount otherwise permitted to effect Permitted Acquisitions pursuant to Section 9.15 by an amount equal to the Investments made by the Company pursuant to this clause (xx);

           (xxi)  [INTENTIONALLY OMITTED];

          (xxii) CEAc Acquisition Corp. may effect open market purchases of Remaining CEAc Shares, provided that (x) no Default or Event of
                               --------
     Default shall exist at the time of any such purchase or immediately after giving effect thereto and (y) the aggregate price paid by CEAc Acquisition Corp. in connection with all such purchases of Remaining CEAc Shares shall not exceed $1,500,000; and

         (xxiii) CEAc Acquisition Corp. and its Subsidiaries may make additional Investments and asset acquisitions (so long as each such Investment and/or asset acquisition is permitted pursuant to the Exide European Refinancing Facility Agreement) in the ordinary course of business in an aggregate amount not to exceed $35,000,000 (or in the case of Investments and/or asset acqusitions other than in Dollars, the Dollar Equivalent thereof) at any time.

          10.07  Transactions with Affiliates.  The Company will not, and
                 ----------------------------
will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would reasonably be obtained by the Company or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

             (i)  Dividends may be paid to the extent provided in Section
     10.03;

            (ii)  Investments may be made to the extent provided in Section
     10.06;

           (iii) in the case of any transaction between the Company and one or more of its Subsidiaries, or between a Subsidiary and a direct or indirect parent of such Subsidiary which is also a Subsidiary of the Company, the respective transaction shall only be required to be on terms and conditions substantially as favorable to the Company or the respective parent Subsidiary as would have been obtained by such Person at such time in a comparable arms'-length transaction with a Person other than an Affiliate;

            (iv) customary fees may be paid to non-officer directors of the Company;

             (v) the Company may share proceeds of Environmental Insurance Recoveries with predecessor entities and owners of such predecessor entities on terms deemed fair and reasonable by the Board of Directors of the Company, as evidenced by a board resolution;

            (vi) transactions disclosed in Note 13 to the Company's fiscal year 1994 audited financial statements delivered to the Banks prior to the Effective Date shall be permitted;

           (vii) the CEAc Restructuring may be effected in accordance with the requirements of the Eighth Amendment;

          (viii) the Exide European Restructuring may be effected in accordance with the requirements of the Ninth Amendment; and

            (ix) the Second Exide European Restructuring may be effected in accordance with the requirements of the Tenth Amendment.

          10.08  Capital Expenditures.  (a) (i) The Company will not, and
                 --------------------
will not permit any of its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) to, make any Capital Expenditures, except that (A) during the period from the Effective Date until March 31, 1997, the Company may make Capital Expenditures of up to $20,000,000 to build and construct improvements with respect to the Bristol Facility and (B) the Company and its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) shall be permitted to make other Capital Expenditures, (w) during the period from the

Effective Date to and including the last day of the fiscal year ending March 31, 1995, so long as the aggregate amount thereof does not exceed $20,000,000, (x) during the fiscal year of the Company ended in March 1996, so long as the aggregate amount thereof does not exceed $34,000,000, (y) during the fiscal year of the Company ended in March 1997, so long as the aggregate amount thereof does not exceed $32,000,000 and (z) during any fiscal year of the Company ending thereafter, not in excess of $40,000,000.

          (ii) In addition to Capital Expenditures permitted pursuant to the preceding clause (i) and the following clause (iii), to the extent that the amount of Capital Expenditures (including all Capital Expenditures made during the respective fiscal year pursuant to preceding clause (i)(B) or as a result of this clause (ii), but excluding Capital Expenditures made pursuant to preceding clause (i)(A) or following clause (iii)) made by the Company and its Subsidiaries (other than CEAc US Holdco, Tudor and their respective Subsidiaries) during any fiscal year of the Company are less than the amount permitted to be made pursuant to preceding clause (i)(B) (without giving effect to any additional amount available as a result of this clause (ii) or following clause (iii)), such amount may be carried forward and utilized by the Company and its Subsidiaries (other than CEAc US Holdco, Tudor and their respective Subsidiaries) to make Capital Expenditures in excess of the amount permitted above in the immediately succeeding fiscal year, provided that no amount once carried forward to the next fiscal year may be carried forward to a fiscal year thereafter.

          (iii) In addition to the Capital Expenditures permitted to be made pursuant to preceding clauses (i) and (ii), the Company and its Subsidiaries (other than CEAc US Holdco, Tudor and their respective Subsidiaries, except as permitted by subclause (z) below) may (x) make additional Capital Expenditures at any time so long as the amount of such Capital Expenditures made at any time does not exceed the Company Retained Excess Cash Flow Amount at such time (as determined immediately before giving effect to the respective Capital Expenditures), (y) with proceeds of Environmental Insurance Recoveries actually received by the Company after the Effective Date (and which will be retained by the Company for its own account after giving effect to any payments by the Company as described in Section 10.07), make additional Capital Expenditures (not exceeding $10,000,000 million in the aggregate) to fund the innovative technology cleanup of the Brown Battery Site and (z) make additional Capital Expenditures to effect the CEAc Acquisition in accordance with the relevant requirements of Section 10.02.

          (b)(i) The Company will not permit CEAc Acquisition Corp. or any of its Subsidiaries to make any Capital Expenditures, except that Subsidiaries of CEAc Acquisition Corp. shall be permitted to make Capital Expenditures during any fiscal year of the Company not in excess of (x) in the case of the Company's fiscal year ended March 31, 1996, $70,000,000 and
(y) for any fiscal year ended thereafter, $75,000,000.

          (ii) In addition to Capital Expenditures permitted pursuant to the preceding clause (i), to the extent that the amount of Capital Expenditures (including all Capital

Expenditures pursuant to preceding clause (i) and pursuant to this clause
(ii)) made by Subsidiaries of CEAc Acquisition Corp. during any fiscal year of the Company (beginning with the fiscal year ended March 31, 1996) are less than the amount permitted to be made pursuant to preceding clause (i) (without giving effect to any additional amount available as a result of this clause (ii)), such amount may be carried forward and utilized by Subsidiaries of CEAc Acquisition Corp. to make Capital Expenditures in excess of the amount permitted above in the immediately succeeding fiscal year, provided that no amount once carried forward to the next fiscal year may be carried forward to a fiscal year thereafter.

          (iii) In addition to the Capital Expenditures permitted to be made pursuant to preceding clauses (i) and (ii), the CEAc Acquisition and the Exide European Restructuring may be effected in accordance with the applicable requirements of Section 10.02.

          10.09  Consolidated Fixed Charge Coverage Ratio.  The Company will
                 ----------------------------------------
not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (taken as one accounting period) ended on a date set forth below to be less than the ratio set forth opposite such date below:

          Date                                              Ratio
          ----                                              -----
     March 31, 1997                                         1.00:1
     March 31, 1998 and each March 31 thereafter            1.25:1

          10.10  Minimum Consolidated EBITDA  (a) The Company will not permit
                 ---------------------------
the Company Consolidated EBITDA for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended during a period set forth below to be less than the amount set forth opposite such period below:

                Period                                   Amount
                ------                                   ------
     From and including the last day
      of the fiscal quarter ended in
      March, 1996 to but excluding the
      last day of the fiscal quarter
      ended in June, 1996                                $ 60,000,000

     Thereafter from and including the
      last day of the fiscal quarter
      ended in June, 1996 to but excluding
      the last day of the fiscal quarter
      ended in September, 1996                           $ 63,000,000

     Thereafter from and including the
      last day of the fiscal quarter
      ended in September, 1996 to but
      excluding the last day of the
      fiscal quarter ended in
      December, 1996                                     $ 65,000,000

     Thereafter from and including the
      last day of the fiscal quarter
      ended in December, 1996 to but
      excluding the last day of the
      fiscal quarter ended in
      March, 1997                                        $ 80,000,000

     Thereafter from and including
      the last day of the fiscal
      quarter ended in March, 1997
      to but excluding the last day
      of the fiscal quarter ended in
      March, 1998                                        $100,000,000

     Thereafter from and including the
      last day of the fiscal quarter
      ended in March, 1998 to but
      excluding the last day of the
      fiscal quarter ended in
      March, 1999                                        $125,000,000

     Thereafter                                          $145,000,000

          (b) The Company will not permit the Combined Consolidated EBITDA for (i) the period beginning on October 1, 1994 and ended on the last day of the fiscal quarter ended closest to March 31, 1995 (taken as one accounting period), to be less than $50,000,000 or (ii) any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended during a period set forth below to be less than the amount set forth opposite such period below:

         Period                                          Amount
         ------                                          ------
     Ended after April 1, 1995 to
     but excluding the last day of
     the fiscal quarter ended in
     September, 1995                                     $150,000,000

    Thereafter from and including
    the last day of the fiscal
    quarter ended in September,
    1995 to but excluding the last
    day of the fiscal quarter
    ended in December, 1995                              $175,000,000

    Thereafter from and including
    the last day of the fiscal
    quarter ended in December,
    1995 to but excluding the last
    day of the fiscal quarter
    ended in March, 1996                                 $200,000,000

    Thereafter from and including
    the last day of the fiscal
    quarter ended in March, 1996
    to but excluding the last day
    of the fiscal quarter ended in
    December, 1996                                       $210,000,000

    Thereafter from and including
    the last day of the fiscal
    quarter ended in December,
    1996 to but excluding the last
    day of the fiscal quarter
    ended in March, 1997                                 $230,000,000

    Thereafter from and including
    the last day of the fiscal
    quarter ended in March, 1997
    to but excluding the last day
    of the fiscal quarter ended in
    March, 1998                                          $275,000,000

    Thereafter                                           $300,000,000

          10.11  Maximum Leverage Ratios.  (a) The Company will not permit,
                 -----------------------
at any time during a period listed below, the ratio of Company Consolidated Indebtedness at such time to Company Consolidated EBITDA for the period of four consecutive fiscal quarters (taken as one accounting period) last ended prior to the date of determination, to exceed the ratio set forth below opposite the respective period in which the determination is being made:

             Period                                        Ratio
             ------                                        -----
     From and including the
      last day of the fiscal quarter
      ended in March, 1996 to but excluding
      the last day of the fiscal quarter
      ended in June, 1996                                  10.75:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in June, 1996 to but excluding
      the last day of the fiscal quarter
      ended in September, 1996                              9.50:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in September, 1996 to but
      excluding the last day of the
      fiscal quarter ended in
      December, 1996                                        9.25:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in December, 1996 to but
      excluding the last day of the
      fiscal quarter ended in
      March, 1997                                           8.00:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in March, 1997 to but
      excluding the last day of the
      fiscal quarter ended in
      March, 1998                                        7.00:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in March, 1998 to but
      excluding the last day of the
      fiscal quarter ended in
      March, 1999                                        6.00:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in March, 1999 to but
      excluding the last day of the
      fiscal quarter ended in
      March, 2000                                        5.50:1

          (b) The Company will not permit, at any time during a period listed below, the ratio of Combined Consolidated Indebtedness at such time to Combined Consolidated EBITDA for the period of four consecutive fiscal quarters (taken as one accounting period) ended prior to the date of determination, to exceed the ratio set forth below opposite the respective period in which the determination is being made:

             Period                                      Ratio
             ------                                      -----
     From and including the last
      day of the fiscal quarter
      ended in March, 1996 to
      but excluding the last day of
      the fiscal quarter ended
      in June, 1996                                      7.00:1

    Thereafter from and including the
      last day of the fiscal quarter
      ended in June, 1996 to but excluding
      the last day of the fiscal quarter
      ended in September, 1996                           7.00:1

     Thereafter from and including the
      last day of the fiscal quarter
      ended in September, 1996 to but excluding
      the last day of the fiscal quarter
      ended in December, 1996                            7.00:1

    Thereafter from and including the
      last day of the fiscal quarter
      ended in December, 1996 to but excluding
      the last day of the fiscal quarter
      ended in March, 1997                               6.50:1

    Thereafter from and including the
      last day of the fiscal quarter
      ended in March, 1997 to but excluding
      the last day of the fiscal quarter
      ended in March, 1998                               5.00:1

    Thereafter from and including the
      last day of the fiscal quarter ended
      in March, 1998 to but excluding the
      last day of the fiscal quarter
      ended in March, 1999                               3.75:1

    Thereafter from and including the last
      day of the fiscal quarter ended in
      March, 1999 to but excluding the last
      day of the fiscal quarter ended in
      March, 2000                                        3.50:1

    Thereafter                                           3.00:1

          10.12  Limitation on Modifications of Indebtedness; Modifications
                 ----------------------------------------------------------
of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.
- ---------------------------------------------------------------------------
The Company will not, and will not permit any of its Subsidiaries to:

             (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, the CEAc Existing
     Indebtedness, the Approved Incremental Financing (after the consummation thereof), the Exide European Refinancing Facility Agreement (although the provisions of this Section 10.12(i) shall cease to be applicable to the Exide European Refinancing Facility Agreement on the earlier of (x) the date of the consummation of the Approved Incremental Financing and
     (y) the date upon which the Company achieves the ratio referred to in Section 10.11(a) for the 1999 fiscal year of the Company), the 2005 Senior Unsecured Note Indenture, any 2005 Senior Unsecured Note or of the Receivables Facility or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the Existing Indebtedness (except that amendments or modification to either Indenture shall require the consent of the Required Banks), the CEAc Existing Indebtedness, the Approved Incremental Financing, the Exide European Refinancing Facility Agreement or the Receivables Facility which do not in any way adversely affect the interests of the Banks;

            (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Notes or Senior Subordinated Notes or 2005 Senior Unsecured Notes or the Approved Incremental Financing (after the consummation thereof) (it being understood and agreed that the 2005 Senior Unsecured Note Exchange will be permitted as described in the third "WHEREAS" clause contained in the Fifth Amendment);

           (iii) amend, modify or change its certificate of incorporation or analogous organizational documentation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, in each case which would in any way adversely affect the interests of the Banks, except for such amendments, modifications or changes necessary in connection with the implementation of the Shareholder Rights Plan;

            (iv) amend or modify or change any provision of the Acquisition Documents or the Initial Tender Offer Documents (other than modifications to the Initial Tender Offer Documents which (x) do not increase the consideration payable in connection with the Initial Tender Offer, (y) do not alter the conditions contained in the Initial Offer to Purchase and (z) are not adverse in any respect to the interests of the Banks) or, after the approval thereof by the Banks, the Secondary Tender Offer Documents (other than modifications to the Secondary Tender Offer Documents which (x) do not increase the consideration payable in connection with the Secondary Tender Offer, (y) do not alter the conditions contained in the Secondary Offer to Purchase and (z) are not adverse in any respect to the interests of the Banks); or

             (v) amend or modify or change any provision of the CEAc Acquisition Documents, other than modifications which (x) do not materially alter the price or terms of the CEAc Acquisition and (y) are not adverse in any respect to the interests of the Banks.

          10.13  Limitation on Certain Restrictions on Subsidiaries.  The
                 --------------------------------------------------
Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) restrictions contained in the Receivables Facility as an effect on the Effective Date, (iv) restrictions contained in any other issue of Existing Indebtedness to the extent such restrictions are described in
Schedule VII and any restrictions contained in the Exide European Refinancing Facility Agreement (so long as such restrictions are not more restrictive in any material respect than those contained in the CEAc Refinancing Credit Facility and the Tudor Refinancing Facility Agreement) or any issue of CEAc Existing Indebtedness to the extent such restrictions are described on
Schedule XVII, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company, (vi) customary provisions restricting assignment of any licensing agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (vii) any holder of a Lien permitted pursuant to this Agreement may restrict the transfer of the respective asset or assets subject thereto, (viii) restrictions contained in any issue of Indebtedness which refinanced Indebtedness described in preceding clause (iv) so long as the restrictions are no more restrictive than those contained in the Indebtedness being refinanced and are no more restrictive than the restrictions described in Schedule VII or XVII, as the case may be, and (ix) restrictions existing or created with respect to Tudor or any of its Subsidiaries, related to Indebtedness of Tudor or any of its Subsidiaries, and which expressly provide that (except in the case of (x) an event of default which has lead to an acceleration of such Indebtedness or
(y) the failure to pay such Indebtedness in full at the final maturity of such Indebtedness) Tudor or such Subsidiary, as the case may be, may make payments, loans, advances and transfers to the Company in an amount equal to 100% of its Adjusted Consolidated Net Income (as such term is defined in the Indentures (other than the 2005 Senior Unsecured Note Indenture) as in effect on February 3, 1995) subsequent to October 2, 1994 (provided that in the event such payments, loans, advances and transfers are made in the form of asset transfers, such assets shall be valued at the value of such assets set forth on the Company's books under GAAP).

          10.14  Limitation on Issuances of Capital Stock.  (a)  The Company
                 ----------------------------------------
shall not issue any capital stock or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) issuances of common stock of the Company or any options or warrants to purchase common stock of the Company, (ii) issuances of common stock and debt securities convertible into common stock of the Company pursuant to the terms of the Approved Incremental Financing and (iii) issuances of preferred stock of the Company pursuant to the Shareholder Rights Plan.

          (b) Except as expressly permitted by Section 10.02(xi) and Section 10.06(xiii), the Company shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Company or any of its Subsid iaries in any class of the capital stock of such Subsidiary, and
(iii) to qualify directors to the extent required by applicable law. All capital stock issued in accordance with this Section 10.14 shall, to the extent required by a Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the respective Pledge Agreement.

          10.15  Certain Sale-Leaseback Transactions.  The Company shall not
                 -----------------------------------
enter into, or suffer to exist, any Attributable Indebtedness within the meaning of Section 4.08 of the Senior Note Indenture, whether arising from sale-leaseback transactions or otherwise.

          10.16  Limitation on Creation of Subsidiaries.  Except for the
                 --------------------------------------
acquisition of Tudor, CEAc, Permitted Acquisitions and Permitted Sales Branch Acquisitions, and except for the creation of CEAc US Holdco as a direct Wholly-Owned Subsidiary of the Company, of CEAc Acquisition Corp. as a direct Wholly-Owned Subsidiary of CEAc US Holdco and of Exide France as a direct Wholly-Owned Subsidiary of CEAc Acquisition Corp., in each case to effect the CEAc Acquisition and for the creation of new Wholly-Owned Subsidiaries as contemplated by the definition of Permitted Acquisitions and by Section 10.02(x), (xi), (xiv), (xvi) and (xviii), in each case effected or established in accordance with the applicable requirements of this Agreement, neither the Company nor any of its Subsidiaries shall establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks. At the time of the creation, establishment or acquisition of any Subsidiary, any capital stock thereof required to be pledged pursuant to any Pledge Agreement shall be pledged in accordance with the terms thereof, and all action required to be taken pursuant to Section 9.20 shall be taken in connection with the creation, establishment or acquisition of the respective Subsidiary. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Company may from time to time form Wholly-Owned Subsidiaries in connection with exporting, tax planning or other purposes incidental to the Company's business, so long as each Subsidiary created or established pursuant to this sentence at no time has more than $1,000,000 in assets.

          10.17  Initial Tender Offer.  The Company shall not permit the
                 --------------------
Initial Tender Offer to be consummated or the Initial Tender Offer Date to occur, unless each of the following conditions is satisfied at the time thereof:

             (i) all conditions to the consummation of the Initial Tender Offer contained in the Initial Offer to Purchase have been satisfied;

            (ii) as a result of the consummation of the Initial Tender Offer, the Company shall directly own at least 51% of the outstanding shares of capital stock of Tudor on a fully diluted basis, and at least 51% of the outstanding voting stock of Tudor;

           (iii) the purchase price per Tudor Share shall not exceed that set forth in the Purchase Agreement, and the capitalization of Tudor shall be as represented in the Purchase Agreement (which Purchase Agreement shall be in the form delivered to the Banks prior to the Effective Date, without giving effect to any changes thereto after the Effective Date);

            (iv) the Spanish agencies responsible for the defense of competition shall have expressly approved the acquisition by the Company of the majority shareholding of Tudor pursuant to the Initial Tender Offer;

             (v) the Government (as such term is defined in the Initial Offer to Purchase) shall not have made its authorization subject to compliance with any condition (other than immaterial conditions complied with by the Company);

            (vi) the Initial Tender Offer Date shall occur on or before December 31, 1994;

           (vii) the requirements of Section 9.16 shall have been satisfied with respect to the Initial Tender Offer; and

          (viii) on the Initial Tender Offer Date, the Company shall have duly authorized, executed and delivered before a notary in the kingdom of Spain a pledge agreement governed by Spanish law and in form and substance satisfactory to the Collateral Agent and its U.S. and Spanish counsel pursuant to which the Company shall pledge all Tudor Shares and Tudor Convertible Bonds acquired by it pursuant to the Initial Tender Offer (subject to the percentage limitations for Foreign Subsidiaries voting stock as contemplated by the Initial Pledge Agreement) (as modified, supplemented or amended from time to time, the "Tudor Shares Pledge Agreement"), which pledge agreement shall secure the Obligations on the same basis as the Initial Pledge Agreement, but shall be in appropriate form under Spanish law, and the Company shall have taken all action deemed necessary or desirable by the Collateral Agent or its Spanish counsel in connection therewith.

          10.18  Secondary Tender Offer.  (a)  The Company shall not permit
                 ----------------------
the Secondary Tender Offer to be commenced unless all conditions contained in
Section 6 are
satisfied (whether or not the Secondary Tender Offer Credit Support is issued in connection with the Secondary Tender Offer) prior to the commencement thereof.

          (b) The Company shall not permit the Secondary Tender Offer to be consummated or the Secondary Tender Offer Date to occur, unless each of the following conditions is satisfied at the time thereof:

             (i) all conditions to the consummation of the Secondary Tender Offer contained in the Secondary Offer to Purchase have been satisfied;

            (ii) the aggregate purchase price offered pursuant to the Secondary Tender Offer shall not be in excess of the amount permitted to be paid pursuant to Section 6.02 of this Agreement;

           (iii) the Secondary Tender Offer Filing Date shall have occurred within six months after the Initial Tender Offer Filing Date, and the Secondary Tender Offer Date shall have occurred within 90 days after the Secondary Tender Offer Filing Date; and

            (iv) the requirements of Section 9.16 shall have been satisfied with respect to the Secondary Tender Offer.

          10.19  Section 4.3(a)(i) Indebtedness.  The  Company will not, and
                 ------------------------------
will not permit any of its Subsidiaries to, incur any Indebtedness (other than Indebtedness constituting Revolving Loans and Swingline Loans) under
Section 4.3(a)(i) of the Senior Note Indenture, under Section 4.3(a)(i) of the 2005 Senior Unsecured Note Indenture or under Section 4.3(a)(i) of the Senior Subordinated Note Indenture in excess of an amount equal to (x) the amount of Indebtedness permitted to be incurred pursuant to Section 4.3(a)(i) of the respective Indenture, less (y) the Total Revolving Loan Commitment as then in effect.

          SECTION 11.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):

          11.01  Payments.  The Company shall (i) default in the payment when
                 --------
due of any principal of any Loan, any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

          11.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          11.03  Covenants.  The Company shall (i) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in Section 9.01(g)(i), 9.01(n), 9.08, the second sentence of Section 9.11(b),
9.14 , 9.15, 9.17, 9.18, 9.19, 9.21 or Section 10 or Section 14.19 or (ii)
default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Sections 11.01 and 11.02 and clause (i) of this Section 11.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company by any Agent or any Bank; or

          11.04  Default Under Other Agreements.  The Company or any of its
                 ------------------------------
Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of
                         --------
Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $5,000,000; or

          11.05  Bankruptcy, etc.  The Company or any of its Subsidiaries
                 ----------------
shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries, the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Company or any of their Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors;
or any corporate action
is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          11.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum
                 -----
funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) which lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary of the Company; or

          11.07  Security Documents.  At any time after the execution and
                 ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01), or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          11.08  Guarantees.  (i)  After the execution and delivery thereof,
                 ----------
any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty or (ii) for any reason whatsoever (and whether or not through any fault or inability on the part of the Company), the Tudor Guaranty is not executed and delivered by the date required by Section 9.21; or

          11.09  Judgments.  One or more judgments or decrees shall be
                 ---------
entered against the Company or any of its Subsidiaries involving in the aggregate for the Company and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) of $5,000,000 or more, and all such judgments and decrees either shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 days from the entry thereof; or

          11.10  Change of Control.  A Change of Control shall occur; or
                 -----------------

          11.11  Receivables Facility.  At any time prior to September 1,
                 --------------------
1995, the Receivables Facility Commitment as then in effect shall be less than $40,000,000, or at any time prior to September 1, 1995, the Receivables Financier shall have ceased purchasing receivables pursuant to the Receivables Facility (except to the extent such purchases are being made pursuant to a replacement Receivables Facility) for a period in excess of three consecutive Business Days;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agents, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section
              --------
11.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Company, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held for the benefit of the Banks pursuant to Section 4.02 to repay the respective outstanding Obligations.

          SECTION 12.  Definitions and Accounting Terms.
                       --------------------------------

          12.01  Defined Terms.  As used in this Agreement, the following
                 -------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Indebtedness" means Indebtedness of a Subsidiary of the Company assumed or acquired as a result of a Permitted Acquisition, so long as the respective Indebtedness existed prior to the respective Permitted Acquisition and was not incurred in connection with, or in contemplation of, the Permitted Acquisition or the respective Person becoming a Subsidiary of the Company, and provided that no Person other than the respective Subsidiary created or acquired as a result of the respective Permitted Acquisition shall have any liability (contingent or otherwise) with respect to any Acquired Indebtedness. Notwithstanding anything to the contrary contained above, the Engitec Equipment Commitments and Schuylkill Assumed Guaranty and L/C Obligations shall be deemed to constitute Acquired Indebtedness.

          "Acquisition" shall mean the purchase by the Company for cash of at least 52% of the Tudor Shares pursuant to the Purchase Agreement.

          "Acquisition Documents" shall mean the Purchase Agreement and all other documents entered into or delivered in connection with the Purchase Agreement.

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 9.11 or 9.12.

          "Additional Mortgage" shall have the meaning provided in Section 9.11(a).

          "Additional Mortgaged Property" shall have the meaning provided in
Section 9.11(a).

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 9.11 or 9.12.

          "Additional Tudor Letter of Credit" shall have the meaning provided in Section 2.01(a)(vii).

          "Additional Tudor Letter of Credit Sub-Limit" at any time shall mean an amount equal to $25,000,000. Notwithstanding anything to the contrary contained above, upon the occurrence of the Initial Tender Offer Termination Date (without the successful consummation of the Initial Tender Offer), the Additional Tudor Letter of Credit Sub-Limit shall be reduced to $0.

          "Additional Tudor Supportable Indebtedness" shall mean obligations of Tudor and its Subsidiaries in respect of their Indebtedness for borrowed money (other than Banesto Debt and Tudor Convertible Bonds) incurred for their working capital purposes.

          "Adjusted Available Revolving Loan Commitment" for each Bank shall mean at any time such Bank's Revolving Loan Commitment less such Bank's Adjusted RL Percentage of the Blocked Commitment, if any, at such time.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Adjusted RL Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's RL Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted
                                       --------
RL Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus (iii) the Revolving Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Com-mitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus (iii) the Letter of Credit Outstandings, is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of Unpaid Drawings participated in by Revolving Credit Participants or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Company as a preferential or similar payment in any bankruptcy or similar proceeding of the Company, then the change to such Non-Defaulting Bank's Adjusted RL Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RL Percentage of the outstanding principal amount of Swingline Loans and of Revolving Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Available Revolving Loan Commitment" shall mean at any time the Total Available Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

          "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Banks hereunder provided that (i) if BTCo shall resign as an Agent hereunder, one of the remaining Agents (who, if there is more than one remaining Agent, shall be selected by the then remaining Agents) or, if there are no remaining Agents, the respective successor Agent, shall become the replacement Administrative Agent, in each case so long as the respective replacement Agent consents thereto, and (ii) BTCo or its successor shall continue to act as Collateral Agent until such replacement Administrative Agent shall have been selected.

          "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 10.07 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 10.07, an Affiliate of the
- --------  -------
Company shall include any Person that directly or indirectly owns more than

5% of any class of the capital stock of the Company and any officer or director of the Company or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean each of Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, each in its capacity as Agent for the Banks hereunder, and shall (x) exclude any Person which has theretofore resigned as an Agent pursuant to Section 13.09 and (y) include any successor to any of the respective Agents appointed pursuant to
Section 13.09.

          "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

          "Applicable Commitment Commission Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%; provided, that from and
                                                 --------
after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Applicable Commitment Commission Percentage shall be 3/8 of 1% per annum if, but only if, as of the last day of the most recent fiscal quarter ended immediately prior to such Start Date (the "Test Date") all of the following conditions are met:

          (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 3.5:1.00; and

         (ii) Company Consolidated Indebtedness shall be equal to or less than $575,000,000.

Notwithstanding anything to the contrary contained above, the Applicable Commitment Commission Percentage shall be 1/2 of 1% per annum (x) at all times prior to September 30, 1995 and (y) at any time that a Default or an Event of Default shall exist.

          "Applicable Margin" shall mean a percentage per annum equal to (I) at any time prior to June 1, 1995, (i) (A) in the case of Loans other than Tranche B Term Loans which are maintained as Base Rate Loans, 1.00% and (B) in the case of Tranche B Term Loans which are maintained as Base Rate Loans, 1.50%, and (ii) (A) in the case of Loans other than Tranche B Term Loans which are maintained as Eurodollar Loans, 2.25% and (B) in the case of Tranche B Term Loans which are maintained as Eurodollar Loans, 2.75% and (II) at any time on and after June 1, 1995, (i)(A) in the case of Loans other than Tranche B Term Loans which are maintained as Base Rate Loans, 1.25%, less the then applicable Interest Reduction Discount and (B) in the case of Tranche B Term Loans which are maintained as Base Rate Loans, 1.75%, and (ii)(A) in the case of Loans other than Tranche B Term Loans which are maintained as Eurodollar Loans, 2.50%, less the then applicable Interest Reduction Discount and (B) in the case of Tranche B Term Loans which are maintained as Eurodollar Loans, 3.00%.

          "Approved Incremental Financing" shall mean additional financing obtained by the Company in the form of (i) unsecured Indebtedness of the Company convertible into the common stock of the Company and/or (ii) unsecured Indebtedness; provided, that such Indebtedness shall only be deemed
                        --------
Approved Incremental Financing in the event, and only in the event, that (v) such Indebtedness shall be incurred in a single transaction (including any provisions for over-allotments, if any) and shall result in Net Cash Proceeds equal to or in excess of $150,000,000, (w) all terms and conditions relating to such Indebtedness shall be acceptable to the Agents, and all documentation relating thereto shall be in form and substance satisfactory to the Agents,
(x) such Indebtedness shall have no restrictions (a) which would violate the provisions of Section 4.5 of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture or the Senior Subordinated Note Indenture or (b) which would violate any term of any other Indebtedness of the Company and its Subsidiaries which is to remain outstanding and (y) notwithstanding the requirements of Section 4.02(d)(i), the Company shall utilize 100% of the net cash proceeds of such Indebtedness to make mandatory prepayments of Term Loans pursuant to Section 4.02(e).

          "Available Revolving Loan Commitment" for any Bank shall mean, at any time, the Revolving Loan Commitment of such Bank as then in effect less such Bank's RL Percentage of the amount of the Blocked Commitment, if any, at such time.

          "BA" shall mean Bank of America National Trust and Savings Association in its individual capacity (and shall include any local affiliate designated by such Bank to issue Letters of Credit).

          "Banesto" shall mean, collectively, Banco Espanol de Credito, S.A. and its consolidated banks, affiliates and subsidiaries.

          "Banesto Debt" shall mean the Indebtedness of the Company to Banesto described in Part II on Schedule VI hereto and designated on a line item as "Banesto" or "Banco de Santander."

          "Banesto Debt Documents" shall mean any and all agreements, certificates, instruments and other documentation at any time entered into by the Tudor or any of its Subsidiaries in connection with the Banesto Debt.

          "Banesto Letter of Credit" shall have the meaning provided in
Section 2.01(a)(v).

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section
1.13 and/or 14.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(c) or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 11.05.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto.

          "BIG" shall mean B.I.G. Batteries Group, Limited.

          "BIG Intercompany Loans" shall have the meaning provided in Section 10.06(xiii).

          "BIG Notes" shall mean the Existing Indebtedness described under item 7 of Part I on Schedule VI.

          "BIG Notes Cash Collateral" shall have the meaning provided in
Section 10.01.

          "Blocked Commitment" shall mean (1) for the period from and including the Initial Borrowing Date until the issuance of the Treasury Stock Letter of Credit, the Tudor Convertible Bond Letter of Credit and each Banesto Letter of Credit which is, or will be, required to be delivered to the Seller or Banesto in accordance with the Purchase Agreement, the Initial Blocked Commitment, (2) for the period, if any, after the issuance of each of the Treasury Stock Letter of Credit, the Tudor Convertible Bond Letter of Credit and each Banesto Letter of Credit required to be delivered in accordance with the requirements of the Purchase Agreement until the Initial Tender Offer Date, $0, (3) for the period from the Initial Tender Offer Date until the Secondary Tender Offer Filing Date, that amount as is equal to the Secondary Tender Offer Blocked Commitment as in effect from time to time, and
(4) for the period after the Secondary Tender Offer Filing Date, $0.

          "BMO" shall mean Bank of Montreal in its individual capacity (and shall include any local affiliate designated by such Bank to issue Letters of Credit to be denominated in currencies other than Dollars).

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans
                                              --------
incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to the sum of (x) 75% of Eligible Receivables and (y) 60% of Eligible Inventory. The Borrowing Base in effect at any given time shall be the Borrowing Base derived from the Borrowing Base Certificate most recently delivered in compliance with Section 9.01(n); provided, that so long as the most recent Borrowing Base Certificate
         --------
required to be delivered has not have so delivered the Borrowing Base in effect will be zero.

          "Borrowing Base Certificate" shall have the meaning provided in
Section 9.01(n).

          "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the Revolving Letter of Credit Outstandings at such time exceeds the Borrowing Base then in effect.

          "Brown Battery Site" shall mean the site located in Pennsylvania as described in footnote 14 to the financial statements prepared by Arthur Andersen & Co. and contained in the Company's Form 10-K, dated June 22, 1994, for the fiscal year ended March 31, 1994.

          "BTCo" shall mean Bankers Trust Company in its individual capacity (and shall include any local affiliate designated by such Bank to issue Letters of Credit to be denominated in currencies other than Dollars).

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person. Notwithstanding to the contrary contained above,
(x) all amounts spent during the period from the Effective Date to the last day of the Company's fiscal year ended in March, 1995 in connection with Permitted Sales Branch Acquisitions and Permitted Acquisitions shall be treated as Capital Expenditures, (y) all amounts spent after March 31, 1995 in connection with Permitted Acquisitions and Permitted Sales Branch Acquisitions shall be excluded from Capital Expenditures and (z) Capital Expenditures (determined without regard to this sentence) made in connection with, but following, the consummation of the Schuylkill Acquisition in an aggregate amount not to exceed $10,000,000, in each case if made prior to March 31, 1996 and financed with Indebtedness permitted pursuant to Section 10.05(x), shall not be included as Capital Expenditures, although such expenditures to the extent not financed with the proceeds of such Indebtedness or (whether or not financed with the proceeds of such Indebtedness) made after March 31, 1996 shall be included as Capital Expenditures.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and
                                       --------
credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person,
(v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, (vi) demand deposit accounts maintained in the ordinary course of business not in excess of $100,000 in the aggregate, (vii) with respect to Foreign Subsidiaries organized under the laws of an Approved Country, government obligations of Canada, the United Kingdom, the Kingdom of Spain and of any other country approved by the Administrative Agent or whose debt securities are rated by S&P and/or Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, with equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such country, and "Approved Country"), in each case, with maturities of less than 12 months and (viii) the investments by Foreign Subsidiaries in banks or other financial institutions that are not otherwise provided for above to the extent necessitated by commercial trade requirements or due to a lack of approved bank investment alternatives as individually approved by a senior financial officer of the Company, in each case, with maturities of less than 6 months.

               "CEAc" shall mean Compagnie Europeenne d'Accumulateurs S.A., a corporation organized under the laws of the Republic of France.

               "CEAc Acquisition" shall mean the acquisition by the Company of 99.7% of the equity interests of CEAc pursuant to the CEAc Acquisition Documents.

               "CEAc Acquisition Amount" shall mean the aggregate cash consideration (including fees and expenses payable in connection with the CEAc Transaction, but excluding payments made in respect of intercompany indebtedness owed by CEAc and its Subsidiaries to the CEAc Seller or any of their respective Subsidiaries) to be paid by the Company to the CEAc Seller in connection with the CEAc Acquisition; provided that the CEAc Acquisition Amount shall be adjusted (upward or downward, as appropriate) by reason of post-closing adjustments to the purchase price and any payments by the relevant parties pursuant to claims for breach of contract or warranty or similar claims in connection with the CEAc Acquisition.

               "CEAc Acquisition Corp." shall mean Exide Holdings France, S.A., a corporation organized under the laws of the Republic of France.

               "CEAc Acquisition Date" shall mean the date upon which the CEAc Acquisition is consummated in accordance with the terms and conditions contained in the CEAc Acquisition Stock Purchase Agreement and the conditions precedent contained in Section 6A shall have been satisfied pursuant to the terms contained therein.

               "CEAc Acquisition Documents" shall mean the CEAc Acquisition Stock Purchase Agreement, the CEAc Acquisition Warranty Agreement, the CEAc Supply Agreements and all other documents entered into or delivered in connection with the CEAc Acquisition Stock Purchase Agreement.

               "CEAc Acquisition Intercompany Indebtedness" shall have the meaning provided in Section 6A.09.

               "CEAc Acquisition Intercompany Notes" shall have the meaning provided in Section 6A.09.

               "CEAc Acquisition Percentage" shall mean, at any time, 100% of the amount required to be distributed; provided that in the case of applications pursuant to Section 4.02(m) to the extent resulting from events requiring repayments effected by non-

     Wholly-Owned Subsidiaries of CEAc Acquisition Corp., the amount to be repatriated shall be 100% of the amount received by the respective non-Wholly-Owned Subsidiary, after deduction for minority interests to the extent amounts are required to be paid to such minority interest in order to repatriate the funds to CEAc Acquisition Corp.

               "CEAc Acquisition Stock Purchase Agreement" shall mean the Stock Purchase Agreement between the Company and CEAc Seller, in form and substance satisfactory to the Agents and the Required Banks, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

               "CEAc Acquisition Warranty Agreement" shall mean the Warranty Agreement by and between the Company and Fiat, in form and substance satisfactory to the Agents and the Required Banks, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

               "CEAc Adjusted Consolidated Net Income" for any period shall mean CEAc Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any net non-cash charges reflected in CEAc Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at CEAc Consolidated Net Income for such period less the sum of the amount of all net non-cash gains (exclusive of items reflected in CEAc Adjusted Consolidated Working Capital) included in arriving at CEAc Consolidated Net Income for such period.

               "CEAc Adjusted Consolidated Working Capital" at any time shall mean CEAc Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less CEAc Consolidated Current Liabilities.

               "CEAc Consolidated Current Assets" shall mean, at any time, the consolidated current assets of CEAc Acquisition Corp. and its consolidated Subsidiaries.

               "CEAc Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of CEAc Acquisition Corp. and its consolidated Subsidiaries at such time, but excluding (i) the current portion of any long-term Indebtedness which would otherwise be included therein, (ii) the current portion of Indebtedness constituting Capitalized Lease Obligations and (iii) the amount of any Indebtedness of CEAc or any of its Subsidiaries which is owed to the Company or any of its other Subsidiaries.

               "CEAc Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of CEAc Acquisition Corp. and its Subsidiaries determined on a consolidated basis in accordance with French GAAP; provided that (x) to the extent that CEAc Acquisition Corp. or any of its Subsidiaries pays any Dividends, or makes payments with respect to Indebtedness (including without limitation the CEAc

     Acquisition Intercompany Notes) owing, to the Company or any of its Domestic Wholly-Owned Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) or any payments of management fees or other amounts are paid to the Company or such Subsidiaries of the Company during the respective period (but excluding all repatriations to the extent required pursuant to Section 4.02(m)), such amounts shall be deducted (without duplication of amounts already deducted in determining CEAc Consolidated Net Income) in determining CEAc Consolidated Net Income (taking the Dollar Equivalent of the amount of any such payment made in currencies other than Dollars at the time the respective payment is made), regardless of the treatment of such amounts under French GAAP and (y) except as provided in preceding clause (x), CEAc Consolidated Net Income shall not be reduced by any interest or other expenses associated with promissory notes payable by CEAc Acquisition Corp. and/or its Subsidiaries to, or loans or advances incurred by CEAc Acquisition Corp. and its Subsidiaries from, the Company and its Subsidiaries.

               "CEAc Divestiture Analysis" shall mean, collectively, (i) the letter, dated February 16, 1995, from Alan Gauthier to David Bailey of Bankers Trust Company and (ii) the letter, dated February 22, 1995, from Alan Gauthier to David Bailey of Bankers Trust Company.

               "CEAc Equity Note" shall have the meaning provided in Section 10.06(xiii).

               "CEAc Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) CEAc Adjusted Consolidated Net Income for such period, (ii) the decrease, if any, in CEAc Adjusted Consolidated Working Capital from the first day to the last day of such period and (iii) the aggregate Net Sale Proceeds from sales of assets (excluding sales of inventory in the ordinary course of business) by CEAc Acquisition Corp. and its Subsidiaries during such period to the extent the proceeds thereof were not required to be applied pursuant to Section 4.02 and to the extent such proceeds are not already reflected in CEAc Adjusted Consolidated Net Income for such period, minus (b) the sum of (i) the amount of Capital Expenditures made by CEAc Acquisition Corp. and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with
     Section 10.08(b)(i) and (ii) (but not including Capital Expenditures made pursuant to Section 10.08(b)(iii)), except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of CEAc Acquisition Corp. and its Subsidiaries and the permanent principal payments of Indebtedness for borrowed money of CEAc Acquisition Corp. and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of CEAc Acquisition Corp. and its Subsidiaries (excluding payments with proceeds of asset sales or Indebtedness and excluding payments of Indebtedness to the Company or any of its Subsidiaries) and (iii) the increase, if any, in CEAc Adjusted Consolidated Working Capital from the first day to the last day of such period. The foregoing calculation (and all components as used therein) shall be made in French Francs; provided that the amount of CEAc Excess Cash Flow for any Excess Cash

     Payment Period shall be the Dollar Equivalent of the amount so determined, with the calculation of the Dollar Equivalent of such amount to be made on the respective Excess Cash Payment Date.

               "CEAc Existing Indebtedness" shall have the meaning provided in
     Section 6A.09.

               "CEAc 1994 Consolidated Financial Statements" shall mean the "1994 CEAc Financial Statements" as defined in the CEAc Acquisition Warranty Agreement.

               "CEAc 1993 Consolidated Financial Statements" shall mean the "1993 CEAc Financial Statements" as defined in the CEAc Acquisition Warranty Agreement.

               "CEAc Projections" shall have the meaning provided in Section 6A.13.

               "CEAc Refinancing" shall have the meaning provided in Section 6A.09.

               "CEAc Refinancing Amount" shall mean an amount equal to the amount of Indebtedness of CEAc to be assumed and/or refinanced in connection with the CEAc Acquisition.

               "CEAc Refinancing Credit Facility" shall have the meaning provided in Section 6A.09.

               "CEAc Refinancing Documents" shall have the meaning provided in
     Section 6A.09.

               "CEAc Restructuring" shall have the meaning provided in the recitals to the Eighth Amendment.

               "CEAc Restructuring Date" shall have the meaning provided in
     Section I(1) of the Eighth Amendment.

               "CEAc Seller" shall collectively mean Fiat and Sicind SpA, an Italian corporation which is a wholly-owned subsidiary of Fiat.

               "CEAc Shares" shall mean the shares of capital stock of CEAc.

               "CEAc Supply Agreements" shall mean the long-term supply agreements entered into in the form of Schedule 6.1.8 and 6.1.9 to the CEAc Acquisition Stock Purchase Agreement, as same may thereafter be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

               "CEAc Transaction" shall mean, collectively, the CEAc Acquisition, the CEAc Refinancing, the Subject Shares Issuance, the 2005 Senior Unsecured Notes Issuance and the payment of all fees and expenses in connection therewith.

               "CEAc US Holdco" shall mean Exide International, Inc., a Delaware corporation.

               "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                                      -- ---

               "Change of Control" shall mean at any time (i) a "Change of Control" under and as defined in the Senior Note Indenture or the Senior Subordinated Note Indenture shall have occurred; (ii) (y) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d of the Exchange
     Act), is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 20% or more on a fully diluted basis of the voting and economic interests of the Company or shall have the right to elect a majority of the directors of the Company or (iii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors.

               "Clean-Down Period" shall mean any period of 30 consecutive days during the period beginning January 1 and terminating March 31 of each calendar year, during which no more than $20,000,000 in aggregate principal amount of Revolving Loans and Swingline Loans shall be outstanding.

               "CNMV" shall have the meaning provided in Section 5.08.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

               "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents de livered as collateral pursuant to Section 4.02 or 11 hereof and all Additional Collateral, if any. Without limiting the foregoing, the term "Collateral" includes all Restricted Collateral and all Unrestricted Collateral.

               "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

               "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

               "Combined Consolidated EBIT" shall mean, for any period, Combined Consolidated Net Income, before Combined Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

               "Combined Consolidated EBITDA" shall mean, for any period, Combined Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Combined Consolidated EBIT for such period. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, in calculating Combined Consolidated EBITDA (x) so long as the Company continues to own at least 89% of the fully diluted equity of Tudor, Tudor shall be included as a Wholly-Owned Subsidiary of the Company acquired on October 1, 1994 and (y) from and after the CEAc Acquisition Date and so long as the Company directly or indirectly owns at least 99.7% of the fully-diluted equity of CEAc, CEAc shall be treated as a Wholly-Owned Subsidiary of the Company acquired on April 1, 1994.

               "Combined Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Company and its Subsidiaries (including Tudor and its Subsidiaries and, from and after the CEAc Acquisition Date, CEAc Acquisition Corp. and its Subsidiaries) determined on a consolidated basis required to be accounted for as debt in accordance with GAAP; provided that
     (x) the aggregate Letter of Credit Outstandings at any time (without duplication of any underlying supported Indebtedness already included in Combined Consolidated Indebtedness) shall be included as a component of Combined Consolidated Indebtedness (and shall thereby increase same by the amount of such Letter of Credit Outstandings, regardless of whether a different treatment is required in accordance with GAAP), (y) at any time, the amount of Receivables Facility Attributed Indebtedness shall be treated as Combined Consolidated Indebtedness regardless of whether a different treatment is required in accordance with GAAP and (z) to the extent the BIG Notes are collateralized by cash or Cash Equivalents, such amount shall not be included in Combined Consolidated Indebtedness regardless of whether a different treatment is required in accordance with GAAP.

               "Combined Consolidated Interest Expense" shall mean, for any period, the total consolidated cash interest expense of the Company and its Subsidiaries (including CEAc Acquisition Corp. and its Subsidiaries, on the same basis as is provided in the last sentence of the definition of Combined Consolidated EBITDA) for such period plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Subsidiaries (including CEAc Acquisition Corp. and its Subsidiaries) representing the interest factor (except to the extent not payable in cash) for such period, in each case net of the total consolidated cash interest income of the Company and its Subsidiaries (including CEAc Acquisition Corp. and its Subsidiaries) for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement, all determined on a combined basis; provided that in determining Combined Consolidated Interest Expense (x) all fees, service charges and other costs, as well as all collections or other amounts retained by the Receivables Financier which are in excess of amounts paid to the Company by it for the purchase of receivables pursuant to the Receivables Facility, shall be treated as interest expense of the Company regardless of the treatment of such amounts under GAAP and (y) such interest expense shall be determined after giving effect to any Interest Rate Protection or Other Hedging Agreements then in effect.

               "Combined Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Company and its Subsidiaries (including Tudor and its Subsidiaries and, if the CEAc Acquisition Date has occurred, including CEAc Acquisition Corp. and its Subsidiaries, on the same basis as is provided in the last sentence of the definition of Combined Consolidated EBITDA) determined on a consolidated basis in accordance with GAAP.

               "Commitment" shall mean any of the commitments of any Bank, i.e.
                                                                           ----
     whether the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment or Revolving Loan Commitment.

               "Commitment Commission" shall have the meaning provided in
     Section 3.01(a).

               "Company" shall have the meaning provided in the first paragraph of this Agreement.

               "Company Adjusted Consolidated Net Income" for any period shall mean Company Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any net non-cash charges reflected in Company Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at Company Consolidated Net Income for such period less the sum of the amount of all net non-cash gains (exclusive of items reflected in Company Adjusted Consolidated Working Capital) included in arriving at Company Consolidated Net Income for such period.

               "Company Adjusted Consolidated Working Capital" at any time shall mean Company Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Company Consolidated Current Liabilities.

               "Company Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Company and its consolidated Subsidiaries (excluding Tudor and its Subsidiaries and, from and after the CEAc Acquisition Date, CEAc Acquisition Corp. and its Subsidiaries).

               "Company Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Company and its consolidated Subsidiaries (excluding Tudor and its Subsidiaries and, from and after the CEAc Acquisition Date, CEAc Acquisition Corp. and its Subsidiaries) at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein and (ii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

               "Company Consolidated EBIT" shall mean, for any period, the Company Consolidated Net Income, before Company Consolidated Interest Expense of the Company and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

               "Company Consolidated EBITDA" shall mean, for any period, Company Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Company Consolidated EBIT for such period.

               "Company Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Company Consolidated Interest Expense for such period and (ii) the aggregate scheduled principal amount of all amortization payments on all Indebtedness (but excluding Scheduled Repayments and any payments which will be owing as a result of reductions, including Scheduled Commitment Reductions, to the Total Revolving Loan Commitment) of the Company and its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) for such period (as determined on the first day of the respective period).

               "Company Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Company and its Subsidiaries (excluding (x) CEAc Acquisition Corp. and its Subsidiaries and (y) for the purpose of determining compliance with Section 10.11(a)(ii) only, the Approved Incremental Financing (after the consummation thereof)) determined on a consolidated basis required to be accounted for as debt in accordance with GAAP; provided that (x) the aggregate Letter of Credit Outstandings at any time (but excluding the Stated Amount of any outstanding Banesto Letters of Credit) shall be included (without duplication of any underlying supported Indebtedness already included in Company Consolidated Indebtedness) as a component of Company Consolidated Indebtedness (and shall thereby increase same by the amount of such Letter of Credit Outstandings, regardless of whether a different treatment is required in accordance with GAAP), (y) at any time, the amount of Receivables Facility Attributed Indebtedness shall be treated as Company Consolidated Indebtedness regardless of whether a different treatment is required in accordance with GAAP and (z) to the extent the BIG Notes are collateralized by cash or Cash Equivalents, such amount shall not be included in Company Consolidated Indebtedness regardless of whether a different treatment is required in accordance with GAAP.

               "Company Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Company and its Subsidiaries (excluding CEAc Acquisition Corp. and its Subsidiaries) for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Subsidiaries (excluding CEAc Acquisition Corp. and its Subsidiaries) representing the interest factor for such period, in each case net of the total consolidated cash interest income (excluding any such interest income in respect of promissory notes payable by, or in respect of loans or advances made to, CEAc Acquisition Corp. and its Subsidiaries) of the Company and its Subsidiaries (excluding CEAc Acquisition Corp. and its Subsidiaries) for such period, but excluding (A) for the purpose of determining compliance with Section 10.09 only, (x) the amortization of any deferred financing costs and (y) accrued interest expense on the Senior Subordinated Notes to the extent, and only to the extent, such interest is not required to be paid during such period and (B) for all other purposes, the amortization of any deferred financing costs incurred in connection with this Agreement, all determined on a combined basis; provided that in determining Company Consolidated Interest Expense
     (w) CEAc Acquisition Corp. and its Subsidiaries shall be excluded (and shall not be treated as Subsidiaries of the Company); (x) all Letter of Credit Fees paid by the Company shall be treated as interest expense of the Company regardless of the treatment of such fees under GAAP; (y) all fees, service charges and other costs, as well as all collections or other amounts retained by the Receivables Financier which are in excess of amounts paid to the Company by it for the purchase of receivables pursuant to the Receivables Facility, shall be treated as interest expense of the Company regardless of the treatment of such amounts under GAAP and (z) such interest expense shall be determined after giving effect to any Interest Rate Protection or Other Hedging Agreements then in effect.

               "Company Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Company and its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries) determined on a consolidated basis in accordance with US GAAP; provided that (x) except as provided below in clause (y), all net income of CEAc Acquisition Corp. and its Subsidiaries shall be excluded, (y) for the purpose of determining compliance with Section 10.09 only, to the extent that the Company or any of its Domestic Wholly-Owned Subsidiaries receives any payments of Dividends from CEAc Acquisition Corp., any payments from CEAc Acquisition Corp. and its Subsidiaries in respect of principal or interest on intercompany loans extended prior to the Ninth Amendment Effective Date by the Company or its Domestic Wholly-Owned Subsidiary to such Persons or any payments of management fees or other amounts from CEAc Acquisition Corp. and its Subsidiaries during the respective period, such amounts (except that no such amounts paid pursuant to Section I(1)(vi) of the Ninth Amendment shall be so included) shall be included (without duplication of amounts already included therein) in Company Consolidated Net Income (taking the Dollar Equivalent of the amount of any such payments made in currencies other than Dollars at the time the respective payment is made), regardless of the treatment of such amounts under US GAAP and (z) Company Consolidated Net Income shall not include any amounts representing interest accrued (which has not been paid in cash) on promissory notes payable to the Company and its Subsidiaries by, or loans and/or advances made by the Company and its Subsidiaries to, CEAc Acquisition Corp. or its Subsidiaries.

               "Company Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Company Adjusted Consolidated Net Income for such period, (ii) the decrease, if any, in Company Adjusted Consolidated Working Capital from the first day to the last day of such period and (iii) the aggregate Net Sale Proceeds from the sales of assets (excluding sales of inventory in the ordinary course of business) by the Company and its Subsidiaries (other than Tudor, CEAc Acquisition Corp. and their respective Subsidiaries) during such period to the extent the proceeds thereof were not required to be applied pursuant to Section 4.02 and to the extent such proceeds are not already reflected in Company Adjusted Consolidated Net Income for such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Company and its Subsidiaries (other than Tudor, CEAc Acquisition Corp. and their respective Subsidiaries) on a consolidated basis during such period pursuant to and in accordance with Section 10.08(a)(i) or (ii), except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Company and its Subsidiaries (other than Tudor, CEAc Acquisition Corp. and their respective Subsidiaries) and the permanent principal payments of Indebtedness for borrowed money of the Company and its Subsidiaries (other than Tudor, CEAc Acquisition Corp. and their respective Subsidiaries) and the permanent repayment of the principal component of Capitalized Lease Obligations of the Company and its Subsidiaries (other than Tudor, CEAc Acquisition Corp. and their respective Subsidiaries) (excluding (1) payments with proceeds of asset sales, (2) payments pursuant to the CEAc Refinancing or with the proceeds of other Indebtedness or equity, (3) payments to Tudor, CEAc Acquisition Corp. and their respective Subsidiaries and (4) payments of Loans or other Obligations, provided that repayments of Loans shall be deducted in
                  --------
     determining Company Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b), (c) or (n) (but not as a reduction to the amount of Scheduled Repayments pursuant to another provision of this Agreement) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iii) the increase, if any, in Company Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) the aggregate amount of Dividends paid by the Company during such period pursuant to Section 10.03(iv). Notwithstanding anything to the contrary contained above, to the extent that any Environmental Insurance Recoveries would otherwise be included in Company Excess Cash Flow, such amounts shall be excluded therefrom.

               "Company Retained Excess Cash Flow Amount" shall initially be $0, which amount shall be (x) increased on each Excess Cash Payment Date, so long as any repayment required pursuant to Section 4.02(g)(i) has been made, by an amount equal to the Retained Excess Cash Flow Percentage of Company Excess Cash Flow for the immediately preceding Excess Cash Payment Period and (y) decreased (i) on each Excess Cash Payment Date where Company Excess Cash Flow for the immediately preceding Excess Cash Payment Period is a negative amount, by such amount, (ii) at the time any Capital Expenditure is made pursuant to
     Section 10.08(a)(iii)(x), by the amount thereof, (iii) at the time any Permitted Acquisition is made after March 31, 1996, by the amount of cash expended (except to the extent representing retained proceeds of common stock issuances by the Company), and the principal amount of Acquired Indebtedness incurred or assumed by the Company and its Subsidiaries, in connection therewith, (iv) on the date any Dividend is paid pursuant to
     Section 10.03(v), by the amount thereof and (v) at the time any Permitted Sales Branch Acquisition is made after March 31, 1996, by the amount of cash expended in connection therewith.

               "Consent Solicitation" shall have the meaning provided in Section 6A.18.

               "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of (x) Company Consolidated EBITDA less the amount of all Capital Expenditures made by the Company and its Subsidiaries (other than CEAc Acquisition Corp. and its Subsidiaries, and excluding Capital Expenditures made to effect the Acquisition or the CEAc Acquisition) for such period to (y) Company Consolidated Fixed Charges for such period.

               "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Company Consolidated EBITDA for such period to (y) Company Consolidated Interest Expense for such period.

               "Consolidated Net Tangible Asset Amount" shall initially mean $43 million; provided that at the time of the delivery of any certificate pursuant to Section 9.01(m) which shows that 10% of Consolidated Net Tangible Assets (as defined in the Senior Note Indenture) is in excess of $40 million, the Consolidated Net Tangible Asset Amount shall thereafter (until the delivery of the next such certificate) be equal to the greater of (x) the Consolidated Net Tangible Asset Amount as theretofore in effect or (y) 9.9% of the amount of Consolidated Net Tangible Assets as shown in the officer's certificate last delivered pursuant to Section 9.01(m).

               "Contingent Lead Note" shall mean the unsecured promissory note of Exide issued by it as partial consideration in connection with the Schuylkill Acquisition, which promissory note shall be as described in
     Section 1.4(b) of the Schuylkill Purchase Agreement attached as part of Annex II to the Eighth Amendment.

               "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such

     Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include
     --------  -------
     endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "Continuing Directors" shall mean the directors of the Company on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

               "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document, the Domestic Subsidiaries Guaranty, the Tudor Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 9.11 and Section 9.12.

               "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

               "Credit Party" shall mean the Company and each Guarantor.

               "Currency Hedging Agreements" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

               "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

               "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

               "Documents" shall mean the Credit Documents, the Acquisition Documents, the CEAc Acquisition Documents and the Tender Offer Documents.

               "Dollar Equivalent" shall mean, with respect to any currency other than Dollars, the amount of Dollars into which such currency could be converted at the Exchange Rate.

               "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

               "Domestic Subsidiaries Guaranty" shall have the meaning provided in Section 5.11.

               "Domestic Subsidiary" shall mean each Subsidiary of the Company which is not a Foreign Subsidiary.

               "Domestic Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Company which has executed the Domestic Subsidiaries Guaranty or a counterpart thereof.

               "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Company.

               "Drawing" shall have the meaning provided in Section 2.04(b).

               "Due Diligence Reports" shall mean, collectively, the due diligence reports prepared in connection with the CEAc Acquisition by (i) Lovell White Durrant, (ii) Loeff Claeys Verbeke, (iii) Gide Loyrette Nouel,
     (iv) De Bandt, Van Hecke & Lagae, (v) Heller, Lober, Bahn & Partners, (vi) Gorrissen & Federspiel, (vii) Gianni, Origoni & Partners,

     (viii) Zeyen Beghin Feider, (ix) Bruckhaus Westrick Stegemann, (x) Wiersholm, Mellbye & Bech, (xi) Poroy & Ozulku, (xii) Lagerlof & Leman and
     (xiii) J&H Garrigues, and any other due diligence report, other than an Environmental Report, prepared by counsel in connection with the CEAc Acquisition.

               "Effective Date" shall have the meaning provided in Section
     14.10.

               "Eighth Amendment" shall mean the Eighth Amendment, Consent and Agreement, dated as of August 17, 1995, to this Agreement.

               "Eighth Amendment Effective Date" shall have the meaning provided in Section IV(4) of the Eighth Amendment.

               "Eleventh Amendment" shall mean the Eleventh Amendment, Consent, Waiver and Agreement, dated as of May 17, 1996, to this Agreement.

               "Eleventh Amendment Effective Date" shall have the meaning provided in the Eleventh Amendment.

               "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

               "Eligible Inventory" shall mean the gross dollar value (valued at the lower of cost (determined on a first in-first out basis) or market value) of the inventory of the Company and its Domestic Wholly-Owned Subsidiaries which are party to the Security Agreement which conforms to the representations and warranties contained in the Security Agreement including, without limitation, that the Collateral Agent shall have and maintain, for the benefit of the Secured Creditors, a first priority perfected security interest in all such inventory, which inventory constitutes raw materials, work-in-progress or finished goods and which is not, in the Company's good faith opinion and consistent with past practice, excess, obsolete or unmerchantable, less (i) any supplies (other than raw materials), spare parts and goods returned to suppliers, (ii) inventory subject to any Lien other than the Liens created under the Security Documents or (iii) any market reserves maintained by the Com pany and its Subsidiaries.

               "Eligible Receivables" shall mean the total face amount of the receivables of the Company and its Domestic Wholly-Owned Subsidiaries which are party to the Security Agreement (excluding receivables which are in any way subject to the Receivables Facility) which conform to the representations and warranties contained in the Security Agreement (including, without limitation, that the Collateral Agent shall have and maintain, for the benefit of the Secured Creditors, a first priority perfected security interest in all such receivables), and at all times continue to be acceptable to the Collateral Agent in its reason able judgment less any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for any other matter affecting the creditworthiness of account debtors with respect to the receivables and excluding (i) bill and hold (deferred shipment) transactions, (ii) contracts or sales to any Affiliate of the Company or any governmental entity, (iii) all receivables which have not been paid in full within 90 days after the due date thereof or the amount of such receivables which have been disputed by the account debtor, (iv) sales to account debtors residing or located outside the United States, (v) receivables of any account debtor with respect to which any action or event of the types described in Section 11.05 has occurred, (vi) receivables of any account debtor of which 50% or more of the aggregate outstanding receivables of such account debtor owed to the Company and its Domestic Wholly-Owned Subsidiaries would be excluded pursuant to clause (iii), (vii) receivables of any account debtor arising out of a consignment arrangement and (viii) to the extent that the receivables of any account debtor exceed 20% of the total outstanding receivables of all account debtors owed to the Company and its Domestic Wholly-Owned Subsidiaries, the receivables of such account debtor in excess of such 20%.

               "Employee Benefit Plans" shall have the meaning provided in
     Section 5.05.

               "Employment Agreements" shall have the meaning provided in
     Section 5.05.

               "End Date" shall have the meaning provided in the definition of Applicable Commitment Commission Percentage.

               "Engitec Equipment Commitments" shall mean financing commitments for the purchase of Engitec processing equipment by SMC and/or SHI, which in no event shall exceed (or require expenditures pursuant thereto in excess of) $10,000,000.

               "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

               "Environmental Insurance Recoveries" shall mean any recoveries (whether consisting of payments of claims or amounts received pursuant to, or in settlement of, litigation) from insurance carriers representing amounts asserted as owing to the Company or its Subsidiaries under insurance policies in respect of environmental claims or liabilities.

               "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Company or any of its respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)
                        -- ----
     2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe
          -- ----                                        -- ----
     Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of
                                            -- ----
     1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community
                              -- ----
     Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the Hazardous
                                                    -- ----
     Material Transportation Act, 49 U.S.C. (S) 1801 et seq. and the
                                                     -- ----
     Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to the
                                                           -- ----
     extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

               "Environmental Report" shall mean, collectively, the following environmental reports prepared in connection with the CEAc Acquisition: (i) Environmental Audit at the CEAc Auxerre Site prepared by Dames & Moore dated January 12, 1995; (ii) Environmental Audit at the CEAc Clichy Site prepared by Dames & Moore dated January 11, 1995; (iii) Environmental Audit at the CEAc Lille Site prepared by Dames & Moore dated January 11, 1995;
     (iv) Environmental Audit at the CEAc Nanterre Site prepared by Dames & Moore dated January 12, 1995; (v) Environmental Audit at the CEAc Nimes Site prepared by Dames & Moore dated January 11, 1995; (vi) Environmental Audit at the CEAc Peronne Site prepared by Dames & Moore dated January 11, 1995; (vii) Environmental Audit at the CEAc Group GAST Site, Pont-Sainte-Maxence, prepared by Dames & Moore dated January 12, 1995; (viii) Environmental Audit at the CEAc Vierzon Site prepared by Dames & Moore dated January 10, 1995; (ix) Legal Assessment of Environmental Situation at CEAc Facilities in France prepared by Gide Loyrette Nouel dated January 16, 1995; (x) Environmental Due Diligence Report: Accumulateurs Tudor (Belgium) prepared by ERM Belgium dated January 1995; (xi) Environmental Due Diligence Report: CMP Batterijen (Mortsel) prepared by ERM Belgium dated January 1995; (xii) Environmental Due Diligence Report: prepared by De Bandt, Van Hecke & Lague dated January 9, 1995 and supplemented January 17, 1995; (xiii) Phase I Environmental Site Assessment AS GmbH Werk Weiden prepared by Fugro-Ecolyse B.V. dated January 1995; (xiv) Phase I Environmental Site Assessment Sonnenschein Lithium GmbH (Budingen) prepared by Fugro-Ecolyse B.V. dated January 1995; (xv) Phase I Environmental Site Assessment AS GmbH Hauptverwaltung und Werk Budingen (Thiergarten) prepared by Fugro-Ecolyse B.V. dated January 1995; (xvi) Environmental Audit Report prepared by Bruckhaus Westrick Stegemann dated January 13, 1995; (xvii) Environmental Due Diligence Report: CGA - Casalnuovo Plant, Italy prepared by ERM Italia s.r.l. dated January 1995; (xviii) Environmental Due Diligence Report: SINAC, Romano di Lombardia Plant, Italy prepared by ERM Italia s.r.l. dated November 1994; (xix) Environmental Due Diligence
     Report: F.A.Y. - Fumane Plant, Italy prepared by ERM

     Italia s.r.l. dated November 1994; (xx) Environmental Legal Audit prepared by Gianni, Origoni & Partners dated January 13, 1995; (xxi) Draft Report Phase I Environmental Site Assessment CMP Batterijen B.V. (Vlaardingen) prepared by Fugro-Ecolyse B.V. dated January 1995; (xxii) Due Diligence Report prepared by Loeff Claeys Verbeke dated January 13, 1995; (xxiii) Phase I Environmental, Health & Safety Audit: Centra S.A., Poznan, Poland, prepared by ERM Polska dated January 1995; (xxiv) Phase I Environmental, Health & Safety Audit: Centra S.A. Czarnkow, Poland, prepared by ERM Polska dated January 1995; (xxv) Environmental Due Diligence Report prepared by Gide Loyrette Nouel dated January 1995; (xxvi) Environmental Health & Safety Audit of CMP Limited prepared by Environmental Resources Management dated January 1995; and (xxvii) Environmental Audit Report prepared by Lovell White Durrant dated January 10, 1995, and any other environmental report prepared in connection with the CEAc Acquisition.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of
     Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

               "Escudos" shall mean the freely transferable lawful money of Portugal.

               "Euro Exide" means Euro Exide, Ltd.

               "Eurodollar Loan" shall mean each Loan designated as such by the Company at the time of the incurrence thereof or conversion thereto.

               "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Evanite" shall mean Evanite Fiber Corporation.

               "Event of Default" shall have the meaning provided in Section 11.

               "Excess Cash Flow Percentage" shall mean a percentage which shall be equal to 75%; provided that if on the relevant Excess Cash Payment Date the Interest Reduction Discount then in effect is 1/2 of 1% or greater, then the Excess Cash Flow Percentage for the respective Excess Cash Payment Date and Excess Cash Payment Period shall instead be 50%.

               "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of the Company (beginning with its fiscal year ended March 31, 1996).

               "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, (x) in the case of Company Excess Cash Flow, the immediately preceding fiscal year of the Company, (y) in the case of Tudor Excess Cash Flow, the period of four consecutive fiscal quarters (taken as one accounting period) ended closest to the immediately preceding March 31 and (z) in the case of CEAc Excess Cash Flow, the period of four consecutive (taken as one accounting period and including the whole of such period, even if a portion thereof occurs prior to the CEAc Acquisition Date) ended closest to the immediately preceding March 31.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Exchange Rate" shall mean, when converting any amount denominated in a currency (the "First Currency") into another currency (the "Second Currency"), the rate determined in good faith by the Administrative Agent at the opening of business (or close of business in the case of determinations of reimbursement obligations with respect to Drawings) in New York, on the date as to which any determination thereof is to be made, as the spot rate at which such First Currency is offered for sale to the Administrative Agent against delivery of the Second Currency by the Administrative Agent. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, the Administrative Agent shall calculate the Exchange Rate on such basis as it deems fair and equitable. In determining the Stated Amount of any Letter of Credit denominated in a currency other than Dollars, the Stated Amount thereof shall be determined by converting any currency other than Dollars into Dollars, with (A) for purposes of Sections 1.01(c), 1.01(d), 2.01(d) and 4.02(a), the Exchange Rate to be calculated (x) on the date of the issuance of such Letter of Credit, and (y) on the first Business Day of each calendar month thereafter and (B) for purposes of Section 3.01, the Exchange Rate shall be calculated on the first day of each month in the quarterly period in which the respective payment is due pursuant to said Sections. The Exchange Rate for all reimbursement obligations with respect to Letters of Credit (including, without limitation, pursuant to Sections 2.04 and

     2.05) shall be determined by using the Exchange Rate for conversion of any currency other than Dollars into Dollars as in effect on the date the respective Unpaid Drawing was paid by the Administrative Agent.

               "Exide Canada" shall mean Exide Canada, Inc.

               "Exide European Refinancing" shall have the meaning provided in the recitals to the Ninth Amendment.

               "Exide European Refinancing Facility Agreement" shall have the meaning provided in the recitals to the Ninth Amendment.

               "Exide European Restructuring" shall have the meaning provided in the recitals to the Ninth Amendment.

               "Exide European Restructuring Date" shall have the meaning provided in Section I(1) of the Ninth Amendment.

               "Exide France" shall mean Exide France SA, a corporation organized under the laws of the Republic of France.

               "Exide Letter of Credit" shall have the meaning provided in
     Section 2.01(a)(i).

               "Existing Chemical Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of December 17, 1992 among the Company, the various lending institutions party thereto and Chemical Bank, as agent thereunder, as in effect on the Effective Date.

               "Existing Indebtedness" shall mean all Indebtedness of the Company and its Subsidiaries or of Tudor and its Subsidiaries which is to remain outstanding after giving effect to the Initial Borrowing Date, provided that such Indebtedness shall only constitute Existing Indebtedness to the extent same is listed on Schedule VI and does not exceed in principal amount at any time outstanding the respective amount listed in said Schedule VI.

               "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

               "Existing Investments" shall have the meaning provided in Section 10.06.

               "Existing Liens" shall have the meaning provided in Section 10.01(iii).

               "Existing Swap" shall mean the rate swap transaction originally entered into prior to the Effective Date between the Company and Chemical Bank, which provides, for the period from September 1, 1995 through September 1, 2000, that the Company shall pay interest on the notional amount of $60,000,000 to Chemical Bank at a fixed rate of 8.98% per annum and that Chemical Bank shall pay interest to the Company on such notional amount at a floating 6-month LIBOR rate.

               "Facing Fee" shall have the meaning provided in Section 3.01(c).

               "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

               "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

               "Fiat" shall mean Fiat SpA, a corporation organized under the laws of Italy.

               "Fifth Amendment" shall mean the Fifth Amendment to this Agreement, dated as of April 18, 1995.

               "Fifth Amendment Effective Date" shall have the meaning provided in the Fifth Amendment.

               "Final Draft CEAc Acquisition Stock Purchase Agreement" shall mean the draft of the CEAc Acquisition Stock Purchase Agreement, draft dated March 1, 1995, in the form furnished to the Agents and the Banks prior to the date of the Fourth Amendment.

               "Final Draft CEAc Acquisition Warranty Agreement" shall mean the draft of the CEAc Acquisition Warranty Agreement, attached as Annex A to the Final Draft CEAc Acquisition Stock Purchase Agreement in the form furnished to the Agents and the Banks on or prior to the date of the Fourth Amendment.

               "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

               "Foreign Subsidiary" shall mean each Subsidiary of the Company that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

               "Foreign Subsidiary Guaranty" shall have the meaning provided in
     Section 9.12.

               "Fourth Amendment" shall mean the Fourth Amendment to this Agreement, dated as of March 6, 1995.

               "Fourth Amendment Effective Date" shall have the meaning provided in the Fourth Amendment.

               "French GAAP" shall mean generally accepted accounting principles in the Republic of France consistently applied throughout the periods involved (except to the extent a change is mandated pursuant to said generally accepted accounted principles, is concurred in by the CEAc's independent public accountants and is disclosed in writing with the respective financial statements where the change is first made).

               "GAAP" shall mean US GAAP, French GAAP or Spanish GAAP, as applicable.

               "Gemala" shall mean Gemala Holdings Limited.

               "Guarantor" shall mean each Subsidiary Guarantor, each Foreign Subsidiary party to a Foreign Subsidiary Guaranty, if any, and, after the execution and delivery thereof, Tudor pursuant to the Tudor Guaranty.

               "Guaranty" shall mean the Domestic Subsidiaries Guaranty, the Tudor Guaranty and, after the execution and delivery thereof, each Foreign Subsidiary Guaranty.

               "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

               "Indebtedness" shall mean, as to any Person, without duplication,
     (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e.,
                                                                        ----
     take-or-pay and obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement.

               "Indentures" shall mean each of the Senior Note Indenture, the 2005 Senior Unsecured Note Indenture and the Senior Subordinated Note Indenture.

               "Initial Approval" shall mean the approval of CNMV of the Initial Tender Offer.

               "Initial Blocked Commitment" at any time shall be the Dollar Equivalent of all amounts which will be required to be covered through the issuance of the Treasury Stock Letter of Credit, the Tudor Convertible Bond Letter of Credit and each Banesto Letter of Credit which is, or will be, required to be delivered to the Seller or Banesto in accordance with the Purchase Agreement (it being understood that, as such Letters of Credit are issued, the Initial Blocked Commitment will be reduced to such amounts, if any, as must be reserved under the Total Revolving Loan Commitment to be covered by such Letters of Credit that have not yet been issued), with the amount of the Initial Blocked Commitment to be determined from time to time in good faith by the Administrative Agent.

               "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Credit Event hereunder occurs.

               "Initial Offer to Purchase" shall mean the Offer to Purchase issued by the Company in connection with the Initial Tender Offer, as amended, modified or supplemented from time to time in accordance with
     Section 10.12 or with the consent of the Required Banks.

               "Initial Pledge Agreement" shall have the meaning provided in
     Section 5.12.

               "Initial Tender Offer" shall mean the tender offer commenced by the Company pursuant to the Initial Offer to Purchase.

               "Initial Tender Offer Credit Support" shall have the meaning provided in Section 2.01(a)(ii).

               "Initial Tender Offer Date" shall mean the date upon which the Initial Tender Offer is consummated in accordance with the terms and conditions contained in the Initial Tender Offer Documents.

               "Initial Tender Offer Documents" shall mean, collectively, (i) the Initial Offer to Purchase and related documents filed with the CNMV and/or distributed to the Tudor Shareholders in connection therewith and
     (ii) the Acquisition Documents.

               "Initial Tender Offer Filing Date" shall mean the date upon which the Company makes a filing with CNMV in connection with seeking the Initial Approval.

               "Initial Tender Offer Termination Date" shall have the meaning provided in Section 3.03(i).

               "Intercompany Note" shall have the meaning provided in Section 10.06.

               "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

               "Interest Period" shall have the meaning provided in Section
     1.09.

               "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

               "Interest Rate Protection or Other Hedging Agreement" shall mean any Currency Hedging Agreement or Interest Rate Protection Agreement.

               "Interest Reduction Discount" shall mean initially zero and from and after any Start Date occurring on or after September 30, 1995 to and including the corresponding End Date:

               (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date both of the following conditions are met and the conditions set forth in none of clauses (B), (C), (D), (E) and (F) below are satisfied:

               (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 2.00:1; and

               (ii) Company Consolidated Indebtedness shall be equal to or less than $800,000,000 at such time;

               (B) 1/2 of 1% if, but only if, as of the Test Date for such Start Date both of the following conditions are met and the conditions set forth in none of clauses (C), (D), (E) and (F) below are satisfied:

               (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 2.25:1; and

               (ii) Company Consolidated Indebtedness shall be equal to or less than $725,000,000 at such time;

               (C) 3/4 of 1% if, but only if, as of the Test Date for such Start Date both of the following conditions are met and the conditions set forth in none of clauses (D), (E) and (F) below are satisfied:

               (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 3.0:1; and

               (ii) Company Consolidated Indebtedness shall be equal to or less than $650,000,000 at such time;

               (D) 1% if, but only if, as of the Test Date for such Start Date both of the following conditions are met and the conditions set forth in none of clauses (E) and (F) below are satisfied:

               (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 3.5:1; and

               (ii) Company Consolidated Indebtedness shall be equal to or less than $575,000,000 at such time;

               (E) 1-1/4% if, but only if, as of the Test Date for such Start Date both of the following conditions are met and the conditions set forth in clause (F) below are not satisfied:

               (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 4.0:1; and

               (ii) Company Consolidated Indebtedness shall be equal to or less than $500,000,000 at such time; or

               (F) 1-1/2% if, but only if, as of the Test Date for such Start Date both of the following conditions are met:

               (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 4.5:1; and

               (ii) Company Consolidated Indebtedness shall be equal to or less than $425,000,000 at such time.

     Notwithstanding anything to the contrary contained above in this definition, (x) the Interest Reduction Discount shall be reduced to zero at all times when there shall exist a Default or an Event of Default and (y) in no event shall the Interest Reduction Discount exceed (A) in the case of Loans other than Tranche B Term Loans which are maintained as Base Rate Loans, 1.25% and (B) in the case of Loans other than Tranche B Term Loans which are maintained as Eurodollar Loans, 1.50%

               "Investment" shall have the meaning provided in Section 10.6.

               "Issuing Bank" shall mean any of BTCo, BA or BMO, and any Bank which at the request of the Company and with the consent of each Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. To the extent any Letter of Credit is denominated in a currency other than Dollars, any Bank described above may cause a local affiliate of such Bank to issue the respective Letter of Credit, and such local affiliate shall be deemed to be the Issuing Bank of such Letter of Credit for purposes of this Agreement.

               "L/C Supportable Indebtedness" shall mean (i) obligations of the Company and its Subsidiaries (other than Tudor and its Subsidiaries) incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company and its Subsidiaries (other than Tudor and its Subsidiaries) as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this agreement.

               "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

               "Letter of Credit" shall mean each Exide Letter of Credit, each Banesto Letter of Credit, the Treasury Stock Letter of Credit, the Tudor Convertible Bond Letter of Credit, the Initial Tender Offer Credit Support, the Secondary Tender Offer Credit Support and each Additional Tudor Letter of Credit issued under this Agreement. Notwithstanding the fact that the Initial Tender Offer Credit Support and the Secondary Tender Offer Credit Support shall be issued in the form of a bank guarantee by the respective Issuing Bank, such bank guarantee shall be treated for all purposes of this Agreement as a Letter of Credit issued hereunder.

               "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

               "Letter of Credit Limit" at any time shall mean an amount equal to (x) $35 million plus (y) the aggregate Stated Amounts of all Letters of Credit outstanding at such time pursuant to any of clauses (iii) through
     (vi), inclusive, of Section 2.01(a).

               "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
     (ii) the amount of all Unpaid Drawings.

               "Letter of Credit Request" shall have the meaning provided in
     Section 2.02(a).

               "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

               "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan, each Revolving Loan and each Swingline Loan.

               "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

               "Majority Subsidiary" shall mean a Subsidiary of a Wholly-Owned Subsidiary of the Company that receives Investments of the type permitted pursuant to Section 10.06(xx).

               "Management Agreements" shall have the meaning provided in
     Section 5.05.

               "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

               "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 9.01(b) or (c) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to
     Section 9.01(b) or (c) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 9.01(b) or (c).

               "Margin Stock" shall have the meaning provided in Regulation U.

               "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

               "Maximum Swingline Amount" shall mean $5,000,000.

               "Minimum Unutilized Revolving Loan Commitment" shall mean $50,000,000.

               "Mortgage" shall have the meaning provided in Section 5.14 and, after the execution and delivery thereof, shall include each Additional Mortgage.

               "Mortgage Amendment" shall have the meaning provided in Section 6A.12(b).

               "Mortgage Policies" shall have the meaning provided in Section 5.14.

               "Mortgaged Property" shall have the meaning provided in Section
     5.14 and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

               "Net Cash Proceeds" shall mean for any event requiring a repayment pursuant to Section 4.02 or for the Subject Shares Issuance, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

               "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement, other than the Senior Subordinated Notes and the Senior Notes and other than any Indebtedness of Tudor and its Subsidiaries entitled to the benefits of a Letter of Credit issued hereunder) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by the Company's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments (to the extent the Company delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Company and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

               "Ninth Amendment" shall mean the Ninth Amendment, Consent and Agreement, dated as of November 22, 1995, to this Agreement.

               "Ninth Amendment Effective Date" shall have the meaning provided in Section IV(4) of the Ninth Amendment.

               "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

               "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note, each Revolving Note and the Swingline Note.

               "Notice of Borrowing" shall have the meaning provided in Section 1.03.

               "Notice of Conversion" shall have the meaning provided in Section 1.06.

               "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Mary Kay Coyle, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

               "Obligations" shall mean all amounts owing to the Agents, the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of Agreement or any other Credit Document.

               "Offer to Purchase" shall mean the Initial Offer to Purchase and the Secondary Offer to Purchase.

               "Option Shares" shall mean the 1,378,125 Tudor Shares defined as Option Shares pursuant to the Purchase Agreement.

               "Participant" shall have the meaning provided in Section 2.04(a).

               "Parent Support Agreement" shall mean the Parent Support Agreement to be entered into in connection with the Tudor Refinancing, but only upon the delivery to the Agent for cancellation of the Tudor Convertible Bond Letter of Credit and all theretofore outstanding Banesto Letters of Credit, as described in Section I(3) of the Eighth Amendment.

               "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

               "Percentage" shall mean the RL Percentage and the TL Percentage, as the case may be.

               "Permitted Acquisition" shall mean the acquisition by the Company of all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) not already a Subsidiary of the Company or 100% of the capital stock of any such Person (which capital stock may be purchased by the Company, or acquired by way of a merger of the acquired Person with or into a newly created Wholly-Owned Subsidiary of the Company created to effect the respective Permitted Acquisition), provided, that any such acquisition
                                            --------
     shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of cash and/or common stock of the Company (issued at fair market value determined as of the date of such Permitted Acquisition) and (B) the assets acquired will be used solely in, or the business of the Person whose stock is acquired consists solely of, any or all of the same business lines to the extent permitted by Section 10.04. Neither the assets acquired by way of any Permitted Acquisition, nor any Person created or acquired as a result of a Permitted Acquisition, shall be permitted to have any Indebtedness outstanding at the time of, or immediately after giving effect to, the respective Permitted Acquisition, except that any Subsidiary acquired pursuant to, or established to effect, a Permitted Acquisition, may assume or continue Acquired Indebtedness as a result of a Permitted Acquisition effected after March 31, 1996 in accordance with the requirements of Section 9.15, so long as (x) the aggregate principal amount of all Acquired Indebtedness so incurred or assumed does not exceed $15,000,000 and (y) the principal amount of Acquired Indebtedness incurred or assumed in connection with any Permitted Acquisition shall be treated as a utilization of, and shall reduce, the Company Retained Excess Cash Flow Amount. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 9.15 with respect to Permitted Acquisitions are met with respect thereto. Notwithstanding anything to the contrary contained in the immediately preceding sentence, (x) the consideration payable in connection with the

     Schuylkill Acquisition shall be as described in Annex II to the Eighth Amendment and (y) an acquisition shall be a Permitted Acquisition only if all the applicable requirements of Section 9.15 with respect to Permitted Acquisitions are met with respect thereto.

               "Permitted Acquisition Notice" shall have the meaning provided in
     Section 9.15.

               "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agents in their reasonable discretion.

               "Permitted Liens" shall have the meaning provided in Section
     10.01.

               "Permitted Sales Branch Acquisitions" shall have the meaning provided in Section 10.02.

               "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

               "Pesetas" shall mean the freely transferable lawful money of the Kingdom of Spain.

               "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

               "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

               "Pledge Agreements" shall mean the Initial Pledge Agreement and, after the execution and delivery thereof, the Tudor Shares Pledge Agreement and any other pledge agreement executed and delivered pursuant to the requirements of this Agreement.

               "Pledged Securities" shall mean "Pledged Securities" as defined in each of the Pledge Agreements.

               "Pledged Stock" shall mean "Pledged Stock" as defined in the Pledge Agreement.

               "Preliminary Offering Memorandum" shall mean the Preliminary Offering Memorandum, dated as of April 10, 1995, providing for the issuance by the Company of an aggregate principal amount of $225,000,000 of the 2005 Senior Unsecured Notes, as in effect on the Fifth Amendment Effective Date and with any amendments, modifications or supplements thereto as are reasonably satisfactory to the Agents and Required Banks.

               "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make com mercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               "Projections" shall have the meaning provided in Section 5.15.

               "Purchase Agreement" shall mean the Purchase Agreement, dated as of July 22, 1994, between the Company and the Seller as in effect on the Effective Date and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

               "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, occurring after the Initial Borrowing Date.

               "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                                   -- ----

               "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

               "Receivables Facility" shall mean (i) the Receivables Purchase Agreement, dated as of February 17, 1994, between the Company, as seller, and Three Rivers Funding Corporation, as buyer, as such Receivables Purchase Agreement is in effect on the Effective Date, but giving effect to
     (x) extensions of the termination date thereunder, (y) increases in the committed amount thereof after the Effective Date, but only if the respective increases are approved in writing by the Required Banks, and (z) other changes thereto approved by the Required Banks and (ii) any additional or substitute or replacement receivables facility so long as such facility and all documentation therefor, and the committed amount thereof, is approved in writing by the Required Banks.

               "Receivables Facility Attributed Indebtedness" at any time shall mean the aggregate amount theretofore paid to the Company and/or its Subsidiaries in respect of the receivables sold by it pursuant to the Receivables Facility, in each case to the extent the respective receivables have not yet been repaid by the respective account debtor or repurchased by the Company (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of indebtedness which would be outstanding at such time under the Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement).

               "Receivables Facility Commitment" shall mean the aggregate commitments to purchase receivables pursuant to the Receivables Facility as in effect from time to time.

               "Receivables Financier" shall mean Three Rivers Funding Corporation or any other purchaser pursuant to the Receivables Facility as then in effect.

               "Receivables Maximum Commitment Amount" shall initially mean $40,000,000; provided that such amount may be increased from time to time after the Initial Borrowing Date as the Receivables Facility Commitment pursuant to the Receivables Facility (or the various facilities comprising the Receivables Facility) is increased; provided further that (i) the Receivables Maximum Commitment Amount shall at no time exceed $90,000,000 and (ii) on each date upon which the Receivables Commitment is increased to an amount in excess of $40,000,000 (or in excess of the highest amount to which the Receivables Maximum Commitment Amount has theretofore been raised after the Initial Borrowing Date and before such increase), there shall be a reduction to the Total Revolving Loan Commitment in the amount of such increase pursuant to Section 3.03(k).

               "Recovery Event" shall mean the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction, damage, condemnation or any other similar event with respect to any property or assets of the Company or any of its Subsidiaries. The term "Recovery Event" shall not include the receipt of proceeds of any Environmental Insurance Claim.

               "Refinancing" shall mean by the Company of all amounts outstanding and the termination of all commitments under the refinancing of the Existing Chemical Credit Agreement and the release of any guaranties of security in connection therewith.

               "Register" shall have the meaning provided in Section 14.15.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

               "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

               "Remaining CEAc Shares" shall mean the CEAc Shares which were not purchased by CEAc Acquisition Corp. on the CEAc Acquisition Date, which in the aggregate represent not more than .3% of the aggregate outstanding capital stock of CEAc.

               "Remaining Tudor Convertible Bonds" shall mean the Tudor Convertible Bonds which were not tendered in the Initial Tender Offer (other than such Tudor Convertible Bonds held by the Seller which the Seller has agreed not to tender in accordance with the Purchase Agreement).

               "Remaining Tudor Shares" shall mean the Tudor Shares which were not tendered in the Initial Tender Offer (other than the Option Shares).

               "Replaced Bank" shall have the meaning provided in Section 1.13.

               "Replacement Bank" shall have the meaning provided in Section
     1.13.

               "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

               "Required Appraisals" shall have the meaning provided in Section 9.11(f).

               "Required Banks" shall mean Non-Defaulting Banks, the sum of whose out standing Tranche A Term Loans and TL Percentages of Tranche A Letter of Credit Outstandings, Tranche B Term Loans, Tranche C Term Loans (or, if prior to the Tranche C Term Loan Borrowing Date, Tranche C Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted

     RL Percentages of Swingline Loans and Revolving Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Tranche A Term Loans and Tranche A Letter of Credit Outstandings of Non-Defaulting Banks, all outstanding Tranche B Term Loans of Non-Defaulting Banks, all outstanding Tranche C Term Loans (or, if prior to the Tranche C Term Loan Borrowing Date, Tranche C Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Revolving Letter of Credit Outstandings at such time).

               "Required Tranche C Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Tranche C Term Loans (or, if prior to the Tranche C Term Loan Borrowing Date, Tranche C Term Loan Commitments) represents an amount greater than 50% of the sum of all outstanding Tranche C Term Loans (or, if prior to the Tranche C Term Loan Borrowing Date, Tranche C Term Loan Commitments) of Non-Defaulting Banks.

               "Restricted Collateral" shall mean any Principal Property, or any shares of capital stock or indebtedness of any Restricted Subsidiary, with all of the preceding terms defined by reference to the Senior Note Indenture as in effect on the Effective Date; provided that, notwithstanding anything to the contrary contained above, in no event shall
     (i) the capital stock of CEAc US Holdco or its Subsidiaries constitute Restricted Collateral, (ii) the capital stock of, or promissory notes payable by the Subsidiary formed to effect the Schuylkill Acquisition (or any Subsidiary acquired pursuant to the Schuylkill Acquisition) constitute Restricted Collateral or (iii) any other capital stock or Indebtedness which is permitted to secure all amounts outstanding under this Agreement as a result of the provisions of Section 4.8(v) of the Senior Note Indenture (as added pursuant to the First Supplemental Indenture thereto) constitute Restricted Collateral.

               "Restricted Collateral Amount" shall mean the sum of (i) $162 million plus (ii) the remainder of (A) the Consolidated Net Tangible Asset Amount at such time (which Consolidated Net Tangible Asset Amount shall at all times be at least $43 million, and shall at all times be at least equal to the highest amount which the Consolidated Net Tangible Asset Amount has theretofore been), less (B) $1,000,000, minus (iii) the aggregate cash proceeds realized after the Effective Date from the enforcement of remedies pursuant to the Security Documents, but only to the extent representing proceeds of Restricted Collateral actually applied to repay principal of Loans.

               "Restricted Collateral Secured Portion" shall have the meaning provided in Section 14.17(b).

               "Retained Excess Cash Flow Percentage" shall mean a percentage which shall be equal to 25%; provided that if on the relevant Excess Cash Payment Date the

     Excess Cash Flow Percentage is 50%, then the Retained Excess Cash Flow Percentage shall also be 50%.

               "Returns" shall have the meaning provided in Section 8.09.

               "Revolver Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

               "Revolving Allocated Portion" of the Initial Tender Offer Credit Support shall mean the Stated Amount thereof less the Tranche A Allocated Portion thereof at such time.

               "Revolving Credit Participant" shall have the meaning provided in
     Section 2.04(a).

               "Revolving Letter of Credit Outstandings" shall mean at any time, the sum of (i) the Revolving Allocated Portion of the Stated Amount of the Initial Tender Offer Credit Support, (ii) the aggregate Stated Amount of all other outstanding Letters of Credit (i.e., all Letters of Credit other than the Initial Tender Offer Credit Support), (iii) the amount of all Unpaid Drawings under the Initial Tender Offer Credit Support to the extent same are participated in by the Revolving Credit Participants pursuant to
     Section 2.04 and (iv) the amount of all Unpaid Drawings under all other Letters of Credit (i.e., all Letters of Credit other than the Initial Tender Offer Credit Support).

               "Revolving Loan" shall have the meaning provided in Section 1.01(c).

               "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 14.04(b).

               "Revolving Loan Maturity Date" shall mean September 30, 1999.

               "Revolving Note" shall have the meaning provided in Section 1.05(a).

               "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL
                                                   --------
     Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

               "Scheduled Commitment Reduction" shall have the meaning provided in Section 3.03(d).

               "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(d).

               "Scheduled Repayments" shall mean the Tranche A Scheduled Repayments, the Tranche B Scheduled Repayments and the Tranche C Scheduled Repayments.

               "Schuylkill Acquisition" shall have the meaning provided in the recitals to the Eighth Amendment.

               "Schuylkill Acquisition Assumed Liabilities" shall mean and include each of (i) the Contingent Lead Note, (ii) the Schuylkill Assumed Tax Liability, (iii) the Engitec Equipment Commitments, (iv) the Schuylkill Assumed Guaranty and L/C Obligations and (v) the Schuylkill Make Whole Obligations.

               "Schuylkill Assumed Guaranty and L/C Obligations" shall mean the obligations with respect to the outstanding guarantees and letters of credit supporting environmental and workers' compensation responsibilities of SMC and/or SHI, which in no event shall exceed in aggregate amount at any time outstanding $2,200,000.

               "Schuylkill Assumed Tax Liability" shall mean tax liabilities assumed in connection with the Schuylkill Acquisition, and in accordance with the terms of the Schuylkill Purchase Agreement, which at the time of the consummation of the Schuylkill Acquisition shall, in the good faith judgment of the Company, not exceed $500,000 in the aggregate.

               "Schuylkill Make Whole Obligations" shall mean the obligations of the Company pursuant to Article 3 of the Schuylkill Purchase Agreement as attached as part of Annex II to the Eighth Amendment.

               "Schuylkill Purchase Agreement" shall have the meaning provided in the recitals to the Eighth Amendment.

               "SEC" shall have the meaning provided in Section 9.01(h).

               "Second Exide European Restructuring" shall have the meaning provided in the recitals to the Tenth Amendment.

               "Secondary Approval" shall mean the approval of CNMV of the Secondary Tender Offer.

               "Secondary Offer to Purchase" shall mean the Offer to Purchase to be issued by the Company in connection Secondary Tender Offer in form and substance satisfactory to the Agents and the Required Banks.

               "Secondary Tender Offer" shall mean a tender offer commenced by the Company pursuant to the Secondary Offer to Purchase.

               "Secondary Tender Offer Blocked Commitment" shall mean an amount equal to the remainder of (x) $239 million minus (y) the aggregate purchase price paid (or, if greater, required to be paid) by the Company for the purchase of Tudor Shares and Tudor Convertible Bonds actually tendered pursuant to the Initial Tender Offer, calculated by taking the Dollar Equivalent thereof at the time the respective payments are made (or, to the extent not yet made, the Dollar Equivalent thereof at the time of determination); provided that the Secondary Tender Offer Blocked Commitment shall be (x) reduced from time to time to the extent that reductions are made to the Total Revolving Loan Commitment after the Initial Tender Offer Date pursuant to Section 3.02(a) which specifically are allocated to reduce the Secondary Tender Offer Blocked Commitment as provided in said Section 3.02(a) and (y) reduced to $0 immediately after such time, if any, as the Total Revolving Loan Commitment is reduced pursuant to Section 3.03(f).

               "Secondary Tender Offer Credit Support" shall have the meaning provided in Section 2.01(a)(vi).

               "Secondary Tender Offer Date" shall mean the date of the consummation of the Secondary Tender Offer.

               "Secondary Tender Offer Documents" shall mean the Secondary Offer to Purchase and related documents filed with the CNMV and/or distributed to the Tudor Shareholders in connection therewith.

               "Secondary Tender Offer Filing Date" shall mean the date upon which the Company makes a filing with CNMV in connection with seeking the Secondary Approval.

               "Secondary Tender Offer Maximum Offered Consideration" shall mean the maximum amount which will be required to be paid by the Company in connection with the consummation of the purchase of the Remaining Tudor Shares and the Remaining Tudor Convertible Bonds pursuant to the Secondary Tender Offer if all such shares and bonds are tendered in accordance with the terms thereof.

               "Secondary Tender Offer Payment" shall mean the amount, if any, paid (or, if greater, required to be paid) by the Company in connection with the consummation of the purchase of the Remaining Tudor Shares and the Remaining Tudor Convertible Bonds pursuant to the Secondary Tender Offer.

               "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

               "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

               "Secured Interest Rate Protection or Other Hedging Agreement" shall mean any Interest Rate Protection or Other Hedging Agreement which is secured pursuant to the Security Documents in accordance with the terms thereof, but shall in any event exclude any such agreement which constitutes Existing Indebtedness prior to the Effective Date and remains outstanding thereafter.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Security Agreement" shall have the meaning provided in Section 5.13.

               "Security Agreement Collateral" shall mean all "Collateral" as defined in each Security Agreement.

               "Security Document" shall mean each Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage, each Tudor Security Document and each Additional Security Document.

               "Seller" shall mean Corporacion Industrial y Financiera de
     Banesto.

               "Seller Convertible Bonds" means the 299,827 Tudor Convertible Bonds owned by the Seller as described in the Purchase Agreement.

               "Seller Tender Date" shall mean the date upon which the Seller delivers certificates representing 14,412,929 Tudor Shares pursuant to the terms of the Initial Tender Offer and the Purchase Agreement.

               "Senior Note Indenture" shall mean the Indenture, dated as of December 17, 1992, between the Company and Bank of Montreal Trust Company, as trustee, pursuant to which the Senior Notes were issued.

               "Senior Notes" shall mean the Company's 10-3/4% Senior Notes due 2002 issued pursuant to the Senior Note Indenture.

               "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of December 17, 1992, between the Company and The Bank of New York, as trustee, pursuant to which the Senior Subordinated Notes were issued.

               "Senior Subordinated Notes" shall mean the Company's 12-1/4% Senior Subordinated Deferred Coupon Debentures due 2004, issued pursuant to the Senior Subordinated Note Indenture.

               "Seventh Amendment" shall mean the Seventh Amendment to this Agreement, dated as of April 24, 1995.

               "Seventh Amendment Effective Date" shall have the meaning provided in the Seventh Amendment.

               "Shareholder Rights Plan" shall mean the Shareholder Rights Plan of the Company as described in Schedule XXI.

               "Shareholders' Agreements" shall have the meaning provided in
     Section 5.05.

               "SHI" shall have the meaning provided in the recitals to the Eighth Amendment.

               "Sixth Amendment" shall mean the Sixth Amendment to this Agreement, dated as of April 21, 1995.

               "Sixth Amendment Effective Date" shall have the meaning provided in the Sixth Amendment.

               "SLCV" shall have the meaning provided in Section 2.01.

               "SMC" shall have the meaning provided in the recitals to the Eighth Amendment.

               "Sonnenschein" shall mean Accumulatorenfabrik Sonnenschein GmbH, a German corporation registered in Budingen, Germany.

               "Spanish GAAP" shall mean generally accepted accounting principles in the Kingdom of Spain consistently applied throughout the periods involved (except to the extent a change is mandated pursuant to said generally accepted accounted principles, is concurred in by the Tudor's independent public accountants and is disclosed in writing with the respective financial statements where the change is first made).

               "Specified Competition Counsel" shall mean, collectively, (i) with respect to France, Gide Loyrette Nouel, (ii) with respect to Spain, J&H Garrigues, (iii) with respect to the United Kingdom, Lovell White Durrant, and (iv) with respect to Belgium, De Bandt, Van Hecke & Lagae.

               "Specified Competition Counsel Opinions" shall mean, collectively, (i) the Memorandum, dated February 16, 1995, from Gide Loyrette Nouel addressed to Carter Emerson of Kirkland & Ellis; (ii) the Memorandum, dated February 20, 1995, from Lovell White Durrant addressed to Carter Emerson of Kirkland Ellis; (iii) the Memorandum, dated February 17, 1995, from J&H Garrigues addressed to Carter Emerson of Kirkland & Ellis; and (iv) the Memorandum, dated February 16, 1995, from De Bandt, Van Hecke & Lagae addressed to Carter Emerson of Kirkland & Ellis.

               "Specified Jurisdiction" shall mean each of France, Spain, the United Kingdom and Belgium.

               "Standby Letter of Credit" shall have the meaning provided in
     Section 2.01(a)(i).

               "Start Date" shall have the meaning provided in the definition of Applicable Commitment Commission Percentage.

               "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided, that the "Stated Amount" of each Letter of Credit
              --------
     denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met). Notwithstanding anything to the contrary contained above, for purposes of making calculations pursuant to this Agreement, the Stated Amount of (x) the Initial Tender Offer Credit Support at any time after the occurrence of the Initial Tender Offer Date shall be calculated from time to time by the Administrative Agent in good faith based upon what it believes is the maximum amount which could be drawn thereunder (based upon the aggregate purchase price required to be paid for the Tudor Shares and Tudor Convertible Bonds actually tendered pursuant to the Initial Tender Offer), provided that such calculation shall not alter the liabilities of the Banks to participate in the Initial Tender Offer Credit Support as provided in
     Section 2 and (y) the Secondary Tender Offer Credit Support at any time after the occurrence of the Secondary Tender Offer Date shall be calculated from time to time by the Administrative Agent in good faith based upon what it believes is the maximum amount which could be drawn thereunder (based upon the aggregate purchase price required to be paid for the Remaining Tudor Shares and Remaining Tudor Convertible Bonds actually tendered pursuant to the Secondary Tender Offer), provided that such calculation shall not alter the liabilities of the Banks to participate in the Secondary Tender Offer Credit Support as provided in Section 2.

               "Subject Shares" shall mean 5,175,000 shares of common stock of the Company issued pursuant to the Subject Shares Issuance.

               "Subject Shares Issuance" shall mean the public issuance of the Subject Shares pursuant to a form S-1 Registration Statement, dated November 23, 1994, with the Subject Shares Issuance to include the related exercise of the underwriters' over-allotment option.

               "Subrogation Rights Agreement" shall have the meaning provided in
     Section 5.21.

               "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding anything to the contrary contained above, for purposes of Section 8 of this Agreement, Tudor and its Subsidiaries shall at all times be included as Subsidiaries of the Company, regardless of whether the Initial Tender Offer shall have been consummated, until such time, if any, as the Initial Tender Offer is withdrawn, cancelled or declared void without the purchase of Tudor Shares thereunder and the reduction to the Total Revolving Loan Commitment contemplated by
     Section 3.03(i) is effected.

               "Subsidiary Guarantor" shall mean each Subsidiary of the Company which is, or becomes, party to a Guaranty.

               "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

               "Swingline Bank" shall mean BTCo.

               "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

               "Swingline Loans" shall have the meaning provide in Section 1.01(d).

               "Swingline Note" shall have the meaning provided in Section 1.05(a).

               "Syndication Termination Date" shall mean the earlier of (x) the 90th day after the Initial Borrowing Date or (y) that date upon which the Agents determine in their sole discretion (and notify the Company) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 14.04) has been completed.

               "Taxes" shall have the meaning provided in Section 4.04(a).

               "Tax Sharing Agreements" shall have the meaning provided in
     Section 5.05.

               "Tender Offer" shall mean the Initial Tender Offer and the Secondary Tender Offer.

               "Tender Offer Documents" shall mean collectively, the Initial Tender Offer Documents and, after the entering into or dissemination thereof, the Secondary Tender Offer Documents.

               "Tenth Amendment" shall mean the Tenth Amendment, Consent and Agreement, dated as of March 28, 1996, to this Agreement.

               "Tenth Amendment Effective Date" shall have the meaning provided in Section III (4) of the Ninth Amendment.

               "Term Loan" shall mean any Tranche A Term Loan, Tranche B Term Loan or Tranche C Term Loan.

               "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, and Tranche C Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Tranche C Term Loan Commitment as then in effect.

               "Test Date" shall have a meaning provided in the definition of Applicable Commitment Commission Percentage.

               "Test Period" shall mean the period of four consecutive fiscal quarters (taken as one accounting period) ended on the respective Test Date.

               "Third Amendment Effective Date" shall have the meaning provided in the Third Amendment to this Agreement, dated as of February 3, 1995.

               "TL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Tranche A Term Loan Commitment of such Bank at such time and the denominator of which is the Total Tranche A Term Loan Commitment at such time, provided that if the
                                                            --------
     T L Percentage of any Bank is to be determined after the Total Tranche A Term Loan Commitment has been terminated, then the TL Percentages of the Banks shall be determined immediately prior (without giving effect) to such termination.

               "Total Available Revolving Loan Commitment" shall mean at any time, the Total Revolving Loan Commitment less the Blocked Commitment, if any, at such time.

               "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

               "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

               "Total Term Loan Commitment" shall mean at any time the sum of the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, and the Total Tranche C Term Loan Commitment.

               "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

               "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

               "Total Tranche C Term Loan Commitment" shall mean, at any time, the sum of the Tranche C Term Loan Commitments of each of the Banks.

               "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of the Revolving Letter of Credit Outstandings.

               "Trade Letter of Credit" shall have the meaning provided in
     Section 2.01(a).

               "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e., Tranche A Term Loans, Tranche B Term Loans, Tranche C Term
               ----
     Loans, Revolving Loans and Swingline Loans.

               "Tranche A Allocated Amount" at any time shall mean (i) an amount equal to the Total Tranche A Term Loan Commitment on the Initial Borrowing Date after giving effect to the incurrence of any Tranche A Term Loans on such date (and the resultant reductions to the Total Tranche A Term Loan Commitment pursuant to Section 3.02(b) on or prior to such date), less (ii) the aggregate amount of Drawings (taking the Dollar Equivalent thereof on the dates of the respective Drawings are made) funded by the Tranche A Participants with respect to the Initial Tender Offer Credit Support after the

     Initial Borrowing Date and, without duplication (i.e., excluding Tranche A
                                                      ----
     Loans the proceeds of which are used to fund Drawings described above in this clause (ii)), the aggregate principal amount of any Tranche A Term Loans made by the Tranche A Participants after the Initial Borrowing Date.

               "Tranche A Allocated Portion" of the Initial Tender Offer Credit Support at any time shall mean the lesser of (i) the Stated Amount of such Letter of Credit or (ii) the Tranche A Allocated Amount as then in effect.

               "Tranche A Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

               "Tranche A Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the Tranche A Allocated Portion of the Stated Amount of the Initial Tender Offer Credit Support and (ii) the amount of all Unpaid Drawings under the Initial Tender Offer Credit Support which are participated in by the Tranche Participants pursuant to Section 2.04.

               "Tranche A Participant" shall have the meaning provided in
     Section 2.04(a).

               "Tranche A Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

               "Tranche A Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

               "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

               "Tranche A Term Loan Borrowing Date" shall have the meaning provided in Section 1.01(a).

               "Tranche A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A Term Loan Commitment", as the same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 14.04.

               "Tranche A Term Loan Maturity Date" shall mean September 30,
     1999.

               "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

               "Tranche B Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

               "Tranche B Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

               "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

               "Tranche B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche B Term Loan Commitment", as the same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 14.04(b).

               "Tranche B Term Loan Maturity Date" shall mean September 30,
     2001.

               "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

               "Tranche C Bank" shall mean each Bank with a Tranche C Term Loan Commitment or an outstanding Tranche C Term Loan.

               "Tranche C Commitment Commission" shall have the meaning provided in Section 3.01(f).

               "Tranche C Expiration Date" shall mean September 30, 1995.

               "Tranche C Scheduled Repayment" shall have the meaning provided in Section 4.02(n).

               "Tranche C Scheduled Repayment Date" shall have the meaning provided in Section 4.02(n).

               "Tranche C Syndication Termination Date" shall mean the earlier of (x) the 90th day after the Tranche C Term Loan Borrowing Date or (y) that date upon which the Agents determine in their sole discretion (and notify the Company) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 14.04) relating to Tranche C Term Loan Commitments has been completed.

               "Tranche C Term Loan" shall have the meaning provided in Section 1.01(f).

               "Tranche C Term Loan Borrowing Date" shall mean the date on which the Borrowing of Tranche C Term Loans occurs.

               "Tranche C Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche C Term Loan Commitment", as the same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 14.04.

               "Tranche C Term Loan Maturity Date" shall mean June 30, 2002.

               "Tranche C Term Note" shall have the meaning provided in Section 1.05(a).

               "Transaction" shall mean, collectively, the consummation of the Initial Acquisition, the Initial Tender Offer, the Treasury Stock Repurchase, the Refinancing, the providing of the Letters of Credit, and the payment of all fees and expenses in connection therewith.

               "Treasury Stock Letter of Credit" shall have the meaning provide in Section 2.01(a)(iii).

               "Treasury Stock Repurchase" shall mean the purchase by Tudor of the Option Shares from the Seller in accordance with Clause Three of the Purchase Agreement at a price equal to 1,145 Pesetas per Tudor Share plus, in the case of any such Tudor Shares to be purchased pursuant to the Seller's put option as described in said Clause Three, accrued interest thereon at the rate of 9% per annum from the date of the consummation of the Initial Tender Offer to the date such Option Shares are sold or purchased in accordance with the terms of the Purchase Agreement.

               "Tudor" shall mean Sociedad Espanola Del Acumulador Tudor, S.A., a Company incorporated under the laws of the Kingdom of Spain.

               "Tudor Convertible Bondholders" shall mean each Person that legally and beneficially owns Tudor Convertible Bonds from time to time.

               "Tudor Convertible Bond Letter of Credit" shall have the meaning provided in Section 2.01(a)(iv).

               "Tudor Convertible Bonds" shall mean the convertible bonds of Tudor as described in the Purchase Agreement.

               "Tudor Guaranty" shall have the meaning provided in Section 9.21

               "Tudor Refinancing" shall have the meaning provided in the recitals to the Eighth Amendment.

               "Tudor Refinancing Facility Agreement" shall have the meaning provided in the recitals to the Eighth Amendment.

               "Tudor Security Documents" shall have the meaning provided in
     Section 9.11(b).

               "Tudor Shareholders" shall mean each Person that legally and beneficially owns Tudor Shares as such Persons are identified on Tudor's share registry from time to time.

               "Tudor Shares" shall man the shares of capital stock, 500 Pesetas par value per share, of Tudor.

               "Tudor Shares Pledge Agreement" shall have the meaning provided in Section 10.17.

               "Tudor Percentage" shall mean, at any time, that percentage as is equal to the aggregate percentage of outstanding common stock of Tudor owned by the Company and its Subsidiaries (excluding Tudor and its Subsidiaries).

               "2005 Escrow Account" shall have the meaning provided in Section 10.05(xvi).

               "2005 Escrow Agreement" shall have the meaning provided in
     Section 10.05(xvi).

               "2005 Senior Unsecured Exchange Notes" shall mean the notes of the Company which notes shall not contain any provision for the increase in the rate of interest as otherwise provided for in the 2005 Senior Unsecured Notes and shall not limit the transferability of such notes, but shall otherwise be substantially identical to the 2005 Senior Unsecured Notes theretofore issued, and which notes shall be issued pursuant to the 2005 Senior Unsecured Note Indenture.

               "2005 Senior Unsecured Note Documents" shall mean all documents or agreements related to the consummation of the 2005 Senior Unsecured Notes Issuance, including, without limitation, the 2005 Senior Unsecured
     Note Indenture, the Preliminary Offering Memorandum, the 2005 Escrow Agreement and all other documents and agreements entered into in connection therewith.

               "2005 Senior Unsecured Note Exchange" shall mean the exchange of the 2005 Senior Unsecured Exchange Notes for the 2005 Senior Unsecured Notes.

               "2005 Senior Unsecured Note Exchange Documents" shall mean all docu ments or agreements relating to the consummation of the 2005 Senior Unsecured Note Exchange and all other documents and agreements entered into in connection therewith, each of which 2005 Senior Unsecured Note Exchange Documents shall be in form and substance satisfactory to the Agents and the Required Banks.

               "2005 Senior Unsecured Note Indenture" shall mean the Indenture to be entered into by the Company, pursuant to which the 2005 Senior Unsecured Notes (including any 2005 Senior Unsecured Exchange Notes) are to be issued, in form and substance satisfactory to the Agents and the Required Banks.

               "2005 Senior Unsecured Notes" shall mean the Company's Senior Unsecured Notes due 2005 issued pursuant to the 2005 Senior Unsecured Note Indenture and, from and after the consummation of the 2005 Senior Unsecured Note Exchange, all references to the 2005 Senior Unsecured Notes shall be deemed to include any 2005 Senior Unsecured Exchange Notes issued in exchange for 2005 Senior Unsecured Notes then outstanding.

               "2005 Senior Unsecured Notes Issuance" shall mean the issuance of the 2005 Senior Unsecured Notes pursuant to the terms contained in Preliminary Offering Memorandum, dated April 10, 1995.

               "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                         ----
     Eurodollar Loan.

               "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

               "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

               "United States" and "U.S." shall each mean the United States of America.

               "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

               "Unrestricted Collateral" shall mean all Collateral which is not Restricted Collateral.

               "Unrestricted Collateral Secured Portion" shall have the meaning provided in Section 14.17(b).

               "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted RL Percentage of the Revolving Letter of Credit Outstandings at such time.

               "US GAAP" shall mean generally accepted accounting principles in the United States consistently applied throughout the periods involved (except to the extent a change is mandated pursuant to said generally accepted accounted principles, is concurred in by the Company's independent public accountants and is disclosed in writing with the respective financial statements where the change is first made).

               "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Notwithstanding anything to the contrary contained above, for purposes of this Agreement (i) Tudor shall be deemed to be a Wholly-Owned Subsidiary of the Company so long as Tudor is a Subsidiary of the Company and the Company directly or indirectly owns at least 89% of the fully-diluted equity interests therein and (ii) CEAc shall be deemed to be a Wholly-Owned Subsidiary of the Company so long as it is a Subsidiary of the Company and the Company directly or indirectly owns at least 99.7% of the fully-diluted equity interests therein.

               SECTION 13.  The Agents.
                            ----------

               13.01  Appointment.  The Banks hereby designate each of BTCo, BA
                      -----------
     and BMO as Agents (for purposes of this Section 13, the term "Agent" shall include BTCo in its capacity as Administrative Agent under this Agreement and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

               13.02  Nature of Duties.  The Agents shall not have any duties or
                      ----------------
     responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agents nor any of their respective officers, directors, agents, em ployees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

               13.03  Lack of Reliance on the Agent.  Independently and without
                      -----------------------------
     reliance upon the Agents, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) their own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans and the issuance and assumptions of Letters of Credit and the taking or not taking of any action in connection herewith and (ii) their own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance and assumption of the Letters of Credit or at any time or times thereafter. The Agents shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any docu ment, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

               13.04  Certain Rights of the Agents.  If the Agents shall request
                      ----------------------------
     instructions from the Required Banks with respect to any act or action (including failure to act) in con nection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Banks; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agents as a result of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

               13.05  Reliance.  Each Agent shall be entitled to rely, and shall
                      --------
     be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agents.

               13.06  Indemnification.  To the extent the Agents are not
                      ---------------
     reimbursed and indemnified by the Company, the Banks will reimburse and indemnify each Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided
                                                                    --------
     that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents' gross negligence or willful misconduct.

               13.07  The Agents in their Individual Capacities.  With respect
                      -----------------------------------------
     to their obligations to make Loans under this Agreement and to issue, assume or participate in Letters of Credit, each of the Agents shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though they were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Company or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

               13.08  Holders.  Each Agent may deem and treat the payee of any
                      -------
     Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

               13.09  Resignation by the Agents.  (a)  Each of the Agents may
                      -------------------------
     resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Each such resignation shall take effect upon the expiration of such 15-day period, provided that the resignation of the Administrative Agent shall take effect
     --------
     upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of the Administrative Agent, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company (it being understood and agreed that any Bank is deemed to be acceptable to the Company); provided that if there is one or more other Agents at the time of the Administrative Agent's resignation, then if any such Agent consents to act as Administrative Agent, such Agent shall become the Administrative Agent (although, if there is more than one such other Agent at the time of the Administrative Agent's resignation, such Agents must agree upon the successor Administrative Agent or, in the absence of such Agreement, the Banks shall appoint the successor Administrative Agent as otherwise provided herein).

               (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

               (d) It is understood and agreed that no Person shall be required to serve as a successor Administrative Agent without the consent of such Person.

               (e) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

               SECTION 14.  Miscellaneous.
                            -------------

               14.01  Payment of Expenses, etc.  The Company shall:  (i) whether
                      -------------------------
     or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses including, without limitation, any notarial and registration fees, of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case, Uria & Menendez, and of local and foreign counsel to the Agents, and allocated costs of in-house counsel for BA) in connection with the preparation, execution, delivery, registration and, in the case of any Security Document filed with a private and/or public authority in the Kingdom of Spain, filing and performance of this Agreement and the other Credit Documents and the documents, instruments and transactions referred to herein and therein and any translation, amendment, supplement, extension, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise, transfer and other similar taxes with respect to the foregoing matters and hold each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agents and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries or Tudor or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any loca tion, whether or not owned or operated by the Company or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries, Tudor, any of its Subsidiaries, or any Real Property owned or at any time operated by the Company or any of its Subsidiaries or Tudor or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agents or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

               14.02  Right of Setoff. In addition to any rights now or
                      ---------------
     hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Company or any Guarantor against and on account of the Obligations and liabilities of the Company or such Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               14.03  Notices. Except as otherwise expressly provided herein,
                      -------
     all notices and other communications provided for hereunder shall be in writing(including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: at the Company's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II below; and if to an Agent, at its Notice Office; or, if to any Credit Party or an Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Agents. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agents and the Company shall not be effective until received by such Agent or the Company, as the case may be.

               14.04  Benefit of Agreement. (a) This Agreement shall be binding
                      --------------------
     upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit
                                                   --------  -------
     Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks (or the Required Banks if the respective assignor remains fully obligated for the repayment of any obligations or interests so assigned, whether pursuant to the original documentation or an unconditional guaranty in form and substance satisfactory to the Required Banks) and, provided further, that, although any Bank may transfer, assign
                 ----------------
     or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 14.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank
                                                  ----------------
     shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
     (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans and/or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

               (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments (and related Obligations) and/or its outstanding Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agree ment as a Bank by execution of an Assignment and Assumption Agreement in the form of Exhibit P hereto, provided that, (i) at such time Schedule I shall be deemed modified to
     --------
     reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Company's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section
     1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be),
     (iii) the consent, which will not be unreasonably withheld, of BTCo and each Issuing Bank (unless the respective assignment will not involve a change in the participations in Letters of Credit issued by such Issuing
     Bank) shall be required in connection with any such assignment and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of (I) in the case of an assignment pursuant to sub-clause
     (x) of this clause (b), $1,500 and (II) in the case of an assignment pursuant to sub-clause (y) of this clause (b), $3,500 and, provided
                                                                --------
     further, that such transfer or assignment will not be effective until
     -------
     recorded by the Administrative Agent on the Register pursuant to Section
     14.15 hereof. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 14.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section

     14.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 or 1.11 from those being charged by the respective assigning Bank prior to such assignment, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

               (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

               14.05  No Waiver; Remedies Cumulative. No failure or delay on the
                      ------------------------------
     part of an Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party and the Agents or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agents or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

               14.06  Payments Pro Rata.  (a)  Except as otherwise provided in
                      -----------------
     this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of
                                                              --- ----
     any such payment) pro rata based upon their respective shares, if any, of
                       --- ----
     the Obligations with respect to which such payment was received.

               (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the prin cipal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any
                           --------
     portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

               14.07  Calculations; Computations.  (a)  The financial statements
                      --------------------------
     to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided
                                                                        --------
     that, except as otherwise specifically provided herein, (w) all computations of Company Excess Cash Flow and all computations determining compliance with Sections 10.08(a), 10.09, 10.10(a), and 10.11(a) inclusive, shall use accounting principles and policies in conformity with those used to prepare the historical financial statements of the Company delivered to the Banks pursuant to Section 8.05(a)(i), (x) all computations of Tudor Excess Cash Flow and all computations determining compliance with Section 10.08(b) shall utilize accounting prin ciples and policies in conformity with those used to prepare the historical financial state ments of Tudor delivered to the Banks pursuant to Section 8.05(a)(ii), (y) all computations of CEAc Excess Cash Flow and all computations determining compliance with Section 10.08(c) shall utilize accounting principals and policies in conformity with those used to prepare the historical financial statements of CEAc delivered to the Banks pursuant to Section 8.05(e)(i) and (z) all computations determining compliance with Sections 10.10(b) and 10.11(b) shall utilize accounting principles and policies in conformity with those used to prepare the pro forma historical financial statements
                                    --- -----
     delivered to the Banks pursuant to Section 8.05(e)(ii). For purposes of determining compliance with Sections 10.10(b) and 10.11(b), (x) Tudor shall be treated as a Wholly-Owned Subsidiary of the Company so long as the Company owns at least 89% of the fully diluted equity interests therein, regardless of whether or not 100% of the shares thereof are acquired pursuant to the Initial Tender Offer and (y) CEAc shall be treated as a Wholly-Owned Subsidiary of the Company, so long as the Company directly or indirectly owns at least 99.7% of the fully diluted equity interests therein. From and after the Exide European Restructuring Date, all calculations of financial covenants and financial terms pursuant to this Agreement shall give pro forma effect to the transfer of Euro Exide (and any direct Indebtedness of Euro Exide) which is transferred to CEAc Acquisition Corp.; provided, that pro forma effect shall not be given to
                        --------
     any reductions of Indebtedness of the Company and its other Subsidiaries (including without limitation pursuant to this Agreement) as a result of the consummation of the Exide European Refinancing.

               (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days (or, in the case of interest on Base Rate Loans, 365-days) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

               14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
                      --------------------------------------------------------
     OF JURY TRIAL.  (A)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE
     -------------
     RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIG NATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

               (B) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
     (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

               14.09  Counterparts. This Agreement may be executed in any number
                      ------------
     of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Agents.

               14.10  Effectiveness.  This Agreement shall become effective on
                      -------------
     the date (the "Effective Date") on which the Company and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

               14.11  Headings Descriptive. The headings of the several sections
                      --------------------
     and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               14.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor
                      -------------------------
     any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver,
                                     --------
     discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly modified), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this
     Section 14.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement (except to the extent any such rights and obligations are assigned to a Subsidiary of the Company if, in each such case, the Company remains unconditionally obligated for the repayment of all amounts so assigned pursuant to a guaranty or other documentation acceptable in form and substance to the Required Banks); provided further, that no such
                                           ----------------
     change, waiver, discharge or termination shall (t) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (u) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (v) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to Swingline Loans, (w) without the consent of the Agents, amend, modify or waive any provision of Section 13 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent,
     (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent,
     (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to
     Section 4.01 or 4.02 (excluding Sections 4.02(b) and (c)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (z) without the consent of the Supermajority Banks of the respective Tranche, amend, modify or waive any Scheduled Commitment Reduction, any Tranche A Scheduled Repayment or Tranche B Scheduled Repayment.

               (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
     Section 14.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as each Letter of Credit Issuer affected by the actions described in this clause (b) (i.e., which has issued Letters of Credit which are participated in by one or more Banks being replaced) consents thereto and so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Company if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section
     1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments (if such Bank's consent is required as a result of its Commitments) and/or repay each Tranche of outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(v), provided that, unless the
     --------
     Commitments are terminated, and Loans repaid, pursuant to pre ceding clause
     (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Company shall not have the
              ----------------
     right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 14.12(a).

               14.13  Survival.  All indemnities set forth herein including,
                      --------
     without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06
     shall, subject to Section 14.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

               14.14  Domicile of Loans.  Each Bank may transfer and carry its
                      -----------------
     Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

               14.15  Register. The Company hereby designates the Administrative
                      --------
     Agent to serve as the Company's agent, solely for purposes of this Section 14.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments and the Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.15.

               14.16  Confidentiality.  (a)  Subject to the provisions of clause
                      ---------------
     (b) of this Section 14.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section
     14.16 to the same extent as such Bank) any information with respect to the Company or any of its Subsidiaries or Tudor or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such
                                 --------
     information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regula tory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent, the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee or participant agrees with such
     --------
     Bank to be bound by the provisions of this Section 14.16.

               (b) The Company hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries or Tudor or any of its Subsidiaries (including, without limitation, any non public customer information regarding the creditworthiness of the Company and its Subsidiaries or Tudor and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 14.16 to the same extent as such Bank).

               14.17  Entitlement of Obligations to Restricted and Unrestricted
                      ---------------------------------------------------------
     Collateral.  (a)  The parties hereto hereby agree that all Obligations
     ----------
     hereunder (and as defined in the respective Security Documents), including, without limitation, the Restricted Collateral Secured Portion of Loans as described below, are secured by all Unrestricted Collateral in accordance with the terms of the respective Security Documents.

               (b) The parties hereto hereby agree that, for purposes of this Agreement and the Security Documents, the principal amount of Loans hereunder at any time secured by Restricted Collateral shall be limited in aggregate amount to the Restricted Collateral Amount as from time to time in effect, provided that such limitations shall cease to apply at such time, if any, as no Senior Notes remain outstanding. The principal portion of

     Loans from time to time secured by the Restricted Collateral is herein called the "Restricted Collateral Secured Portion" thereof, which Restricted Collateral Secured Portion shall be allocated ratably amongst the Revolving Loans and the Term Loans from time to time outstanding based upon the relative aggregate outstanding principal amounts thereof. The parties hereto hereby agree that all repayments of Loans shall first be allocated to the portion of outstanding Loans in excess of the Restricted Collateral Secured Portion (such excess in any time outstanding being herein called the "Unrestricted Collateral Secured Portion") and that only upon the application of proceeds of Restricted Collateral realized pursuant to the Security Documents shall the Restricted Collateral Secured Portion of the Loans be reduced (based upon the receipt of payments by the respective Banks and the resultant reduction to the Restricted Collateral Amount in accordance with the definition thereof contained herein). It is further understood and agreed by the parties hereto that all interest from time to time outstanding and relating to the Restricted Collateral Secured Portion of the Loans shall also be secured by the Restricted Collateral.

               (c) All Letter of Credit Outstandings from time to time (excluding Letter of Credit Outstandings relating to the Initial Tender Offer Credit Support and the Secondary Tender Offer Credit Support), and any guarantees thereof, shall also be entitled to the benefits of the security interests created pursuant to the Security Documents in both the Restricted Collateral and the Unrestricted Collateral.

               (d) Each Bank understands that the aggregate principal amount of its Loans secured from time to time by the Restricted Collateral shall be limited in principal amount to its pro rata portion (based upon the
                                        --- ----
     relative outstanding principal amount of Loans) of the Restricted Collateral Amount as from time to time in effect, and each Bank agrees to treat its Loans from time to time outstanding as two separate extensions of credit, (i) one secured by all Collateral (including Restricted Collateral) in an amount equal to its pro rata share of the Restricted Collateral
                               --- ----
     Amount from time to time in effect and (ii) the remainder being secured solely by Unrestricted Collateral.

               14.18  Obligation to Make Payments in Dollars.  The obligation of
                      --------------------------------------
     the Company to make payment in Dollars of the principal of and interest on the Notes and any Unpaid Drawings, and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Agent as provided in this Agreement shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any Unpaid Drawings, and all other amounts due hereunder or under any other Credit Document. The obligation of the Company to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any

     Unpaid Drawings, and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

               14.19  Post-Closing Actions.  Notwithstanding anything to the
                      --------------------
     contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

               (a)  Title Insurance and Surveys. The Company will as promptly as
                    ---------------------------
     practicable (and in any event no later than thirty (30) days after the Effective Date) deliver or cause to be delivered to the Collateral Agent:

               (i)  Mortgage Policies on the Mortgaged Properties as required by
     Section 5.14(ii); and

               (ii) a survey of each Mortgaged Property as required by Section 5.14(iii).

               (b)  Landlord-Mortgagee Agreements. With respect to the leasehold
                    -----------------------------
     properties listed and designated as such on Schedule III, the Company shall, within 20 days after the Effective Date, submit to each landlord under the relevant lease, a landlord-mortgagee agreement in form and substance reasonably satisfactory to the Agents and the Collateral Agent, which agreement shall grant to the Collateral Agent certain rights, including, but not limited to, the right to enter upon the premises demised under the relevant lease at any time to inspect or remove personal property in which the Collateral Agent has been granted a security interest. The Company agrees to use reasonable efforts to obtain such agreements from said landlords.

               (c)  Salina, Kansas Property.  At the time the fee title to the
                    -----------------------
     leased property referred to on Schedule III attached hereto as Salina, Kansas has been reconveyed to the Company or a Subsidiary of the Company, the Company shall, or shall cause the respective Subsidiary to, take the actions required pursuant to Section 5.14 with respect to such Property.

               (d)  Delivery of Leases; Leasehold Mortgages. Within seven (7)
                    ---------------------------------------
     days after the Effective Date, the Company shall deliver to the Collateral Agent copies of leases for the properties listed on Schedule III and designated as post-closing leases (the "Addi tional Leasehold Properties"). Upon the completion of the review of the leases for the Additional Leasehold Properties, the Collateral Agent may, to the extent permitted by such leases, require the lessee thereunder to take the actions required pursuant to Section 5.14 with respect to such Additional Leasehold Properties.

               (e)  Initial Tender Offer Filing Date.  At the request of the
                    --------------------------------
     Company, the Initial Tender Offer Filing Date may occur one Business Day after the Initial Borrowing Date.

               (f)  English Language Schedules. Within thirty (30) days after
                    --------------------------
     the Effective Date, the Company shall deliver to each Bank a true and correct English translation, certified as a true and correct translation by an appropriate officer of the Company, of the Schedules hereto that appear in Spanish.

               (g)  Security Document Filings.  UCC financing statements and
                    -------------------------
     termination statements, assignments of security interests in intellectual property and Mortgages delivered by the relevant Credit Party on the Initial Borrowing Date shall be filed in the appropriate governmental office within 3 Business Days after the Initial Borrowing Date.

               All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing; provided, that all
                                               --------
     representations and warranties relating to the Security Documents shall be required to be true immediately after the relevant Security Document is delivered pursuant to this Section 14.19. The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Company to each of the Banks that the actions required pursuant to this Section 14.19 will be taken within the relevant time periods referred to in this Section 14.19 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 14.19.

               14.20 Agreement by Signatories to Fourth Amendment for Benefit of
                     -----------------------------------------------------------
     Tranche C Banks. Each Bank which executes and delivers a copy of the Fourth
     ---------------
     Amendment, by its execution and delivery thereof, agrees (which agreement shall be binding only on such Bank and its successors), for the benefit of each Tranche C Bank, that it will not agree to any change, waiver, modification or amendment of Section 4.02(n) (as added pursuant to the Fourth Amendment) unless the respective change, waiver, modification or amendment receives the consent of those Tranche C Banks which would constitute the Required Tranche C Banks if the percentage "50%" appearing in the definition thereof instead read "66-2/3%".


                            *          *          *